Free Writing Prospectus dated December 7, 2005
$2,118,037,000
(Approximate)(1)
Mortgage-Backed Certificates, Series 2005-E
Fremont Home Loan Trust 2005-E
Issuer
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Originator and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator
IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF MORTGAGE-BACKED CERTIFICATES
     The mortgage-backed certificates referred to in these materials are being offered when, as and if issued. In particular, you are advised that mortgage-backed certificates, and the pools of mortgage loans backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase certificates that have characteristics that may change, and you are advised that all or a portion of the certificates may not be issued that have the characteristics described in these materials. Our obligation to sell certificates to you is conditioned on the certificates having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the certificates that you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
     The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037 or 1-888-227-2275, requesting to be connected to ext. 2663.
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.
* * *
     The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. In addition, with respect to any jurisdiction where an offer, solicitation or sale of the securities is not permitted, this free writing prospectus will not constitute an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in such jurisdictions.

Free Writing Prospectus dated December 7, 2005
$2,118,037,000
(Approximate)(1)
Mortgage-Backed Certificates, Series 2005-E
Fremont Home Loan Trust 2005-E
Issuer
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Originator and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator
The Issuer will offer the following securities:

Consider carefully the Risk Factors beginning on page 6 in this free writing prospectus and page 8 in the prospectus.
The offered certificates will represent interests in Fremont Home Loan Trust 2005-E and will not represent interests in or obligations of Fremont Investment & Loan, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.
The offered certificates are not obligations of a bank and are not insured by the FDIC.
This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

	Approximate
	Initial Class	Pass-
	Principal	Through
Class	Balance(1)	Rate	Type(3)
1-A-1	$728,502,000	(2)	Sen
2-A-1	332,658,000	(2)	Sen
2-A-2	238,866,000	(2)	Sen
2-A-3	238,639,000	(2)	Sen
2-A-4	112,722,000	(2)	Sen
M1	86,742,000	(2)	Sub
M2	80,154,000	(2)	Sub
M3	53,802,000	(2)	Sub
M4	38,430,000	(2)	Sub
M5	38,430,000	(2)	Sub
M6	34,038,000	(2)	Sub
M7	34,038,000	(2)	Sub
M8	25,254,000	(2)	Sub
M9	27,450,000	(2)	Sub
B1	25,254,000	(2)	Sub
B2-A	5,500,000	(2)	Sub
B2-B	5,000,000	(2)	Sub
B2-C	5,000,000	(2)	Sub
B2-D	7,558,000	(2)	Sub
Fremont Home Loan Trust 2005-E will offer nineteen classes of certificates, referred to as the offered certificates, which are being offered by this free writing prospectus. Each class of offered certificates will receive monthly distributions of interest and principal to the extent described herein. The table above contains a list of the classes of offered certificates, including the initial class principal balance, a description of the pass-through rate and special characteristics of each class.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Credit Suisse First Boston

Barclays Capital Inc.	Deutsche Bank Securities, Inc.	RBS Greenwich Capital	UBS Investment Bank

(1)	Subject to variance of +/- 5%.

(2)	Each class of certificates will have a pass-through rate equal to the lesser of (i) the formula rate applicable to such class and (ii) the applicable net WAC rate, as described in this free writing prospectus.

(3)	“Sen” denotes “Senior” and “Sub” denotes “Subordinate.”

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE PROSPECTUS
     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, dated June 7, 2005, which has been filed with the Securities and Exchange Commission under Registration No. 333-125587, provides general information, some of which may not apply to your series of certificates and which may be obtained for free by visiting EDGAR on the SEC web site at http://www.sec.gov/Archives/edgar/data/1099390/000095012905006011/v09518sv3.htm, and (b) this free writing prospectus, which describes the specific terms of your series of certificates.
     IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS FREE WRITING PROSPECTUS VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS FREE WRITING PROSPECTUS.
     We include cross-references in this free writing prospectus and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.
     Words that appear in boldface type in this free writing prospectus and in the prospectus are either defined in the “Glossary of Terms” beginning on page 95 of this free writing prospectus, or have the meanings given to them on the page indicated in the “Index of Significant Terms” included in the prospectus.
Notice to Residents of the United Kingdom
     The trust described in this free writing prospectus is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.
     The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as “FPO Persons”), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as “PCIS Persons” and together with the FPO Persons, the “Relevant Persons”). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.
     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

Schedule A	Mortgage Loan Pool Statistical Information
Annex I	Yield Maintenance Agreements Schedules
Annex II	Certain U.S. Federal Income Tax Documentation Requirements
(i)

SUMMARY INFORMATION
     The following summary highlights selected information from this free writing prospectus. To understand the terms of the offered certificates, read carefully this entire free writing prospectus and the prospectus.
     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this free writing prospectus and the prospectus.
The Offered Certificates
     The Fremont Home Loan Trust 2005-E will issue the Mortgage-Backed Certificates, Series 2005-E. Nineteen classes of the certificates, the class 1-A-1, the class 2-A-1 certificates, the class 2-A-2 certificates, the class 2-A-3 certificates, the class 2-A-4 certificates (collectively, the senior certificates), the class M1 certificates, the class M2 certificates, the class M3 certificates, the class M4 certificates, the class M5 certificates, the class M6 certificates, the class M7 certificates, the class M8 certificates, the class M9 certificates, the class B1 certificates, the class B2-A, the class B2-B, the class B2-C and the class B2-D certificates (the class B2-A, the class B2-B, the class B2-C and the class B2-D certificates are collectively referred to as the class B2 certificates) are being offered to you by this free writing prospectus.
     The class 1-A-1 certificates generally represent interests in the group 1 mortgage loans.
     The class 2-A-1, class 2-A-2, class 2-A-3 and class 2-A-4 certificates generally represent interests in the group 2 mortgage loans.
     The class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class B1 and class B2 certificates (collectively, the subordinate certificates) represent interests in all of the mortgage loans in the trust fund.
The Other Certificates
     The trust will also issue four other classes of certificates, the class C, class P, class R and class RX certificates that will not be offered under this free writing prospectus.
     The class C certificates initially evidence collectively an interest of approximately 3.55% of the stated principal balance of the mortgage loans in the trust fund, which is the initial overcollateralization required by the pooling and servicing agreement.
     The class P certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of principal or interest. The class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.
     The class R and class RX certificates are not expected to receive any distributions.
     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.
Closing Date
     On or about December 20, 2005.
Cut-off Date
     December 1, 2005.
Distributions
     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in January 2006, to the holders of record on the related record date.
     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last day of the month immediately preceding the related distribution date (or, if such day is not a business day, on the immediately preceding business day).

Payments of Interest
     The pass-through rates for each class of senior and subordinate certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the senior and subordinate certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.
     The interest accrual period for the certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, from and including the closing date) through the day before the related distribution date.
Payments of Principal
     Principal will be paid on the offered certificates on each distribution date as described under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.
Credit Enhancement
     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:
•	an initial overcollateralization amount of 3.55%,

•	the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization,

•	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

•	the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding,
Yield Maintenance Agreements
     The certificates (other than the class C, class P, class R and class RX certificates) will be entitled to the benefits provided by three yield maintenance agreements, one for the benefit of the group 1 senior certificates, one for the benefit of the group 2 senior certificates, and one for the benefit of the subordinate certificates. The counterparty to each of the yield maintenance agreements is Barclays Bank PLC. Barclays Bank PLC is rated “Aa1” by Moody’s, “AA” by S&P and AA+ by Fitch, Inc.
     Under each yield maintenance agreement, the yield maintenance agreement counterparty will be obligated to make monthly payments to the trustee on behalf of the trust when one-month LIBOR (subject to the ceiling rate set forth in the related yield maintenance agreement) exceeds the strike rate set forth in the related yield maintenance agreement. Such payments will be used to cover net WAC rate carryover amounts on the related certificates. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the certificates as a result of the yield maintenance agreements. See “Risk Factors—The Yield Maintenance Agreements are subject to Counterparty Risk” and “Description of the Certificates—Yield Maintenance Agreements” in this free writing prospectus.
The Mortgage Loans
     The mortgage loans to be included in the trust will be fixed- and adjustable-rate sub-prime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the depositor from Fremont Investment & Loan, who will make certain representations and warranties relating to the mortgage loans.
     On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the mortgage loans as of the Cut-off Date was approximately $2,195,993,896, subject to a variance of +/- 5%. Approximately 89.44% of such balance constituted the aggregate principal balance of the adjustable rate mortgage loans and approximately 10.56% of such balance constituted the aggregate principal balance of the fixed rate mortgage loans.
     The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of approximately 358 months as of the Cut-off Date, and have the following approximate characteristics as of the Cut-off Date:
Selected Mortgage Loan Pool Data(1)

	Aggregate		Group 1		Group 2
	Adjustable-Rate	Fixed-Rate	Adjustable-Rate	Fixed-Rate	Adjustable-Rate	Fixed-Rate
Stated Principal Balance:	$1,964,078,728.21	$231,915,167.23	$868,141,931.79	$100,610,520.78	$1,095,936,796.45	$131,304,646.85
Number of Mortgage Loans:	7,592	2,195	4,635	1,088	2,957	1,107
Average Stated Principal Balance:	$258,703.73	$105,656.11	$187,301.39	$92,472.91	$370,624.55	$118,613.05
Weighted Average Gross Coupon:	7.703%	8.498%	7.990%	8.073%	7.474%	8.824%
Weighted Average Net Coupon(2):	7.203%	7.998%	7.490%	7.573%	6.974%	8.324%
Weighted Average Original Credit Score:	618	643	600	629	633	654
Weighted Average Original LTV or CLTV Ratio(3):	79.86%	85.41%	78.14%	78.96%	81.23%	90.36%
Weighted Average Stated Remaining Term (Mo.):	359	350	359	347	359	352
Weighted Average Seasoning (Mo.):	1	1	1	1	1	1
Weighted Average Months to Roll(4):	25	N/A	25	N/A	25	N/A
Weighted Average Gross Margin(4):	5.844%	N/A	6.054%	N/A	5.678%	N/A
Weighted Average Initial Rate Cap(4):	2.002%	N/A	2.004%	N/A	2.001%	N/A
Weighted Average Periodic Rate Cap(4):	1.500%	N/A	1.500%	N/A	1.500%	N/A
Weighted Average Gross Max. Lifetime Rate(4):	13.705%	N/A	13.995%	N/A	13.475%	N/A

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/- 5%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the adjustable-rate mortgage loans in the applicable mortgage loan group.
     For purposes of calculating principal distributions on the senior certificates and for purposes of calculating the allocation of certain interest shortfalls to the offered certificates, in each case as described in detail in this free writing prospectus, the mortgage loans have been divided into two groups, designated as “group 1 mortgage loans” and “group 2 mortgage loans.” The group 1 mortgage loans consist only of those mortgage loans with principal balances that conform to Fannie Mae or Freddie Mac loan limits at origination. The group 2 mortgage loans consist of mortgage loans with principal balances that may or may not conform to Fannie Mae or Freddie Mac loan limits at origination. The characteristics of the mortgage loans in each group are described under “The Mortgage Loan Pool” in this free writing prospectus. The class 1-A-1 certificates generally represent interests in the group 1 mortgage loans. The class 2-A-1, class 2-A-2, class 2-A-3 and class 2-A-4 certificates generally represent interests in the group 2 mortgage loans. The class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class B1 and class B2 certificates represent interests in all of the mortgage loans in the trust fund.
     Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, in each case, subject to initial, periodic and lifetime limitations. See “The Mortgage Loan Pool—The Index” in this free writing prospectus.
     For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this free writing prospectus.
Servicing of the Mortgage Loans
     Fremont Investment & Loan will act as servicer of the mortgage loans. The servicer will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.
Master Servicer and Trust Administrator
     Wells Fargo Bank, N.A., will act as master servicer. Pursuant to the pooling and servicing agreement, the master servicer will supervise and oversee the servicing of the mortgage loans other than defaulted mortgage loans and REO properties.

     Wells Fargo Bank, N.A., will also act as trust administrator. Pursuant to the pooling and servicing agreement, the trust administrator will act as paying agent and certificate registrar, prepare and make available a monthly statement to certificateholders, and will perform certain administrative functions with respect to the certificates and the distribution account.
Trustee
     HSBC Bank USA, National Association, will act as trustee.
Optional Termination of the Trust
     The servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this free writing prospectus, of the mortgage loans as of the last day of the second preceding due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Purchase of the mortgage loans by the servicer would result in the final distribution on the certificates on the related distribution date.
Advances
     The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer, as successor servicer, will be required to make an advance only in cases where the servicer was required to make such advance but failed to do so. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.
ERISA Considerations
     Subject to the conditions described under “ERISA Considerations” in this free writing prospectus, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.
     For more information regarding ERISA considerations and compliance applicable to the offered certificates, see “ERISA Considerations” in this free writing prospectus.
Federal Tax Aspects
     Hunton & Williams LLP will act as tax counsel to Fremont Mortgage Securities Corporation and is of the opinion that:
•	designated portions of the trust (exclusive of the net WAC rate carryover reserve account, the yield maintenance agreements and certain other assets specified in the pooling and servicing agreement) will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

•	the offered certificates will represent (i) regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and (ii) interests in certain net WAC rate carryover amounts. Each interest in net WAC rate carryover amounts will be treated as a notional principal contract for federal income tax purposes.
     For additional information regarding the federal tax aspects of the certificates, see “Federal Income Tax Consequences ” in this free writing prospectus.
Legal Investment Considerations
     None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in certain classes of the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Risk Factors—Your Investment Considerations May Not Be Liquid” in this free writing prospectus and “Legal

Investment Considerations” in this free writing prospectus and in the prospectus.
Ratings
     In order to be issued, the offered certificates must be assigned ratings not lower than the following ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch, Inc.:

Class	S&P	Moody's	Fitch
1-A-1	AAA	Aaa	AAA
2-A-1	AAA	Aaa	AAA
2-A-2	AAA	Aaa	AAA
2-A-3	AAA	Aaa	AAA
2-A-4	AAA	Aaa	AAA
M1	AA+	Aa1	AA+
M2	AA	Aa2	AA
M3	AA	Aa3	AA-
M4	AA-	A1	A+
M5	A+	A2	A
M6	A+	A3	A-
M7	A	Baa1	BBB+
M8	A-	Baa2	BBB+
M9	BBB+	Baa3	BBB
B1	BBB	Ba1	BBB-
B2-A	BBB-	Ba2	BB+
B2-B	BBB-	Ba2	BB+
B2-C	BBB-	Ba2	BB+
B2-D	BBB-	Ba2	BB+
     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

RISK FACTORS
     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.
     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.
     UNLESS OTHERWISE SPECIFIED, ALL PERCENTAGES OF MORTGAGE LOANS IN THIS “RISK FACTORS” SECTION ARE PERCENTAGES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE OF DECEMBER 1, 2005.

Less Stringent Underwriting Guidelines and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates
The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.
The underwriting guidelines used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects. Borrowers on such mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, rates of delinquencies, defaults and foreclosures on the mortgage loans purchased by the trust will be higher, and may be substantially higher, than those experienced by mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.
Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Inclusion of a First and Second Lien on the Same Properties in the Mortgage Pool May Increase Risk of Loss
Approximately 4.12% of the mortgage loans, approximately 1.86% of the group 1 mortgage loans and approximately 5.90% of the group 2 mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage. In the event of a default with respect to the related first mortgage loan, the trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.
In addition, substantially all of the second lien mortgage loans have first liens included in the mortgage pool. The aggregate principal balance of the second lien mortgage loans with related first lien mortgage loans in the mortgage pool represents approximately 46.51% of the aggregate principal balance of the mortgage pool. In these circumstances, the effective combined loan to value ratio may be higher than indicated for the individual loans resulting in an increased exposure to the related mortgage property for the trust fund. See “—Simultaneous Second Lien Risk Decreases Total Equity Investment By Borrowers in Related Mortgaged Property, Increasing Risk of Loss.”

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns
Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans than are being experienced in other regions of the United States generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.
In particular, the following approximate percentages of mortgage loans as of the Cut-off Date were secured by mortgaged properties located in the following states, representing concentrations in excess of 5%:
All Mortgage Loans

California	New York	Florida	Maryland	New Jersey	California
26.72%	11.41%	10.65%	7.98%	6.95%	26.72%
Group 1 Mortgage Loans

California	Florida	Maryland	New York	New Jersey	Illinois	Massachusetts	Georgia
12.84%	12.34%	10.98%	8.21%	7.57%	7.10%	4.49%	4.35%
Group 2 Mortgage Loans

California	New York	Florida	New Jersey	Maryland	Virginia
37.67%	13.94%	9.32%	6.46%	5.62%	4.16%
Because of the relative geographic concentration of the mortgaged properties within these states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.
In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Effect on Yields Caused by Prepayments, Defaults and Losses
Mortgagors may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan generally will result in a prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.
If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.
The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.
The seller may initiate customer retention programs that could involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire. In addition, the seller may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your trust, such borrowers may be included among those receiving such solicitations. Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of and the yield on the certificates.
Approximately 57.77% of the mortgage loans, approximately 54.15% of the group 1 mortgage loans and approximately 60.62% of the group 2 mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.
Fremont Investment & Loan may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.
The servicer may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the second preceding due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the Cut-off Date.
If the rate of default and/or the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this free writing prospectus, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.
The multiple class structure of the certificates causes the yield of certain classes of the certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this free writing prospectus, the yield to maturity on those classes of certificates will be sensitive to the rates of prepayment on the mortgage loans. Subject to the loss and delinquency performance of the mortgage loan pool, the subordinate certificates may continue (unless the aggregate certificate principal balance of the senior certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.
The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.
If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.
Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.
Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within 1 month prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.
The credit enhancement features may be inadequate to provide protection for the offered certificates.
The credit enhancement features described in the summary of this free writing prospectus are intended to enhance the likelihood that holders of the senior certificates, and to a lesser extent, the holders of the subordinate certificates will receive regular payments of interest and principal to the extent described herein. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.
If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain the Required Level of Overcollateralization
The weighted average of the interest rates on the mortgage loans (net of fees and expenses) is expected to be higher than the pass-through rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate.

Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.
In general, the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition:
•	the adjustable-rate mortgage loans have a weighted average months-to-roll of approximately 25 months from the Cut-off Date;

•	the group 1 adjustable-rate mortgage loans have a weighted average months-to-roll of approximately 25 months from the Cut-off Date; and

•	the group 2 adjustable-rate mortgage loans have a weighted average months-to-roll of approximately 25 months from the Cut-off Date.
As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates; provided, however, that the pass-through rates on the offered certificates cannot exceed the weighted average coupon of the related mortgage loans, less fees and expenses.
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.
Investors in the offered certificates, and particularly the subordinate certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Mortgage Rates and Other Factors on the Pass-through Rates of the Offered Certificates
The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for such certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust.
A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:
The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month

LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two, three or five years after the origination of such mortgage loans. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.
The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.
The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.
If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by the offered certificates may also be covered by amounts payable under the related yield maintenance agreement, during the periods in which the related yield maintenance agreement is in effect.
Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates
When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the servicer. The servicer is obligated to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full and thirty days’ interest on the prepaid mortgage loan, but only to the extent of the applicable aggregate monthly servicing fee for the related distribution date. However, prepayments in full that occur from the 1st day of a month through the 15th day of the month will be passed through on the distribution date in that month. Any such prepayment in full will be accompanied by interest on such prepayment for the period from the first of such month to the day of prepayment. Any such prepayment interest excess will be retained by the servicer.

If the servicer fails to make any required interest shortfall payments (subject to the limitations described above) or the shortfall exceeds the monthly servicing fee or prepayment interest excess for the related distribution date, to the extent such shortfalls are not covered by the master servicer, which is obligated to make such payments, but only to the extent of its master servicing compensation for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments or prepayment interest excess will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on your certificates, will result in a reduction of the yield on your certificates.

Additional Risks Associated with the Subordinate Certificates
The weighted average lives of, and the yields to maturity on, the class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class B1 and class B2 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will (except to the extent of subsequent recoveries, as described in this free writing prospectus) permanently reduce the certificate principal balance of the class B2 (on a pro rata basis based on outstanding principal certificate balance), class B1, class M9, class M8, class M7, class M6, class M5, class M4, class M3, class M2 and class M1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. No realized losses will be allocated to reduce the certificate principal balance of any of the senior certificates.
Unless the aggregate certificate principal balances of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until January 2009 or a later date as provided in this free writing prospectus, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.
In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. See "—Effect of Mortgage Rates and Other Factors on the Pass-through Rates of the Offered Certificates.” The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the class C certificates or a class of subordinate certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value
Ratios Increase
Risk of Loss
Mortgage loans with higher original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) may present a greater risk of loss than mortgage loans with original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) of 80% or below. Approximately 32.61% of the mortgage loans, approximately 33.46% of the group 1 mortgage loans and approximately 31.94% of the group 2 mortgage loans (in each case, based on the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date) had original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) greater than 80%, calculated as described under “The Mortgage Loan Pool—General” in this free writing prospectus.
Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Simultaneous Second Lien Risk Decreases Total Equity Investment by Borrowers in Related Mortgaged Property, Increasing Risk of Loss
With respect to approximately 46.51%, 29.87% and 59.65% of the mortgage loans, group 1 mortgage loans and group 2 mortgage loans, respectively (in each case, based on the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date), at the time of origination of such first lien mortgage loan, the originator also originated a second lien mortgage loan. The weighted average original loan-to-value ratio of such mortgage loans is approximately 83.30%, with respect to those mortgage loans, approximately 84.16%, with respect to those group 1 mortgage loans and approximately 82.96%, with respect to those group 2 mortgage loans, and the original weighted average combined loan-to-value ratio of such mortgage loans (including the related simultaneous second lien) is approximately 98.61%, with respect to those mortgage loans, approximately 97.92%, with respect to those group 1 mortgage loans and approximately 98.88%, with respect to those group 2 mortgage loans.
With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

A Decrease in the Value of Mortgaged Property May Increase the Risk of Loss
There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan to equal or exceed the value of that mortgaged property. Among the factors that could adversely affect the value of a mortgaged property are:
•	an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

•	a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

•	natural disasters that are not necessarily covered by insurance, including wildfires, eruptions, earthquakes and floods.
If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses
As of the Cut-off Date, approximately 24.07% of the mortgage loans, approximately 15.70% of the group 1 mortgage loans and approximately 30.68% of the group 2 mortgage loans, respectively, have an initial interest only period of five years. During this period, the payment made by the related mortgagor will be less than it would be if principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.
After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.
Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Mortgage Loans With Balloon Payments May Result in Increased Loss
Approximately 19.40%, 15.61% and 22.39% of the aggregate principal balance of the mortgage loans, the group 1 mortgage loans and the group 2 mortgage loans, respectively are mortgage loans that provide for the payment of any remaining unamortized principal balance in a single payment, or balloon loans. If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans
There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the sub-prime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.
Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.
The mortgage loans are also subject to federal laws, including:
•	the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.
Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.
The originator will represent that each mortgage loan originated or acquired by it is in compliance with applicable federal, state and local laws and regulations. In addition, the originator will also represent that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or classified as a “high cost,” “threshold,” “covered” or “predatory” loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this free writing prospectus.

Some of the Mortgage Loans May Be Subject to an Illinois Statute Governing Interest Rates and Origination Fees
Not more than approximately 5.06%, 7.10% and 3.45% of the mortgage loans, the group 1 mortgage loans and group 2 mortgage loans, respectively, may fall within the scope of certain provisions of an Illinois statute governing interest rates and origination fees. The scope and application of this Illinois law has recently been called into question by an Illinois appellate court decision. To the extent it is determined that any mortgage loan was originated in violation of Illinois law, the originator may be required to repurchase or substitute for the mortgage loan if the violation materially and adversely affects the interest of the certificateholders in that mortgage loan. Any such repurchase may result in a faster return of principal at a time when you might not be able to invest those funds at an interest rate as high as the applicable pass-through rate.

The Yield Maintenance Agreements are Subject to Counterparty Risk
The assets of the trust include the yield maintenance agreements which will require the yield maintenance agreement counterparty to make certain payments for the benefit of the holders of the related offered certificates. To the extent that payments on the certificates depend in part on payments to be received by the trust administrator under the yield maintenance agreements, the ability of the trust administrator to make such payments on the certificates will be subject to the credit risk of the yield maintenance agreement counterparty.

The Originator May Not Be Able to Repurchase Defective Mortgage Loans
The originator will make various representations and warranties related to the mortgage loans. Those representations are summarized in “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.
If the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that the originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

External Events May Increase the Risk of Loss on the Mortgage Loans
California, Florida, Massachusetts and several other states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in certain parts of the United States, particularly certain parts of Massachusetts, Florida and states in the southeast portion of the United States and surrounding areas, may have been damaged by the hurricanes and tropical storms that recently affected those areas. There has been no determination of the number of mortgaged properties securing mortgage loans included in the mortgage pool that have been or may be affected by these storms. Some of the mortgage loans are secured by properties located in Massachusetts or Florida that are designated by the Federal Emergency Management Association (“FEMA”) as eligible for assistance as a result of Hurricane Wilma. Any damage to mortgaged properties as a result of the recent hurricanes or tropical storms may or may not be covered by the related hazard insurance policies. If any mortgaged properties are damaged at the time of closing and such damage adversely affects the related mortgage loans, the seller will have an obligation to repurchase the mortgage loans, which will have the same effect as a prepayment on the mortgage loans. No assurance can be given as to the effect of these storms on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may affected by these storms. The full economic impact of damage sustained during the 2005 hurricane season is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may affect the performance of the mortgage loans. Any adverse impact as a result of these storms may be borne by the holders of the offered certificates, particularly if the originator fails to repurchase any mortgage loan that breaches the representation and warranty relating to damaged mortgaged properties. Any repurchases of such mortgage loans will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.
Hurricanes Katrina, Rita and Wilma may have a negative effect on the nation’s economy, particularly in the states of Louisiana, Mississippi, Alabama, Florida and Massachusetts. Those effects could include a decline in housing prices, thereby reducing the value of the security for each mortgage loan, and ultimately negatively affect the delinquency and recovery rates on the mortgage loans.
The originator will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the 2005 hurricane season. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the originator fails to repurchase any mortgage loan that breaches this representation and warranty.
On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.
The United States continues to be involved in military action in Iraq. Although the military action has wound down, reservists who were activated for duty in Iraq could continue to serve, and new reservists could be called to active duty, to secure Iraq so that reconstruction can take place. To the extent that any member of the military or reservist is a borrower under a mortgage loan, the interest rate limitations and other provisions of the Servicemembers Civil Relief Act, as amended, would apply to the mortgage loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act or the California Military and Veterans Code. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act or the California Military and Veterans Code. None of the parties to this transaction have taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitations. See “Certain Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The Certificates Are Obligations of the Trust Only
The certificates will not represent an interest in or obligation of the originator, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the originator, the depositor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to the originator, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Your Investment May Not Be Liquid
The underwriters intend to make a secondary market in the offered certificates, but they will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.
The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as

amended, commonly referred to as SMMEA. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the those certificates, thereby limiting the market for those certificates. If your investment activities are subject to investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates. See “Legal Investment Considerations” in this free writing prospectus and in the prospectus.

The Lack of Physical Certificates May Cause Delays in Payments and Cause Difficulty in Pledging or Selling the Offered Certificates
The offered certificates will not be issued in physical form. Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them. Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit the accounts of certificateholders either directly or indirectly through indirect participants.

The Ratings on Your Certificates Could Be Reduced or Withdrawn
Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates are likely to be reduced.

Fremont Investment & Loan has Limited Experience Servicing Mortgage Loans
The servicer currently services mortgage loans for third parties primarily on an interim basis. However, the servicer believes that it has adequate facilities and personnel to effectively service the mortgage loans on a permanent basis in accordance with the pooling and servicing agreement. The historical information presented in this free writing prospectus is necessarily limited and the actual experience of the mortgage loans owned by the trust may be materially different from such historical performance information, in particular as it relates to the servicing of mortgage loans on a temporary basis. The distributions on the offered certificates are dependant upon the ability of the servicer to collect on the mortgage loans and accordingly, the failure of the servicer to perform effectively under the pooling and servicing agreement may adversely affect the performance of, or the value of, the offered certificates.

See “The Originator and The Servicer” in this free writing prospectus for additional information.

The Certificates May Not Be Suitable Investments
The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

TRANSACTION OVERVIEW
Parties
     The Depositor. Fremont Mortgage Securities Corporation, a Delaware corporation. The principal executive office of the depositor is located at 2727 East Imperial Highway, Brea, California 92821, and its telephone number is (714) 961-5261.
     The Servicer and Originator. Fremont Investment & Loan, a California state chartered industrial bank (“Fremont”). The principal executive office of Fremont is located at 2727 East Imperial Highway, Brea, California 92821, and its telephone number is (714) 961-5000. See “The Originator and The Servicer” in this free writing prospectus.
     The Master Servicer and Trust Administrator. Wells Fargo Bank, N.A., a national banking association. The trust administrator maintains an office for purposes of certificate transfers and surrenders, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The master servicer maintains its offices, and the trust administrator also maintains an office, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services—Fremont 2005-E, where its telephone number is (410) 884-2000. For a description of the master servicer and trust administrator, see “The Master Servicer” and “The Trust Administrator” in this free writing prospectus.
     The Trustee. HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America. The trustee’s offices for notices under the pooling and servicing agreement are located at 452 Fifth Avenue, New York, New York and its telephone number is (212) 525-1362.
     The Rating Agencies. Each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc. will issue ratings with respect to some or all of the Offered Certificates.
The Transaction
     Fremont Home Loan Trust 2005-E will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of December 1, 2005, by and among the originator, the depositor, the servicer, the master servicer, the trust administrator and the trustee.
THE MORTGAGE LOAN POOL
     The statistical information presented in this free writing prospectus concerning the mortgage loans is based on the pool of mortgage loans as of the Cut-off Date, which is December 1, 2005. With respect to the mortgage loan pool, some principal amortization will occur after the Cut-off Date and prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the Cut-off Date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the Cut-off Date as presented in this free writing prospectus, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the pool of mortgage loans described in this free writing prospectus. Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.
     Unless otherwise noted, all statistical percentages or weighted averages set forth in this section are measured as a percentage of the aggregate Stated Principal Balance of the mortgage loans, or a particular type of the mortgage loans (such as adjustable-rate mortgage loans), as applicable, as of the Cut-off Date, either in the aggregate or in the related loan group.
General
     The trust will primarily consist of 9,787 sub-prime, adjustable- and fixed-rate, first and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate Stated Principal Balance of approximately $2,195,993,896 as of the Cut-off Date. The mortgage loans in the trust were acquired by the depositor from Fremont, who originated or acquired them.
     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus. See “The Originator and The Servicer—Underwriting Guidelines.” In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.
     Approximately $231,915,168 (or approximately 10.56%) of the mortgage loans in the trust are fixed-rate mortgage loans and approximately $1,964,078,728 (or approximately 89.44%) are adjustable-rate mortgage loans, as described in more detail under “—Adjustable-Rate Mortgage Loans” below. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.
     Approximately 95.88% of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties consisting of one- to four-family dwelling units and individual condominium units. The remaining approximately 4.12% of the mortgage loans are secured by second mortgages, deeds of trust or similar security instruments creating second liens on residential properties consisting of one- to four-family dwelling units and individual condominium units.
     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.
     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.
     Approximately 32.61% of the mortgage loans have original loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) in excess of 80%. With respect to each first lien mortgage loan, the “loan-to-value ratio” thereof at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the Fremont underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. However, in the case of a refinanced mortgage loan, such value is based solely upon the appraisal made at the time of origination of such refinanced mortgage loan. With respect to each second lien mortgage loan, the “combined loan-to-value ratio” thereof at any time is the loan-to-value ratio calculated using the aggregate Stated Principal Balance of the second mortgage loan together with the principal balance of the related first lien mortgage loan.
     Approximately, 24.07% of the mortgage loans, 15.70% of the group 1 mortgage loans and approximately 30.68% of the group 2 mortgage loans require the borrowers, under the terms of the related mortgage note, to make monthly payments only of accrued interest for the first 60 months following origination. With respect to these interest only mortgage loans, a rider to the related mortgage provided that principal amortization will begin on the initial interest adjustment date rather than on the 61st month following origination. Fremont intends to service such mortgage loans in accordance with the terms of the related note requiring that only payments of accrued interest is necessary for the first 60 months. At the end of such periods, the monthly payments on each such interest only Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.
     None of the mortgage loans are covered by existing primary mortgage insurance policies.
     The pool of mortgage loans is expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

Mortgage Loans
in the Aggregate
Stated Principal Balance:	$2,195,993,896
Number of Mortgage Loans:	9,787
Average Stated Principal Balance:	$224,379
Weighted Average Gross Coupon:	7.787%
Weighted Average Net Coupon(2):	7.287%
Weighted Average Original Credit Score:	621
Weighted Average Original LTV or CLTV Ratio(3):	80.45%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll(4):	25
Weighted Average Gross Margin(4):	5.844%
Weighted Average Initial Rate Cap(4):	2.002%
Weighted Average Periodic Rate Cap(4):	1.500%
Weighted Average Gross Maximum Lifetime Rate(4):	13.705%

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/- 5%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the adjustable-rate mortgage loans.
     The stated principal balances of the mortgage loans range from approximately $4,936 to approximately $1,000,000. The mortgage loans had an average stated principal balance of approximately $224,379.
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the mortgage loans is approximately 80.45% and approximately 32.61% of the mortgage loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately 0.31% of the mortgage loans are secured by mortgaged properties located in any one zip code area.
     None of the mortgage loans are more than 30 days delinquent.
     None of the mortgage loans failed to make their first payment due on the Cut-off Date.
     None of the mortgage loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately 19.40% of the mortgage loans are balloon loans.
     None of the mortgage loans has a prepayment penalty period in excess of three years.

     The originator will represent with respect to the mortgage loans that:
•	none of the mortgage loans is classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered” or “predatory” loans under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); and

•	in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.
     The original Mortgages have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future will be, registered electronically through the MERS® System. In some other cases, the original Mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the Mortgage were, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see “Prepayment and Yield Considerations—Defaults in Delinquent Payments” in this free writing prospectus.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.
Prepayment Premiums
     Approximately 57.77% of the mortgage loans, approximately 54.15% of the Group 1 Mortgage Loans and approximately 60.62% of the Group 2 Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan, or the penalty period, as described in this free writing prospectus. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P Certificates and will not be available for payment to the Offered Certificates.
     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the servicer’s judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.
Adjustable-Rate Mortgage Loans
     All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on Six-Month LIBOR (as described below under “—The Index”), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). The first adjustment for approximately 86.92% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the Cut-off Date) will occur after an initial period of approximately two years following origination (the “2/28 Adjustable-Rate Mortgage Loans”); in the case of approximately 1.74% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the

Cut-off Date), approximately three years following origination (the “3/27 Adjustable-Rate Mortgage Loans”); and in the case of approximately 0.77% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the Cut-off Date), approximately five years following origination (the “5/25 Adjustable Rate Mortgage Loans”). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8 of the applicable LIBOR index and a fixed percentage amount (the “Gross Margin”). However, for all of the adjustable-rate mortgage loans, the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage of 1.500% as specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "Minimum Rate”). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage as specified in the related mortgage note (the “Initial Cap”). The Initial Cap for all of the adjustable-rate mortgage loans is 2.000% or 3.000%. Except with respect to interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date. With respect to interest-only loans, the monthly payment amount will be adjusted on the fifth anniversary of the initial payment date for such loan to an amount that will fully amortize the outstanding principal balance of the related mortgage loan over its remaining term, in addition to interest at the then current interest rate. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable LIBOR index and the related Gross Margin, rounded as described in this free writing prospectus. See “—The Index” below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.
The Index
     The Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (“Six-Month LIBOR”) and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Group 1 Mortgage Loans
     The Group 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

	Group 1	Group 1	Group 1
	Mortgage Loans	ARM	Fixed-Rate
	in the Aggregate	Mortgage Loans	Mortgage Loans
Stated Principal Balance:	$968,752,453	$868,141,932	$100,610,521
Number of Mortgage Loans:	5,723	4,635	1,088
Average Stated Principal Balance:	$169,274	$187,301	$92,473
Weighted Average Gross Coupon:	7.999%	7.990%	8.073%
Weighted Average Net Coupon(2):	7.499%	7.490%	7.573%
Weighted Average Original Credit Score:	603	600	629
Weighted Average Original LTV or CLTV Ratio(3):	78.22%	78.14%	78.96%
Weighted Average Stated Remaining Term (months):	358	359	347
Weighted Average Seasoning (months):	1	1	1
Weighted Average Months to Roll(4):	25	25	NA
Weighted Average Gross Margin(4):	6.054%	6.054%	NA
Weighted Average Initial Rate Cap(4):	2.004%	2.004%	NA
Weighted Average Periodic Rate Cap(4):	1.500%	1.500%	NA
Weighted Average Gross Maximum Lifetime Rate(4):	13.995%	13.995%	NA

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/- 5%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the group 1 adjustable-rate mortgage loans.
     The stated principal balances of the Group 1 Mortgage Loans range from approximately $4,936 to approximately $624,673. The Group 1 Mortgage Loans had an average stated principal balance of approximately $169,274.
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the Group 1 Mortgage Loans is approximately 78.22% and approximately 33.46% of the Group 1 Mortgage Loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately 0.50% of the Group 1 Mortgage Loans are secured by mortgaged properties located in any one zip code area.
     None of the Group 1 Mortgage Loans are more than 30 days delinquent.
     None of the Group 1 Mortgage Loans shall have failed to make their first payment due on the Cut-off Date.
     None of the Group 1 Mortgage Loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately 15.61% of the Group 1 Mortgage Loans are balloon loans.
     None of the Group 1 Mortgage Loans has a prepayment penalty period in excess of three years.
     See “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the Group 1 Mortgage Loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group 2 Mortgage Loans
     The Group 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

	Group 2	Group 2	Group 2
	Mortgage Loans	ARM	Fixed-Rate
	in the Aggregate	Mortgage Loans	Mortgage Loans
Stated Principal Balance:	$1,227,241,443	$1,095,936,796	$131,304,647
Number of Mortgage Loans:	4,064	2,957	1,107
Average Stated Principal Balance:	$301,979	$370,625	$118,613
Weighted Average Gross Coupon:	7.619%	7.474%	8.824%
Weighted Average Net Coupon(2):	7.119%	6.974%	8.324%
Weighted Average Original Credit Score:	635	633	654
Weighted Average Original LTV or CLTV Ratio(3):	82.21%	81.23%	90.36%
Weighted Average Stated Remaining Term (months):	358	359	352
Weighted Average Seasoning (months):	1	1	1
Weighted Average Months to Roll(4):	25	25	N/A
Weighted Average Gross Margin(4):	5.678%	5.678%	N/A
Weighted Average Initial Rate Cap(4):	2.001%	2.001%	N/A
Weighted Average Periodic Rate Cap(4):	1.500%	1.500%	N/A
Weighted Average Gross Maximum Lifetime Rate(4):	13.475%	13.475%	N/A

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/- 5%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the group 2 adjustable-rate mortgage loans.
     The stated principal balances of the Group 2 Mortgage Loans range from approximately $6,340 to approximately $1,000,000. The Group 2 Mortgage Loans had an average stated principal balance of approximately $301,979.
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the Group 2 Mortgage Loans is approximately 82.21% and approximately 31.94% of the Group 2 Mortgage Loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately 0.49% of the Group 2 Mortgage Loans are secured by mortgaged properties located in any one zip code area.
     None of the Group 2 Mortgage Loans are more than 30 days delinquent.
     None of the Group 2 Mortgage Loans shall have failed to make their first payment due on the Cut-off Date.
     None of the Group 2 Mortgage Loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately 22.39% of the Group 2 Mortgage Loans are balloon loans.
     None of the Group 2 Mortgage Loans has a prepayment penalty in excess of three years.
     See “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the Group 2 Mortgage Loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores
     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by third parties which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.
     The tables on Schedule A set forth certain information as of the Cut-off Date as to the Credit Scores of the related mortgagors, for the mortgage loans in the aggregate and for each mortgage loan group, obtained by the originator in connection with the origination of each mortgage loan.
THE ORIGINATOR AND THE SERVICER
Fremont Investment & Loan
     The information contained in this free writing prospectus with regard to the servicer has been provided by Fremont.
     Fremont is a California state-chartered industrial bank headquartered in Brea, California. Fremont currently operates wholesale residential real estate loan production offices located in Anaheim, California; Concord, California; Downers Grove, Illinois; Westchester County, New York; and Tampa, Florida. Fremont conducts business in 45 states and the District of Columbia and its primary source of originations is through licensed mortgage brokers.
     Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of September 30, 2005, Fremont had approximately $10.81 billion in assets, approximately $9.31 billion in liabilities and approximately $1.50 billion in equity. Fremont’s sub-prime residential originations totaled approximately $6.94 billion, $13.74 billion and $23.91 billion for the years ended 2002, 2003 and 2004, respectively. For the first nine months of 2005, Fremont’s sub-prime residential originations totaled approximately $26.62 billion.
     Fremont has been servicing sub-prime mortgage loans since 1994 through its nationwide servicing operation, currently located in Ontario, California. As of September 30, 2005, Fremont was servicing 117,386 sub-prime home mortgage loans with a total principal balance of approximately $22.158 billion. Approximately $16.067 billion of this balance was comprised of recently originated mortgage loans that were either owned by Fremont and held for sale or had been sold to third parties, and Fremont was providing interim servicing until the servicing was transferred.

     Fremont’s residential sub-prime servicing operations are currently on S&P’s “Select” list and are rated RPS 3 by Fitch. Neither S&P, Moody’s nor Fitch has issued a report regarding the rating of the sub-prime servicing operations of Fremont.
Servicer’s Delinquency and Foreclosure Experience
     The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by Fremont at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date. Fremont’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. In particular, Fremont has only been servicing mortgage loans for third parties for a limited period of time, and most of Fremont’s servicing portfolio, approximately 73%, 74%, 80% and 90% as of September 30, 2005 and as of December 31, 2004, 2003 and 2002, respectively, consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days. Therefore, the historical information presented herein may not be indicative of the performance that you will experience with respect to the mortgage loan pool included in the trust. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fremont. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Fremont’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Fremont Mortgage Loan Servicing Portfolio
(Combined Loans Held for Sale, Interim Serviced, Held for Investment and Securitized)
Delinquencies and Foreclosures

	As of September 30, 2005
		Principal	Percent by
	Number	Balance	Principal
	of Loans	(in thousands)	Balance
Current Loans	114,022	$21,582,209	97.40%
Period of Delinquency
30 to 59 days	1,138	199,996	0.90%
60+ days	492	63,601	0.29%
Total Delinquencies	1,630	263,597	1.19%

Foreclosures/Forebearances	1,177	231,477	1.05%
Bankruptcies	415	60,525	0.27%
Total Foreclosures and Bankruptcies	1,592	292,002	1.32%

Real Estate Owned	142	19,863	0.09%

Total Portfolio	117,386	$22,157,671	100.00%

	As of December 31, 2004			As of December 31, 2003			As of December 31, 2002
			Percent			Percent			Percent
		Principal	by		Principal	by		Principal	by
	Number	Balance (in	Principal	Number	Balance (in	Principal	Number	Balance (in	Principal
	of Loans	thousands)	Balance	of Loans	thousands)	Balance	of Loans	thousands)	Balance
Current Loans	84,383	$14,692,643	98.18%	55,691	$9,380,221	98.91%	26,953	$3,973,672	99.18%

Period of Delinquency
30 to 59 days	595	97,995	0.65%	285	43,951	0.46%	37	3,921	0.10%
60+ days	77	11,262	0.08%	79	11,307	0.12%	10	1,559	0.04%

Total Delinquencies	672	109,257	0.73%	364	55,258	0.58%	47	5,480	0.14%

Foreclosures/ Forebearances	784	125,592	0.84%	229	32,357	0.34%	108	15,072	0.37%
Bankruptcies	205	28,772	0.19%	115	13,502	0.14%	78	8,916	0.22%

Total Foreclosures and
Bankruptcies	989	154,364	1.03%	344	45,859	0.48%	186	23,988	0.59%
Real Estate Owned	48	8,575	0.06%	21	2,642	0.03%	37	3,490	0.09%

Total Portfolio	86,092	$14,964,838	100.00%	56,420	$9,483,980	100.00%	27,223	$4,006,630	100.00%

Fremont Mortgage Loan Servicing Portfolio
(Loans Held to Maturity/Serviced For Others)
Delinquencies and Foreclosures

	As of September 30, 2005
		Principal	Percent by
	Number	Balance	Principal
	of Loans	(in thousands)	Balance
Current Loans	27,774	$5,750,576	94.41%
Period of Delinquency
30 to 59 days	551	100,762	1.65%
60+ days	171	25,738	0.43%
Total Delinquencies	722	126,500	2.08%

Foreclosures/Forebearances	780	150,886	2.14%
Bankruptcies	294	46,300	0.76%
Total Foreclosures and Bankruptcies	1074	197,186	2.90%

Real Estate Owned	113	16,639	0.27%

Total Portfolio	29,683	$6,090,901	100.00%

	As of December 31, 2004			As of December 31, 2003			As of December 31, 2002
			Percent			Percent			Percent
			by			by			by
	Number	Principal	Principal	Number	Principal	Principal	Number	Principal	Principal
	of Loans	Balance	Balance	of Loans	Balance	Balance	of Loans	Balance	Balance
Current Loans	18,746	$3,675,608	95.60%	9,915	$1,844,818	97.75%	2,403	$380,873	96.87%

Period of Delinquency
30 to 59 days	253	45,603	1.19%	104	18,650	0.99%	22	3,582	0.91%
60+ days	36	5,743	0.15%	21	4,476	0.23%	6	520	0.13%

Total Delinquencies	289	51,347	1.34%	125	23,126	1.22%	28	4,102	1.04%

Foreclosures/ Forebearances	490	88,871	2.31%	66	11,753	0.62%	21	4,139	1.05%
Bankruptcies	144	22,967	0.60%	50	6,975	0.37%	33	3,767	0.96%

Total Foreclosures and
Bankruptcies	634	111,838	2.91%	116	18,728	0.99%	54	7,906	2.01%
Real Estate Owned	34	5,977	0.16%	6	668	0.04%	4	311	0.08%

Total Portfolio	19,703	$3,844,769	100.00%	10,162	$1,887,340	100.00%	2,489	$393,192	100.00%

Underwriting Guidelines
     All of the mortgage loans were originated or acquired by Fremont, generally in accordance with the underwriting criteria described in this section. The following is a summary of the underwriting guidelines believed by the depositor to have been applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting guidelines of Fremont.
     Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.
     Mortgage loans are underwritten in accordance with Fremont’s current underwriting programs, referred to as the Scored Programs (“Scored Programs”), subject to various exceptions as described in this section. Fremont’s underwriting guidelines are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores obtained from third party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter’s judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.
     The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower’s Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower’s likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont’s Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.
     Under the Scored Programs, Fremont requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit Scores must be requested from each national credit repository. For the purpose of determining program eligibility,
•	if Credit Scores are available from all three credit repositories, the middle of the three Credit Scores is used,

•	if Credit Scores are available from only two of the repositories, the lower of the two Credit Scores is used, and

•	if a single Credit Score is available, the single Credit Score will be used; however, potential borrowers with a single Credit Score will not qualify for loan amounts in excess of $750,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.
Generally, the minimum applicable Credit Score allowed is 500, however borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.
     All of the mortgage loans were underwritten by Fremont’s underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.
     There are three documentation types, Full Documentation (“Full Documentation”), Easy Documentation (“Easy Documentation”) and Stated Income (“Stated Income”). Fremont’s underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant’s line of work.
     Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont’s underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises.
     Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.
     Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month’s originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont’s senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.
     Balloon Loans. The majority of loans originated by Fremont provide for the full amortization of the principal amount on the final maturity date. Fremont does originate certain mortgage loans that do not provide for full amortization prior to maturity, where the payment of any remaining unamortized principal balance is due in a single or balloon payment at maturity. These balloon loans originated by Fremont provide for amortization of principal based on a 40 year period with a term to maturity of 30 years (“40/30 Loans”).
     Second Lien Mortgage Loans. Fremont currently has two programs for the origination of second lien mortgage loans. The current programs are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien, while the third allows for “stand alone” originations. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with Credit Scores in excess of 550, credit grades of at least “C” and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $5,000 to $25,000. The maximum term on these loans is 10 or 15 years; provided, that a 15 year amortization term is available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $15,000. Loans under this program are available for “owner occupied” or “non-owner occupied” properties.
     The second program is for borrowers with Credit Scores in excess of 580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 are allowed to borrowers under Full Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no Stated Income loan may have a borrower with a Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed under this program.
     Fremont recently discontinued an additional second lien mortgage program that was a stand alone program for borrowers with Credit Scores in excess of 580. This program allowed for loans of 20% loan to value and 100% maximum combined loan to values and was limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program were from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 were allowed to borrowers under Full Documentation loans that had Credit Scores of 620 and greater. The limit on the combined loan balance was $500,000 for Stated Income loans; provided that no Stated Income loan may have been a borrower with a Credit Score of less than 620. The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska were not allowed under this program.
Risk Categories
     Fremont’s underwriting guidelines under the Scored Programs with respect to each rating category generally require:
•	debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 80% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 80%;

•	applicants have a Credit Score of at least 500;

•	that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

•	that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.
     In addition, the various risk categories generally have the following criteria for borrower eligibility:
     “A+.” Under the “A+” category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “A.” Under the “A” category, an applicant must have not more than one 30-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “A-.” Under the “A-” category, an applicant must have not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “B.” Under the “B” category, an applicant must have not more than one 60-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 85% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “C.” Under the “C” category, an applicant must have not more than one 90-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 80% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “C-.” Under the “C-” category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “D.” Under the “D” category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.
THE MASTER SERVICER
     The information set forth in the next paragraph has been provided by the master servicer.
     Wells Fargo Bank, N.A., is a national banking association and maintains an office for master servicing purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045. The master servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.
     Primary servicing of the mortgage loans will be provided by the servicer in accordance with the terms and conditions of the pooling and servicing agreement. The servicer will be responsible for the servicing of the mortgage loans, and the master servicer will supervise and oversee the servicing of the mortgage loans under the pooling and servicing agreement; provided, however, that the master servicer will not be responsible for the verification or approval of Applied Realized Loss Amounts (as defined under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus) as reported by the servicer. However, if the master servicer becomes aware that the servicer is not fulfilling its obligations under the pooling and servicing agreement with respect to these matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the pooling and servicing agreement. Following termination of the servicer and prior to the appointment of a successor servicer, the master servicer will assume the obligation to make P & I Advances and servicing advances. In the event of the occurrence of a Servicer Event of Default under the pooling and servicing agreement, under certain circumstances specified therein, the master servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 90 days for the transfer of actual servicing to such successor servicer).
     The principal compensation to be paid to the master servicer in respect of its obligations under the pooling and servicing agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account.
     The master servicer may sell and assign its rights and delegate its duties and obligations in their entirety under the pooling and servicing agreement to a transferee that meets certain conditions, provided, among other things, that each of the Rating Agencies confirms that its then-current ratings of the Offered Certificates will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation.
     The trust will indemnify the master servicer for certain matters which may reduce amounts otherwise distributable to Certificateholders. See “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator” in this free writing prospectus.
THE TRUSTEE
     The information set forth in the next paragraph has been provided by the trustee.
     HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the pooling and servicing agreement. The trustee’s offices for notices under the pooling and servicing agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.
     In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the pooling and servicing agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed.
     As compensation to the trustee in respect of its obligations under the pooling and servicing agreement, the trustee’s annual fee will be paid by the trust administrator pursuant to a separate agreement between the trustee and the trust administrator, and such compensation will not be an expense of the Trust.
     The trust will indemnify the trustee for certain matters which may reduce amounts otherwise distributable to Certificateholders. See “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator” in this free writing prospectus.
THE TRUST ADMINISTRATOR
     The information set forth in the next paragraph has been provided by the trust administrator.

     Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States of America, will act as trust administrator under the pooling and servicing agreement to perform certain administrative functions with respect to the certificates. The trust administrator maintains an office for transfer and surrender of certificates at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services—Fremont 2005-E. The trust administrator also maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services—Fremont 2005-E, or such other addresses as the trust administrator may designate from time to time.
     The pooling and servicing agreement requires that the trust administrator and the master servicer at all times be the same person, so long as a master servicer is required by the provisions of the pooling and servicing agreement. Under certain circumstances, the master servicer may sell and assign its rights and delegate its duties and obligations in their entirety under the Pooling and Servicing Agreement, as described under “The Master Servicer” in this free writing prospectus.
     The principal compensation to be paid to the trust administrator in respect of its obligations under the pooling and servicing agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account.
     The trust administrator will prepare and make available a monthly statement to Certificateholders containing information regarding the certificates and the mortgage loans. The trust administrator may make such statement available each month, to any interested party, via the trust administrator’s website. See “Description of the Certificates—Reports to Certificateholders.”
     The trust will indemnify the trust administrator for certain matters which may reduce amounts otherwise distributable to Certificateholders. See “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator” in this free writing prospectus.
DESCRIPTION OF THE CERTIFICATES
     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in twenty-three classes. Only the Offered Certificates will be offered under this free writing prospectus. The Class C, Class P, Class R and Class RX Certificates are not offered hereby. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.
     The trust fund will consist of:
•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due or collected after the Cut-off Date;

•	such assets as from time to time are identified as REO property and related collections and proceeds;

•	assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

•	the Yield Maintenance Agreements.
     The Offered Certificates will be issued and available only in book-entry form, in minimum denominations of $100,000 initial principal amount and integral multiples of $1 in excess of $100,000.

     Voting rights will be allocated among holders of the Offered Certificates in proportion to the Certificate Principal Balances of their respective certificates on such date, except that the Class C and Class P Certificates will each be allocated 1% of the voting rights. The Class R and Class RX Certificates will have no voting rights.
     The Class 1-A-1 Certificates generally represent interests in the Group 1 Mortgage Loans. The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates generally represent interests in the Group 2 Mortgage Loans. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates represent interests in all of the mortgage loans in the trust fund.
Book-Entry Registration
     The Offered Certificates are sometimes referred to in this free writing prospectus as “book-entry certificates.” No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V., in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the “holder” of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book entries on the records of DTC and its participating members. All references in this free writing prospectus to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.
     The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance or notional amount of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificate. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.
     The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.
     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.
     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.
     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trust administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.
     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.
     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.
     Distributions on the book-entry certificates will be made on each Distribution Date by the trust administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.
     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trust administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.
     Monthly and annual reports on the trust provided by the trust administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.
     None of the trust, the originator, the depositor, the servicer, the master servicer, the trust administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the prospectus.
     See also the attached Annex II for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).
Definitive Certificates
     The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee and the trust administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee, the trust administrator or the depositor is unable to locate a qualified successor or (b) the depositor, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC.
     Upon the occurrence of any event described in the immediately preceding paragraph, the trust administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trust administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trust administrator, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.
     Definitive certificates will be transferable and exchangeable at the offices of the trust administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trust administrator designates its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Distributions
     Distributions on the certificates will be required to be made by the trust administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in January 2006, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trust administrator or if no wire instructions are provided then by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trust administrator designated from time to time for those purposes. Initially, the trust administrator designates its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, for those purposes.
Priority of Distributions Among Certificates
     As more fully described in this free writing prospectus, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:
     (a) to interest on each class of certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;
     (b) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”; and
     (c) to deposit into the Net WAC Rate Carryover Reserve Account to cover any Net WAC Rate Carryover Amount and then to be released to the Class C Certificates, subject to certain limitations set forth below under “—Distributions of Interest and Principal.”
Distributions of Interest and Principal
     On each Distribution Date, the trust administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:
          Interest Distributions
          I. On each Distribution Date, the Group 1 Interest Remittance Amount for such Distribution Date will be distributed in the following manner:
     (i) first, to the holders of the Class 1-A-1 Certificates, the Current Interest and the Unpaid Interest Amounts, if any, for such class; and
     (ii) second, concurrently, to the holders of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata, based on the entitlement of each such class, an amount equal to the excess if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group 2 Interest Remittance Amount.
          II. On each Distribution Date, the Group 2 Interest Remittance Amount for such Distribution Date will be distributed in the following manner:
     (i) first, concurrently, to the holders of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata, based on the entitlement of each such class, the Current Interest and the Unpaid Interest Amounts, if any, for each such class; and

     (ii) second, to the holders of the Class 1-A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group 1 Interest Remittance Amount.
          III. On each Distribution Date, following the distributions made pursuant to clauses I and II above, the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount will be distributed, sequentially, to the holders of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates (pro rata, based on the entitlement of each Class B2 Certificate), in that order, the related Current Interest and the Unpaid Interest Amounts for each such class, if any.
Principal Distributions

1.	On each Distribution Date (a) prior to the Stepdown Date or (b) if a Trigger Event is in effect:
          I. Distributions of principal to the extent of the Group 1 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, to the holders of the Class 1-A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero; and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 2 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 1.II.(i) below, to the holders of the Group 2 Senior Certificates according to the principal payment priority in such clause.
          II. Distributions of principal to the extent of the Group 2 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, sequentially, to the holders of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero (notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis based on the Certificate Principal Balance of each such class); and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 1 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 1.I.(i) above, to the holders of the Group 1 Senior Certificates according to the principal payment priority in such clause.
          III. Following the distributions made pursuant to clauses 1.I. and 1.II. above, distributions in respect of principal to the extent of the sum of the Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates (pro rata, based on the Certificate Principal Balance of each such class), in that order, until the Certificate Principal Balances thereof are reduced to zero.
2.	On each Distribution Date, on or after the Stepdown Date and if a Trigger Event is not in effect:
          I. Distributions of principal to the extent of the Group 1 Principal Distribution Amount will be distributed in the following amounts and order of priority:

     (i) First, to the holders of the Class 1-A-1 Certificates, until the related Target Senior Enhancement Percentage has been reached; and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 2 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 2.II.(i) below, to the holders of the Group 2 Senior Certificates, according to the principal payment priority in such clause.
          II. Distributions of principal to the extent of the Group 2 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, sequentially, to the holders of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the related Target Senior Enhancement Percentage has been reached (notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis based on the Certificate Principal Balance of each such class); and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 1 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 2.I.(i) above, to the holders of the Group 1 Senior Certificates, according to the principal payment priority in such clause.
          III. Once the Target Senior Enhancement Percentage has been reached with respect to all Senior Certificates following the distributions made pursuant to clauses 2.I. and 2.II. above, distributions in respect of principal to the extent of the sum of the Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates (pro rata, based on the Certificate Principal Balance of each Class B2 Certificate), in that order, so that the Credit Enhancement Percentage for each such class equals two times the initial Credit Enhancement Percentage for each such class, subject to a minimum equal to 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.
          Excess Cashflow Distributions
     On each Distribution Date, the Excess Cashflow, if any, will be distributed as follows:
     (i) to the Servicer, Trustee, Master Servicer or Trust Administrator any amounts to which such persons are entitled under the pooling and servicing agreement to the extent such amounts have not otherwise been paid or reimbursed;
     (ii) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, in each case, according to the principal payment priority in effect for such Distribution Date;
     (iii) sequentially, to the holders of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates (pro rata, based on the Certificate Principal Balances of the Class B2 Certificates), in that order, an amount equal to the Applied Realized Loss Amount allocable to each such class of certificates;
     (iv) after giving effect to amounts paid under the Group 1 Senior Yield Maintenance Agreement, Group 2 Senior Yield Maintenance Agreement and Subordinate Yield Maintenance Agreement, to the Net WAC Rate Carryover Reserve Account, in respect of amounts otherwise distributable to the Class C Certificates for such Distribution Date any remaining Net WAC Rate Carryover Amounts distributed in the following order of priority:
     (a) concurrently, in proportion to their respective Net WAC Rate Carryover Amounts, to the Senior Certificates their related Net WAC Rate Carryover Amounts; and
     (b) sequentially, to the holders of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1 Certificates, and then to the Class B2 Certificates (pro rata, based on the related Net WAC Rate Carryover Amounts for the Class B2 Certificates), their related Net WAC Rate Carryover Amounts, in that order;
     (v) to the Class C Certificates and Class P Certificates, those amounts as set forth in the pooling and servicing agreement; and
     (vi) to the holders of the Class R and Class RX Certificates, any remaining amounts as set forth in the pooling and servicing agreement.
     On each Distribution Date, the trust administrator is required to distribute to the holders of the Class P Certificates all amounts representing Prepayment Premiums received by it from the servicer in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.
     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Certificate Principal Balance of the Subordinate Certificates will be reduced, in reverse order of seniority (beginning with the Class B2 Certificates on a pro rata basis, based on the Certificate Principal Balances of each such Class B2 Certificate) by an amount equal to that excess, until that Certificate Principal Balance is reduced to zero. That reduction is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of Subordinate Certificates, their Certificate Principal Balances will be permanently reduced by the amount so allocated, and no funds (other than as described in “Excess Cashflow Distributions” above or in the event of Subsequent Recoveries as described below) will be distributable with respect to the written down amounts or with respect to interest or Net WAC Rate Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. No Applied Realized Loss Amounts will be allocated to the Senior Certificates.
     In the event that the servicer ultimately recovers an amount in respect of a liquidated mortgage loan with respect to which a realized loss has occurred (any such amount, a “Subsequent Recovery” with respect to such liquidated mortgage loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under “Description of the Certificates—Distribution of Interest and Principal” in this free writing prospectus and the Certificate Principal Balance of any Class of Subordinate Certificates that has been reduced by an Applied Realized Loss Amount will be increased, in direct order of seniority, by the lesser of (a) the amount of such Subsequent Recovery and (b) the aggregate unreimbursed Applied Realized Loss Amount applicable to such class.
     On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus) will be allocated as a reduction to the accrued certificate interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Such reduced accrued interest will be distributed as Current Interest for each class of Offered Certificates. The holders of the Subordinate Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Calculation of One-Month LIBOR
     On each LIBOR Determination Date, the trust administrator will determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates. The determination of One-Month LIBOR by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.
Net WAC Rate Carryover Reserve Account
     The “Net WAC Rate Carryover Payment” for any Distribution Date will be the aggregate of the Net WAC Rate Carryover Amounts for that date. On any Distribution Date, if there are unpaid Net WAC Rate Carryover Amounts from prior Distribution Dates or the Pass-through Rate for any class of Certificates is based upon the Net WAC Rate, then the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-through Rate not been subject to the Net WAC Rate, over (ii) the amount of interest that class of certificates received on that Distribution Date based on the Net WAC Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-through Rate on that class of certificates, without giving effect to such Net WAC Rate) is the “Net WAC Rate Carryover Amount” for those classes of certificates.
     Any Net WAC Rate Carryover Amount on any class of Offered Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Net WAC Rate Carryover Reserve Account, including any Yield Maintenance Agreement Payments with respect to such class of certificates and such Distribution Date (each as described in this free writing prospectus). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Net WAC Rate Carryover Amounts for that class of certificates.
     Amounts deposited in the Net WAC Rate Carryover Reserve Account will be distributed by the Trust Administrator on each Distribution Date as follows: (i) first, to the Group 1 Senior Certificates from amounts received pursuant to the Group 1 Senior Yield Maintenance Agreement; (ii) second, to the Group 2 Senior Certificates, pro rata, based on amounts due, from amounts received pursuant to the Group 2 Senior Yield Maintenance Agreement; (iii) third, to the Subordinate Certificates, pro rata, based on amounts due, from amounts received pursuant to the Subordinate Yield Maintenance Agreement; (iv) fourth, to the Senior Certificates, pro rata based on amounts due, the Net WAC Rate Carryover Amount for such class and Distribution Date; and (v) fifth, sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates (pro rata, based on amounts due the Class B2 Certificates), in that order, the Net WAC Rate Carryover Amount for such class and Distribution Date.
     In the event the Certificate Principal Balances of the Offered Certificates are permanently reduced because of Applied Realized Loss Amounts (and are not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Net WAC Rate Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the Offered Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.
     Pursuant to the pooling and servicing agreement, an account (referred to as the “Net WAC Rate Carryover Reserve Account”) will be established, which is held in trust, as part of the trust fund, by the trust administrator. The Net WAC Rate Carryover Reserve Account will not be an asset of any REMIC. Holders of the Offered Certificates will be entitled to receive payments from the Net WAC Rate Carryover Reserve Account pursuant to the pooling and servicing agreement in an amount equal to any Net WAC Rate Carryover Amount for that class of certificates. Holders of the Offered Certificates will also be entitled to receive Yield Maintenance Agreement Payments, if any, deposited into the Net WAC Rate Carryover Reserve Account with respect to any Distribution Date, to the extent necessary to cover any

Net WAC Rate Carryover Amounts on the related Offered Certificates. The Net WAC Rate Carryover Reserve Account is required to be funded with any Yield Maintenance Agreement Payments and Excess Cashflow that would otherwise be paid to the Class C Certificates. With respect to any Distribution Date, Yield Maintenance Agreement Payments received in excess of any Net WAC Carryover Amounts on the Certificates may be distributed to the Class C Certificates. Any distribution by the trust administrator from amounts in the Net WAC Rate Carryover Reserve Account is required to be made on the applicable Distribution Date.
Yield Maintenance Agreements
     Yield Maintenance Agreements Counterparty. The counterparty for each yield maintenance agreement is Barclays Bank PLC (the “YMA Counterparty”). The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited. The YMA Counterparty is an affiliate of Barclays Capital Inc., an underwriter.
     Yield Maintenance Agreements. On or prior to the closing date, the Trust Administrator will enter into three yield maintenance agreements (the “Yield Maintenance Agreements”) (the Group 1 Senior Yield Maintenance Agreement for the benefit of the Group 1 Senior Certificates, the Group 2 Senior Yield Maintenance Agreement for the benefit of the Group 2 Senior Certificates and the Subordinate Yield Maintenance Agreement for the benefit of the Subordinate Certificates) with the YMA Counterparty for the benefit of the Offered Certificates. On each Distribution Date, the YMA Counterparty will be obligated under each Yield Maintenance Agreement to pay (each a “Yield Maintenance Agreement Payment”) to the Trust Administrator on behalf of the trust, for deposit into the Net WAC Rate Carryover Reserve Account, an amount equal to the product of (a) the excess, if any, of One-month LIBOR (as set forth in the related Yield Maintenance Agreement) over the strike rate set forth in Annex I (as limited by the excess of the ceiling rate set forth in Annex I over the strike rate), (b) the notional balance set forth in Annex I and (c) the actual number of days in the Accrual Period divided by 360. Amounts, if any, payable under the Yield Maintenance Agreements with respect to any Distribution Date will be used to cover shortfalls in payments of interest on the related Offered Certificates, if the respective Pass-through Rate on those certificates are limited for any of the first 35 Distribution Dates (in the case of the Group 1 Senior Certificates and the Group 2 Senior Certificates) or the first 29 Distribution Dates (in the case of the Subordinate Certificates), in each case excluding the first Distribution Date, due to caps on their respective Pass-through Rates. The Group 1 Senior Yield Maintenance Agreement and Group 2 Senior Yield Maintenance Agreement will terminate after the Distribution Date in November 2008 and the Subordinate Yield Maintenance Agreement will terminate after the Distribution Date in May 2008. Payments received from each yield maintenance agreement will be deposited into the Net WAC Rate Carryover Reserve Account.
Overcollateralization Provisions
     The Excess Cashflow, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Offered Certificates, to the limited extent described below. Any such application of Excess Cashflow to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Yield Maintenance Agreement Payments not required to be distributed to holders of the certificates as described above on any Distribution Date may be paid to the holders of the Class C Certificates and in any event will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts, as applicable.
     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the “Overcollateralized Amount” as of that Distribution Date. The pooling and servicing agreement requires that the Excess Cashflow be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”). Any amount of Excess Cashflow actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.” The required level of the Overcollateralized Amount with respect to a Distribution Date is the “Overcollateralization Target Amount” and is set forth in the definition of Overcollateralization Target Amount in the “Glossary of Terms” in this free writing prospectus. As described above, the Overcollateralization Target Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Overcollateralization Target Amount may not “step down.” Excess Cashflow will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the “Trigger Event” (as defined under “Glossary of Terms” in this free writing prospectus) is in effect.
     In the event that an Overcollateralization Target Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will be distributed to the holders of the Class C Certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts to the Offered Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Overcollateralization Target Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Overcollateralization Target Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will instead be distributed to the holders of the Class C Certificates (to the extent not required to pay Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts, as applicable, to the Offered Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Overcollateralization Release Amount” for that Distribution Date). The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Offered Certificates.
Reports to Certificateholders
     On each Distribution Date the trust administrator will make available to the depositor and each holder of an Offered Certificate a distribution report, based solely on information provided to the trust administrator by the servicer and the YMA Counterparty, containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each class as of such Distribution Date and such other information as required by the pooling and servicing agreement.
     The trust administrator will make the monthly distribution report available via the trust administrator’s internet website. The trust administrator’s website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trust administrator will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust administrator shall provide timely and adequate notification to all above parties regarding any such changes. The trust administrator will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.
     The trust administrator will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).
THE MORTGAGE LOAN PURCHASE AGREEMENT
General
     Pursuant to the mortgage loan purchase agreement, Fremont will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after the Cut-off Date, without recourse, to the depositor on the closing date. Such transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the Cut-off Date; provided, however, that Fremont will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the Cut-off Date and (y) interest due and accrued on each mortgage loan on or prior to the Cut-off Date.
Delivery of Mortgage Loan Documents
     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, or the trust administrator on its behalf, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:
(a)	the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except with respect to no more than 1.00% of the mortgage loans for which there is a lost note affidavit and a copy of the note);

(b)	the original of any guaranty executed in connection with the mortgage note;

(c)	the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

(d)	except with respect to each MERS Designated Mortgage Loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee — which assignment may, at the originator’s option, be combined with the assignment referred to in clause (e) below;

(e)	except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

(f)	originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

(g)	an original lender’s title insurance policy or attorney’s opinion of title and abstract of title; and

(h)	the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).
     Pursuant to the pooling and servicing agreement, the trustee, or the trust administrator on its behalf, will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause the trust administrator to review, each mortgage file within ninety days after the closing date — or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt of the mortgage file by the trustee — and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:
•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•	based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the pooling and servicing agreement.
     If the trustee, or the trust administrator on its behalf, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the servicer and the depositor in writing. The originator will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the earlier of either discovery by or notice to the originator of such defect, the originator has not caused the defect to be remedied, the originator will be required to either (a) substitute, if within two years of the closing date, in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the servicer cash equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding servicer distribution date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligations of the originator to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Offered Certificates and the trustee.

Representations and Warranties Relating to the Mortgage Loans
     Pursuant to the mortgage loan purchase agreement, Fremont, as originator, will make certain representations and warranties with respect to each mortgage loan transferred by it, as of the closing date (or such other date as may be expressly set forth below). These representations and warranties include, but are not limited to:
     (1) As of the Cut-off Date, no payment required under the mortgage loan is one month or more delinquent, nor has any payment under the mortgage loan been one month or more delinquent at any time;
     (2) As of the Cut-off Date (other than payments due but not yet one month or more delinquent), there are no defaults in complying with (i) the terms of the mortgage, and (ii) all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;
     (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;
     (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any valid right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the mortgage loan was originated;
     (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;
     (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all predatory and abusive lending laws or unfair and deceptive practices laws applicable to the mortgage loan (including, without limitation, any provisions relating to prepayment penalties), have been complied with and the consummation of the transactions contemplated by the pooling and servicing agreement will not involve the violation of any such laws or regulations;
     (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The originator has not waived the performance by the mortgagor of any action, if the mortgagor’s failure to perform such action would cause the mortgage loan to be in default, nor has the originator waived any default resulting from any action or inaction by the mortgagor;
     (8) The mortgage is a valid and subsisting first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the related mortgage loan. The lien of the mortgage is subject only to:
          (i) the lien of current real property taxes and assessments not yet due and payable;
          (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal;
          (iii) with respect to each second lien mortgage, the first or senior lien on the related property; and
          (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;
     (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment penalties), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated in them or necessary to make the information and statements in the documents, instruments and agreements not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, (including without limitation, the mortgagor, any appraiser, or any other party involved in the origination or servicing of the mortgage loan);
     (10) The mortgage loan is covered by an American Land Title Association lender’s title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California, a California Land Title Association lender’s title insurance policy and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the originator, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (i), (ii) or (iii) of representation 8 above;
     (11) As of the Cut-off Date, other than payment delinquencies of less than one month, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the originator nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;
     (12) The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority;
     (13) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee’s sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;
     (14) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;
     (15) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;
     (16) There is no proceeding pending or, to the best of the originator’s knowledge, threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is habitable under applicable state and local laws;
     (17) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;
     (18) None of the mortgage loans are (i) covered by the Home Ownership and Equity Protection Act of 1994 as amended or (ii) in violation of, or classified as “high cost,” “threshold,” “covered” or “predatory” loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);
     (19) None of the mortgage loans has a prepayment penalty period in excess of three years;
     (20) None of the mortgage loans originated on or after October 1, 2002, and prior to March 7, 2003, is secured by property located in the state of Georgia. There is no mortgage loan that was originated on or after March 7, 2003, that is a “high cost home loan” as defined under the Georgia Fair Lending Act, as amended;
     (21) No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy; and

     (22) The origination, servicing and collection practices used by the originator and the servicer and their respective affiliates with respect to the mortgage loans have been in all respects in compliance with accepted servicing practices, applicable laws and regulations, has reported or caused to be reported the mortgagor credit files to each of the three primary credit repositories monthly in a timely manner and have been in all respects legal and proper and prudent in the mortgage origination and servicing business.
     Pursuant to the mortgage loan purchase agreement, upon the discovery by any of the originator, a certificateholder, the servicer, the master servicer, the depositor, agent, the trustee or the trust administrator that any of the representations and warranties contained in the mortgage loan purchase agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the mortgage loan purchase agreement, within sixty (60) days of the earlier to occur of the originator’s discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the originator will be required to:
•	promptly cure such breach in all material respects,

•	remove each mortgage loan which has given rise to the requirement for action by the originator, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust on such distribution date the amount of such shortfall (provided that such substitution occurs within two years after the closing date), or

•	purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, plus costs and damages incurred in connection with violation of predatory or abusive lending laws.
     Notwithstanding the foregoing, pursuant to the terms of the mortgage loan purchase agreement, in the event of discovery by any party to the mortgage loan purchase agreement (a) that a mortgage loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the mortgage loan purchase agreement or (b) of a breach of the representations and warranties listed as number (18), (19), (20), (21) or (22) in the preceding paragraph, the originator will be required to repurchase the related mortgage loan at the purchase price within sixty days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.
     In addition, the originator is obligated to indemnify the depositor, the servicer, the master servicer, the trust administrator, the trust and the trustee for any third-party claims arising out of a breach by the originator of representations or warranties regarding the mortgage loans. The obligations of the originator to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer, the master servicer, the trustee, the trust administrator and the depositor.

THE POOLING AND SERVICING AGREEMENT
General
     Pursuant to the pooling and servicing agreement dated as of December 1, 2005, among the depositor, the servicer, the master servicer, the trustee and the trust administrator, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the Cut-off Date. Fremont will service the mortgage loans pursuant to the pooling and servicing agreement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.
Payments on the Mortgage Loans
     The pooling and servicing agreement provides that the servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.
     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the Cut-off Date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring on or prior to the Cut-off Date:
•	all payments on account of principal, including prepayments of principal on the mortgage loans;

•	all payments on account of interest, net of the servicing fee, on the mortgage loans;

•	all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.
     The trust administrator will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date.
     The funds required to be remitted by the servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:
•	all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

•	all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;
          but excluding the following:
     (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;
     (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;
     (c) for such Servicer Remittance Date, the aggregate servicing fee;
     (d) all net income from eligible investments that are held in the collection account for the account of the servicer;
     (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;
     (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;
     (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and
     (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.
     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.
Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses
     As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee (the “Servicing Fee”), which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The Servicing Fee is an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan. The “Servicing Fee Rate” with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). The servicer is also entitled to withdraw from the collection account or any related escrow account any net interest or other income earned on deposits in the collection account or escrow account, as the case may be. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement. The principal compensation to be paid to the master servicer in respect of its obligations under the pooling and servicing agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account.
P&I Advances and Servicing Advances
     P&I Advances. The servicer is required to make P&I Advances on the Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer’s determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. The master servicer, as successor servicer, will be required to make, no later than the next Distribution Date, any P&I Advance which the servicer was required to make but failed to so make, subject to its own determination as to recoverability. Notwithstanding the servicer’s or master servicer’s, as applicable, determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer or master servicer, as applicable, will be entitled to reimbursement for that advance from the trust fund. See “The Pooling and Servicing Agreement—Payments on the Mortgage Loans” in this free writing prospectus.
     Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer’s determination that such advance would be recoverable, constituting reasonable “out-of-pocket” costs and expenses relating to:
•	the preservation, restoration and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures, and

•	certain other customary amounts described in the pooling and servicing agreement.
     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.
     Recovery of Advances. The servicer and master servicer, as applicable, may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer or master servicer, as applicable, may be reimbursed for such advance from any amounts in the collection account or distribution account, as applicable.
     The servicer or master servicer, as applicable, will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer or master servicer, as applicable (as stated in an officer’s certificate of the servicer or master servicer, as applicable, delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls
     In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding (1) any payments made upon liquidation of any mortgage loan, (2) voluntary principal prepayments in part and (3) voluntary principal prepayments in full with respect to any mortgage loans that occur from the 1st day of the month through the 15th day of the month), the servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments in full. The amount of compensating interest payable by the servicer will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days’ interest on the related mortgage loans, but only to the extent of the Servicing Fee for the related distribution date (“Compensating Interest”). Any interest collected by the servicer with respect to mortgage loans as to which principal prepayments in full occur from the 1st day of the month through the 15th day of the month will be accompanied by interest that accrues from the 1st day of such month to the date of such principal prepayment in full (“Prepayment Interest Excess”). Any such Prepayment Interest Excess will be retained by the servicer. In the event that the servicer fails to pay the amount of any Compensating Interest required to be paid by it on any Servicer Remittance Date, the master servicer shall pay such unpaid interest amounts, but only in an amount up to the amount of the Master Servicing compensation for the related Distribution Date.
Servicer Reports
     As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, the servicer is required to deliver to the trust administrator a servicer remittance report setting forth the information necessary for the trust administrator to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus and containing the information to be included in the distribution report for that Distribution Date delivered by the trust administrator. In addition, the servicer will be required to deliver to the trust administrator and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trust administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.
     The servicer is required to deliver to the depositor, the trustee, the trust administrator and the rating agencies, on or prior to March 15th of each year, starting in 2006, an officer’s certificate stating that:
•	a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer’s supervision, and

•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.
     On or prior to March 15th of each year, starting in 2006, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, the trust administrator and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

Collection and Other Servicing Procedures
     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.
     The servicer will be required to act with respect to mortgage loans in default, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.
     The servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.
     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.
     Any fee collected by the servicer for entering into an assumption or modification agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Certain Legal Aspects of Mortgage Assets—Due-On-Sale Clauses” in the prospectus.
Hazard Insurance
     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee’s clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.
     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.
     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.
     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.
Realization Upon Defaulted Mortgage Loans
     The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the pooling and servicing agreement. However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.
Optional Repurchase of Delinquent Mortgage Loans
     The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the servicer related to the mortgage loan.
Removal and Resignation of the Servicer
     Each of the trust administrator or the trustee may, and at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (h) below. Each of the following constitutes a “servicer event of default”:

     (a) any failure by the servicer to remit to the trust administrator any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor, the trust administrator, the master servicer or trustee or to the servicer, the depositor, the trust administrator, the master servicer and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or
     (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement as being true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor, the trust administrator, the master servicer or trustee, or to the servicer, the depositor, the trust administrator, the master servicer and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee and the trust administrator of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or
     (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or
     (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or
     (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or
     (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or
     (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date or certain reports are not timely delivered by the servicer to the trustee; or
     (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee, the trust administrator, the master servicer or the depositor, or to the servicer, the trustee, the trust administrator, the master servicer or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates.
     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor, the trust administrator, the master servicer and the trustee or upon the determination that the servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.
     Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the servicer, subject to the depositor’s right to appoint a successor servicer acceptable to the master servicer, the master servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period set forth in the pooling and servicing agreement). The successor servicer will be obligated to make P&I Advances no later than the next Distribution Date and servicing advances as and when required by the Pooling and Servicing Agreement, unless it determines reasonably and in good faith that any such advances would not be recoverable. The successor servicer will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable but in no event later than 90 days after the trust administrator or the trustee has notified the predecessor servicer that it is being terminated upon the assumption by the successor servicer of the servicing obligations for the mortgage loans. If, however, the master servicer is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.
     The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See “—Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses” above.
     The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer or the trustee will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund.
Pledge of Servicing Rights
     On or after the closing date, the servicer may pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders (“Servicing Rights Pledgees”), selected by the servicer. Provided that no servicer event of default exists, the trustee, the trust administrator, the master servicer and the depositor have agreed that upon delivery to the trust administrator and the trustee by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer resigns as servicer under the pooling and servicing agreement, the trustee will appoint the servicing rights pledgee or its designee as successor servicer, provided that (i) at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer set forth in the pooling and servicing agreement, (ii) a letter from each Rating Agency is delivered to the trust administrator and the trustee confirming that the transfer of servicing to the Servicing Rights Pledgee will not result in the reduction, qualification or withdrawal of such Rating Agency’s then current rating on the certificates and (iii) that the servicing rights pledgee or such designee agrees to be subject to the terms of the pooling and servicing agreement and agrees not to sell, acquire, assign or foreclose on the servicing rights.

Termination; Optional Clean-up Call
     The servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the second preceding Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, together with any unpaid remaining Net WAC Rate Carryover Amounts, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. Such purchase of the mortgage loans would result in the final distribution on the Offered Certificates on such Distribution Date.
     The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer) or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.
Amendment
     The pooling and servicing agreement may be amended from time to time by the parties thereto by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, or to add to the duties of the depositor, the servicer, the master servicer, the trust administrator or the trustee, to comply with any requirements in the Code or to conform the provisions of the pooling and servicing agreement to the descriptions thereof in this free writing prospectus. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee and the trust administrator, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Offered Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.
     The pooling and servicing agreement may be amended from time to time by the parties thereto with the consent of the holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding. Notwithstanding anything to the contrary above, the pooling and servicing agreement may not be amended if such amendment would disqualify any REMIC created thereunder or result in a prohibited transaction or contribution tax under the Code on any REMIC created thereunder.

Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator
     The pooling and servicing agreement provides that none of the depositor, the servicer, the master servicer, the trustee or the trust administrator, nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer, the master servicer, the trustee or the trust administrator will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, the servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.
     The depositor, the servicer, the master servicer, the trustee, the trust administrator and any director, officer, employee, affiliate or agent of the depositor, the servicer, the master servicer, the trustee or the trust administrator will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor’s, the servicer’s, the master servicer’s, the trustee’s or the trust administrator’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.
     None of the depositor, the servicer, the master servicer, the trustee or the trust administrator is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer, the master servicer, the trustee and the trust administrator, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the master servicer, the trustee or the trust administrator undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.
PREPAYMENT AND YIELD CONSIDERATIONS
Structuring Assumptions
     Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus (the “Prepayment Assumption”) assumes a prepayment rate for the fixed-rate mortgage loans of 115% of the Fixed-Rate Prepayment Vector and a prepayment rate for the adjustable-rate mortgage loans of 100% of the Adjustable-Rate Prepayment Vector. A “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate (“CPR”) of 4% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.45% per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 20%. An “Adjustable-Rate Prepayment Vector” assumes a CPR of 4% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.35% per annum in each month until the 24th month. Beginning in the 24th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 35%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.
     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.
     Unless otherwise specified, the information in the tables in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions (“Structuring Assumptions”):
•	the closing date for the certificates occurs on December 20, 2005;

•	distributions on the certificates are made on the 25th day of each month, commencing in January 2006, regardless if such day is a business day, in accordance with the priorities described in this free writing prospectus;

•	the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under “Prepayment Scenarios” below;

•	the optional termination is not exercised (except with respect to the weighted average life to call, in which case a 10% optional cleanup call is assumed);

•	prepayments include 30 days’ interest on the related mortgage loan;

•	the Overcollateralization Target Amount is initially as specified in this free writing prospectus and thereafter decreases in accordance with the provisions in this free writing prospectus;

•	with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) Six-Month LIBOR remains constant at 4.651%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (after taking into account any interest only term);

•	all adjustable-rate mortgage loans are indexed to Six-Month LIBOR and adjust every six months after taking into account the first rate reset;

•	One-Month LIBOR remains constant at 4.339%;

•	the Expense Fee Rate per annum on the mortgage loans is not to exceed 0.515%;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•	scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments are received on the last day of each month, commencing in December 2005;

•	the initial Certificate Principal Balance of each class of certificates is as set forth on the cover page of this free writing prospectus, and the Certificate Principal Balance of the Class P Certificates is zero;

•	interest accrues on each class of certificates at the applicable Pass-through Rate set forth or described in this free writing prospectus; and

•	the assumed mortgage loans have the approximate characteristics described below:

Assumed Mortgage Loan Characteristics

					Original
					Interest	First			Initial
		Remaining	Loan	Remaining	Only	Rate	Mortgage		Periodic	Periodic	Lifetime
	Principal	Amortization	Age	Term	Term(1)	Reset	Rate	Margin	Cap	Cap	Maximum	Floor
Group	Balance ($)	Term (Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	Rate (%)	Rate (%)
1	282,955,692.41	359	1	359	0	23.000	8.324	6.296	2.005	1.500	14.329	8.324
1	19,806,646.54	358	2	358	0	22.000	8.434	6.479	2.000	1.500	14.434	8.434
1	237,095,957.51	359	1	359	0	23.000	8.215	6.256	2.007	1.500	14.223	8.215
1	18,778,968.77	359	1	359	0	23.000	7.834	5.908	2.000	1.500	13.838	7.834
1	53,237,903.33	300	1	359	60	23.000	7.179	5.403	2.000	1.500	13.179	7.179
1	5,255,805.66	300	2	358	60	22.000	7.227	5.640	2.000	1.500	13.227	7.227
1	74,908,092.43	300	1	359	60	23.000	6.953	5.249	2.000	1.500	12.953	6.953
1	14,428,819.53	300	2	358	60	22.000	6.632	4.981	2.000	1.500	12.632	6.632
1	64,287,307.28	479	1	359	0	23.000	7.927	5.992	2.000	1.500	13.927	7.927
1	4,316,394.97	479	1	359	0	23.000	8.317	6.303	2.000	1.500	14.317	8.317
1	59,600,743.61	479	1	359	0	23.000	8.072	6.069	2.000	1.500	14.072	8.075
1	10,614,220.27	479	1	359	0	23.000	7.611	5.717	2.000	1.500	13.615	7.611
1	5,850,110.40	359	1	359	0	35.000	8.132	6.302	2.054	1.500	14.186	8.132
1	125,910.00	360	0	360	0	36.000	8.100	6.000	2.000	1.500	14.100	8.100
1	94,500.00	360	0	360	0	36.000	8.750	6.990	2.000	1.500	14.750	8.750
1	3,064,636.18	359	1	359	0	35.000	8.415	6.519	2.030	1.500	14.446	8.415
1	1,513,719.99	300	1	359	60	35.000	6.816	5.151	2.000	1.500	12.816	6.816
1	315,500.00	300	2	358	60	34.000	6.700	5.424	2.000	1.500	12.700	6.700
1	148,500.00	300	0	360	60	36.000	7.650	5.550	2.000	1.500	13.650	7.650
1	2,270,443.86	300	1	359	60	35.000	6.786	5.115	2.000	1.500	12.786	6.786
1	1,547,671.32	479	1	359	0	35.000	7.478	5.624	2.000	1.500	13.478	7.478
1	968,267.61	479	1	359	0	35.000	6.839	4.990	2.000	1.500	12.839	6.839
1	1,431,818.79	358	2	358	0	58.000	7.331	5.793	2.000	1.500	13.331	7.331
1	638,997.40	358	2	358	0	58.000	7.295	5.607	2.000	1.500	13.295	7.295
1	296,686.46	358	2	358	0	58.000	8.565	6.580	2.000	1.500	14.565	8.565
1	2,346,232.78	359	1	359	0	59.000	7.653	5.754	2.000	1.500	13.653	7.653
1	885,000.00	480	0	360	0	60.000	8.636	6.536	2.000	1.500	14.636	8.636
1	350,892.71	479	1	359	0	59.000	7.775	6.018	2.000	1.500	13.775	7.775
1	275,807.33	479	1	359	0	59.000	7.140	5.282	2.000	1.500	13.140	7.140
1	730,684.65	479	1	359	0	59.000	6.955	5.140	2.000	1.500	12.955	6.955
1	22,238,788.43	351	1	351	0	N/A	7.787	N/A	N/A	N/A	N/A	N/A
1	9,132,242.75	320	1	320	0	N/A	10.455	N/A	N/A	N/A	N/A	N/A
1	8,096,150.79	359	1	359	0	N/A	7.346	N/A	N/A	N/A	N/A	N/A
1	527,829.65	346	1	346	0	N/A	10.312	N/A	N/A	N/A	N/A	N/A
1	4,712,006.25	353	1	353	0	N/A	8.245	N/A	N/A	N/A	N/A	N/A
1	6,852,895.09	313	1	313	0	N/A	10.443	N/A	N/A	N/A	N/A	N/A
1	39,860,384.28	352	1	352	0	N/A	7.386	N/A	N/A	N/A	N/A	N/A
1	1,551,283.44	330	1	330	0	N/A	9.981	N/A	N/A	N/A	N/A	N/A
1	1,087,201.67	479	1	359	0	N/A	7.245	N/A	N/A	N/A	N/A	N/A
1	1,114,005.09	479	1	359	0	N/A	7.729	N/A	N/A	N/A	N/A	N/A
1	615,936.56	480	0	360	0	N/A	8.510	N/A	N/A	N/A	N/A	N/A
1	4,821,796.78	479	1	359	0	N/A	7.587	N/A	N/A	N/A	N/A	N/A
2	215,479,804.27	359	1	359	0	23.000	7.839	6.016	2.000	1.500	13.839	7.839
2	30,079,892.75	358	2	358	0	22.000	7.903	6.251	2.000	1.500	13.903	7.903
2	180,219,673.62	359	1	359	0	23.000	7.779	5.993	2.000	1.500	13.780	7.779
2	10,707,771.22	359	1	359	0	23.000	7.651	5.778	2.000	1.500	13.651	7.651
2	91,178,719.02	300	1	359	60	23.000	7.170	5.452	2.000	1.500	13.170	7.170
2	21,062,221.01	300	1	359	60	23.000	7.413	5.681	2.000	1.500	13.413	7.413
2	228,632,134.12	300	1	359	60	23.000	6.785	5.059	2.003	1.500	12.788	6.785
2	27,539,187.01	300	1	359	60	23.000	6.513	4.719	2.000	1.500	12.513	6.513
2	114,063,713.60	479	1	359	0	23.000	7.761	5.884	2.000	1.500	13.761	7.761
2	21,312,867.97	479	1	359	0	23.000	8.026	6.155	2.000	1.500	14.026	8.026
2	109,651,884.12	479	1	359	0	23.000	7.706	5.786	2.000	1.500	13.706	7.706
2	13,632,496.38	479	1	359	0	23.000	7.335	5.434	2.000	1.500	13.335	7.335
2	7,763,440.20	358	2	358	0	34.000	7.979	6.278	2.000	1.500	13.979	7.979
2	677,942.00	356	4	356	0	32.000	7.450	6.810	2.000	1.500	13.450	7.450
2	161,712.00	360	0	360	0	36.000	8.000	5.900	2.000	1.500	14.000	8.000
2	1,909,907.27	359	1	359	0	35.000	7.688	5.789	2.000	1.500	13.688	7.688
2	4,372,719.00	300	1	359	60	35.000	7.033	5.264	2.000	1.500	13.033	7.033
2	233,194.00	300	0	360	60	36.000	6.550	4.793	2.000	1.500	12.550	6.550

					Original
					Interest	First			Initial
		Remaining	Loan	Remaining	Only	Rate	Mortgage		Periodic	Periodic	Lifetime
	Principal	Amortization	Age	Term	Term(1)	Reset	Rate	Margin	Cap	Cap	Maximum	Floor
Group	Balance ($)	Term (Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	Rate (%)	Rate (%)
2	492,500.00	300	1	359	60	35.000	6.500	4.743	2.000	1.500	12.500	6.500
2	3,015,299.99	300	1	359	60	35.000	6.493	4.701	2.000	1.500	12.493	6.493
2	2,741,772.11	480	0	360	0	36.000	7.937	6.180	2.000	1.500	13.937	7.937
2	456,000.00	480	0	360	0	36.000	7.500	5.400	2.000	1.500	13.500	7.500
2	574,796.20	479	1	359	0	35.000	6.824	4.959	2.000	1.500	12.824	6.824
2	2,631,544.91	359	1	359	0	59.000	6.993	5.165	2.000	1.500	12.993	6.993
2	2,873,478.49	359	1	359	0	59.000	7.251	5.405	2.000	1.500	13.251	7.251
2	583,886.90	358	2	358	0	58.000	6.250	5.170	2.000	1.500	12.250	6.250
2	441,234.05	358	2	358	0	58.000	6.736	5.223	2.000	1.500	12.736	6.736
2	876,219.40	479	1	359	0	59.000	7.542	5.785	2.000	1.500	13.542	7.542
2	720,000.00	480	0	360	0	60.000	7.650	5.893	2.000	1.500	13.650	7.650
2	241,434.00	480	0	360	0	60.000	7.850	5.750	2.000	1.500	13.850	7.850
2	1,609,350.84	480	0	360	0	60.000	7.457	5.634	2.000	1.500	13.457	7.457
2	12,967,590.84	337	1	337	0	N/A	6.984	N/A	N/A	N/A	N/A	N/A
2	30,123,690.82	353	1	353	0	N/A	10.369	N/A	N/A	N/A	N/A	N/A
2	11,991,236.00	352	1	352	0	N/A	7.208	N/A	N/A	N/A	N/A	N/A
2	4,772,179.85	348	1	348	0	N/A	10.308	N/A	N/A	N/A	N/A	N/A
2	3,264,055.16	359	1	359	0	N/A	7.176	N/A	N/A	N/A	N/A	N/A
2	32,399,333.85	355	1	355	0	N/A	10.129	N/A	N/A	N/A	N/A	N/A
2	21,774,341.01	355	1	355	0	N/A	6.967	N/A	N/A	N/A	N/A	N/A
2	5,071,329.95	349	1	349	0	N/A	10.003	N/A	N/A	N/A	N/A	N/A
2	1,929,436.15	479	1	359	0	N/A	7.654	N/A	N/A	N/A	N/A	N/A
2	1,373,653.11	479	1	359	0	N/A	8.448	N/A	N/A	N/A	N/A	N/A
2	692,696.53	479	1	359	0	N/A	6.500	N/A	N/A	N/A	N/A	N/A
2	4,945,103.58	479	1	359	0	N/A	7.097	N/A	N/A	N/A	N/A	N/A

(1)	Representative of interest only mortgage loans in the related Group.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.
Defaults in Delinquent Payments
     The yield to maturity of the Offered Certificates, and particularly the Subordinate Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates, except as set forth herein and to the extent of Subsequent Recoveries. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae or Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.
     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and additional costs could in turn delay the distribution of net Liquidation Proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Loan Pool—General” in this free writing prospectus.
Prepayment Considerations and Risks
     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this free writing prospectus. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans. See “The Mortgage Loan Pool” in this free writing prospectus.
     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this free writing prospectus) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining respective terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.
     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.
     As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to “lock in” a lower interest rate. The existence of the applicable initial rate cap, periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, the ARMs (which consist of 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans) will not have their initial Adjustment Date until two years, three years or five years after their origination. The prepayment experience of the 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans may differ from that of the other ARMs. The 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 adjustable mortgage loans or the 3/27 adjustable mortgage loans or the 5/25 mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.
     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.
     When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest, a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

     To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Offered Certificates, pro rata, according to the amount of interest to which each class of such certificates would otherwise be entitled in reduction of that amount.
     The Pass-through Rate for each class of Offered Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on Six-Month LIBOR. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the LIBOR Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR. It is possible that a decrease in Six-Month LIBOR, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of Offered Certificates were to be higher than the Net WAC Rate, the Pass-through Rate on the related Offered Certificates, as applicable, would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Net WAC Rate Carryover Amount from and to the extent of funds available in the Net WAC Rate Carryover Reserve Account including any Yield Maintenance Agreement Payments, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.
Overcollateralization Provisions
     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. Unless and until the Overcollateralized Amount equals the Overcollateralization Target Amount, Excess Cashflow will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Excess Cashflow. Following the closing date, there can be no assurance as to when or whether the Overcollateralized Amount will equal the Overcollateralization Target Amount.
     Excess Cashflow generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the Expense Rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Excess Cashflow. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Excess Cashflow available to make accelerated payments of principal of the Offered Certificates.
     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.
Subordinate Certificates
     The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates provide credit enhancement for the certificates that have a higher payment priority, and each such class may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, in reverse order of their relative payment priorities (with the Class B2 Certificates, then the Class B1 Certificates, then the Class M9 Certificates, then the Class M8 Certificates, then the Class M7 Certificates, then the Class M6 Certificates, then the Class M5 Certificates, then the Class M4 Certificates, then the Class M3 Certificates, then the Class M2 Certificates and then the Class M1 Certificates), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinate Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Certificate Principal Balance of each such class of Subordinate Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Certificate Principal Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Certificate Principal Balance of a class of Subordinate Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.
     The principal distribution amount to be distributed to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Certificate Principal Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinate Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder’s expectations. Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of realized losses, the Subordinate Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.
     For all purposes, the Class B2 Certificates will have the lowest payment priority of any class of Subordinate Certificates. The four Classes of B2 Certificates shall be pari pasu with each other with respect to interest and principal distributions and allocation of Realized Losses.
Weighted Average Lives
     The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of the certificate referred to in clause (a).
     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield Considerations” in the prospectus.
     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.
     The interaction of the foregoing factors may have different effects on the various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of those classes of certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of certificates may be affected at various constant percentages of the Prepayment Assumption, see “—Decrement Tables” below.
Decrement Tables
     The following tables indicate the percentages of the initial Certificate Principal Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.
Prepayment Scenarios

	SCENARIO	SCENARIO	SCENARIO	SCENARIO	SCENARIO
	I	II	III	IV	V
Fixed-rate mortgage loans(1)	0%	50%	75%	100%	125%
Adjustable-rate mortgage loans(1)	0%	50%	75%	100%	125%

(1)	Percentage of Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class 1-A-1
	PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
December 2006	99	90	86	82	77
December 2007	98	72	60	49	38
December 2008	98	54	36	21	8
December 2009	97	39	26	18	8
December 2010	96	30	19	12	7
December 2011	95	25	14	8	4
December 2012	94	20	11	5	2
December 2013	93	17	8	4	1
December 2014	91	14	6	2	1
December 2015	90	11	4	2	*
December 2016	88	9	3	1	0
December 2017	85	8	2	1	0
December 2018	83	6	2	*	0
December 2019	80	5	1	0	0
December 2020	77	4	1	0	0
December 2021	74	3	1	0	0
December 2022	70	3	*	0	0
December 2023	66	2	*	0	0
December 2024	62	2	0	0	0
December 2025	57	1	0	0	0
December 2026	51	1	0	0	0
December 2027	45	1	0	0	0
December 2028	38	1	0	0	0
December 2029	32	*	0	0	0
December 2030	28	*	0	0	0
December 2031	23	0	0	0	0
December 2032	18	0	0	0	0
December 2033	12	0	0	0	0
December 2034	6	0	0	0	0
December 2035	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	20.03	4.75	3.38	2.61	2.03
Weighted Average Life to Call (years)(2)(3)	19.99	4.47	3.18	2.46	1.92

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class 2-A-1					Class 2-A-2
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
December 2006	98	74	62	50	37	100	100	100	100	100
December 2007	96	24	0	0	0	100	100	86	42	0
December 2008	95	0	0	0	0	100	63	0	0	0
December 2009	93	0	0	0	0	100	5	0	0	0
December 2010	92	0	0	0	0	100	0	0	0	0
December 2011	89	0	0	0	0	100	0	0	0	0
December 2012	85	0	0	0	0	100	0	0	0	0
December 2013	82	0	0	0	0	100	0	0	0	0
December 2014	78	0	0	0	0	100	0	0	0	0
December 2015	74	0	0	0	0	100	0	0	0	0
December 2016	68	0	0	0	0	100	0	0	0	0
December 2017	62	0	0	0	0	100	0	0	0	0
December 2018	55	0	0	0	0	100	0	0	0	0
December 2019	47	0	0	0	0	100	0	0	0	0
December 2020	39	0	0	0	0	100	0	0	0	0
December 2021	29	0	0	0	0	100	0	0	0	0
December 2022	19	0	0	0	0	100	0	0	0	0
December 2023	7	0	0	0	0	100	0	0	0	0
December 2024	0	0	0	0	0	93	0	0	0	0
December 2025	0	0	0	0	0	73	0	0	0	0
December 2026	0	0	0	0	0	52	0	0	0	0
December 2027	0	0	0	0	0	28	0	0	0	0
December 2028	0	0	0	0	0	1	0	0	0	0
December 2029	0	0	0	0	0	0	0	0	0	0
December 2030	0	0	0	0	0	0	0	0	0	0
December 2031	0	0	0	0	0	0	0	0	0	0
December 2032	0	0	0	0	0	0	0	0	0	0
December 2033	0	0	0	0	0	0	0	0	0	0
December 2034	0	0	0	0	0	0	0	0	0	0
December 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	12.62	1.51	1.19	1.00	0.87	21.04	3.29	2.43	2.00	1.74
Weighted Average Life to Call (years)(2)(3)	12.62	1.51	1.19	1.00	0.87	21.04	3.29	2.43	2.00	1.74

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class 2-A-3					Class 2-A-4
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
December 2006	100	100	100	100	100	100	100	100	100	100
December 2007	100	100	100	100	99	100	100	100	100	100
December 2008	100	100	94	34	0	100	100	100	100	65
December 2009	100	100	54	23	0	100	100	100	100	65
December 2010	100	70	28	0	0	100	100	100	98	57
December 2011	100	49	9	0	0	100	100	100	65	34
December 2012	100	32	0	0	0	100	100	88	44	20
December 2013	100	19	0	0	0	100	100	66	29	12
December 2014	100	7	0	0	0	100	100	49	20	7
December 2015	100	0	0	0	0	100	95	37	13	3
December 2016	100	0	0	0	0	100	78	27	9	0
December 2017	100	0	0	0	0	100	64	20	6	0
December 2018	100	0	0	0	0	100	52	15	3	0
December 2019	100	0	0	0	0	100	43	11	*	0
December 2020	100	0	0	0	0	100	35	8	0	0
December 2021	100	0	0	0	0	100	28	6	0	0
December 2022	100	0	0	0	0	100	23	4	0	0
December 2023	100	0	0	0	0	100	18	1	0	0
December 2024	100	0	0	0	0	100	15	0	0	0
December 2025	100	0	0	0	0	100	12	0	0	0
December 2026	100	0	0	0	0	100	9	0	0	0
December 2027	100	0	0	0	0	100	7	0	0	0
December 2028	100	0	0	0	0	100	5	0	0	0
December 2029	77	0	0	0	0	100	3	0	0	0
December 2030	61	0	0	0	0	100	1	0	0	0
December 2031	43	0	0	0	0	100	0	0	0	0
December 2032	23	0	0	0	0	100	0	0	0	0
December 2033	1	0	0	0	0	100	0	0	0	0
December 2034	0	0	0	0	0	50	0	0	0	0
December 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	25.59	6.29	4.37	3.25	2.43	29.04	14.41	9.91	7.40	5.33
Weighted Average Life to Call (years)(2)(3)	25.59	6.29	4.37	3.25	2.43	28.79	12.08	8.22	6.13	4.37

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M1					Class M2
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
December 2006	100	100	100	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100	100	100	100
December 2008	100	100	100	100	100	100	100	100	100	100
December 2009	100	100	78	54	100	100	100	78	54	51
December 2010	100	90	58	36	21	100	90	58	36	21
December 2011	100	74	43	24	12	100	74	43	24	12
December 2012	100	61	32	16	7	100	61	32	16	7
December 2013	100	51	24	11	4	100	51	24	11	4
December 2014	100	42	18	7	3	100	42	18	7	1
December 2015	100	34	13	5	0	100	34	13	5	0
December 2016	100	28	10	3	0	100	28	10	3	0
December 2017	100	23	7	1	0	100	23	7	0	0
December 2018	100	19	5	0	0	100	19	5	0	0
December 2019	100	15	4	0	0	100	15	4	0	0
December 2020	100	13	3	0	0	100	13	3	0	0
December 2021	100	10	1	0	0	100	10	0	0	0
December 2022	100	8	0	0	0	100	8	0	0	0
December 2023	100	7	0	0	0	100	7	0	0	0
December 2024	100	5	0	0	0	100	5	0	0	0
December 2025	100	4	0	0	0	100	4	0	0	0
December 2026	100	3	0	0	0	100	3	0	0	0
December 2027	100	3	0	0	0	100	1	0	0	0
December 2028	100	0	0	0	0	100	0	0	0	0
December 2029	96	0	0	0	0	96	0	0	0	0
December 2030	83	0	0	0	0	83	0	0	0	0
December 2031	69	0	0	0	0	69	0	0	0	0
December 2032	54	0	0	0	0	54	0	0	0	0
December 2033	37	0	0	0	0	37	0	0	0	0
December 2034	18	0	0	0	0	18	0	0	0	0
December 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	27.14	9.47	6.52	5.13	4.97	27.14	9.45	6.50	5.07	4.62
Weighted Average Life to Call (years)(2)(3)	27.05	8.65	5.94	4.70	4.64	27.05	8.65	5.94	4.65	4.30

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M3					Class M4
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
December 2006	100	100	100	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100	100	100	100
December 2008	100	100	100	100	100	100	100	100	100	100
December 2009	100	100	78	54	36	100	100	78	54	36
December 2010	100	90	58	36	21	100	90	58	36	21
December 2011	100	74	43	24	12	100	74	43	24	12
December 2012	100	61	32	16	7	100	61	32	16	7
December 2013	100	51	24	11	4	100	51	24	11	4
December 2014	100	42	18	7	0	100	42	18	7	0
December 2015	100	34	13	5	0	100	34	13	5	0
December 2016	100	28	10	2	0	100	28	10	0	0
December 2017	100	23	7	0	0	100	23	7	0	0
December 2018	100	19	5	0	0	100	19	5	0	0
December 2019	100	15	4	0	0	100	15	4	0	0
December 2020	100	13	1	0	0	100	13	0	0	0
December 2021	100	10	0	0	0	100	10	0	0	0
December 2022	100	8	0	0	0	100	8	0	0	0
December 2023	100	7	0	0	0	100	7	0	0	0
December 2024	100	5	0	0	0	100	5	0	0	0
December 2025	100	4	0	0	0	100	4	0	0	0
December 2026	100	3	0	0	0	100	0	0	0	0
December 2027	100	0	0	0	0	100	0	0	0	0
December 2028	100	0	0	0	0	100	0	0	0	0
December 2029	96	0	0	0	0	96	0	0	0	0
December 2030	83	0	0	0	0	83	0	0	0	0
December 2031	69	0	0	0	0	69	0	0	0	0
December 2032	54	0	0	0	0	54	0	0	0	0
December 2033	37	0	0	0	0	37	0	0	0	0
December 2034	18	0	0	0	0	18	0	0	0	0
December 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	27.13	9.43	6.49	5.03	4.45	27.13	9.41	6.47	5.00	4.37
Weighted Average Life to Call (years)(2)(3)	27.05	8.65	5.94	4.62	4.14	27.05	8.65	5.94	4.60	4.06

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M5					Class M6
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
December 2006	100	100	100	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100	100	100	100
December 2008	100	100	100	100	100	100	100	100	100	100
December 2009	100	100	78	54	36	100	100	78	54	36
December 2010	100	90	58	36	21	100	90	58	36	21
December 2011	100	74	43	24	12	100	74	43	24	12
December 2012	100	61	32	16	7	100	61	32	16	7
December 2013	100	51	24	11	4	100	51	24	11	0
December 2014	100	42	18	7	0	100	42	18	7	0
December 2015	100	34	13	5	0	100	34	13	2	0
December 2016	100	28	10	0	0	100	28	10	0	0
December 2017	100	23	7	0	0	100	23	7	0	0
December 2018	100	19	5	0	0	100	19	5	0	0
December 2019	100	15	2	0	0	100	15	0	0	0
December 2020	100	13	0	0	0	100	13	0	0	0
December 2021	100	10	0	0	0	100	10	0	0	0
December 2022	100	8	0	0	0	100	8	0	0	0
December 2023	100	7	0	0	0	100	7	0	0	0
December 2024	100	5	0	0	0	100	5	0	0	0
December 2025	100	3	0	0	0	100	0	0	0	0
December 2026	100	0	0	0	0	100	0	0	0	0
December 2027	100	0	0	0	0	100	0	0	0	0
December 2028	100	0	0	0	0	100	0	0	0	0
December 2029	96	0	0	0	0	96	0	0	0	0
December 2030	83	0	0	0	0	83	0	0	0	0
December 2031	69	0	0	0	0	69	0	0	0	0
December 2032	54	0	0	0	0	54	0	0	0	0
December 2033	37	0	0	0	0	37	0	0	0	0
December 2034	18	0	0	0	0	18	0	0	0	0
December 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	27.13	9.39	6.45	4.99	4.31	27.13	9.36	6.43	4.95	4.25
Weighted Average Life to Call (years)(2)(3)	27.05	8.65	5.94	4.60	4.01	27.05	8.65	5.94	4.58	3.98

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M7					Class M8
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
December 2006	100	100	100	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100	100	100	100
December 2008	100	100	100	100	100	100	100	100	100	100
December 2009	100	100	78	54	36	100	100	78	54	36
December 2010	100	90	58	36	21	100	90	58	36	21
December 2011	100	74	43	24	12	100	74	43	24	12
December 2012	100	61	32	16	7	100	61	32	16	7
December 2013	100	51	24	11	0	100	51	24	11	0
December 2014	100	42	18	7	0	100	42	18	7	0
December 2015	100	34	13	0	0	100	34	13	0	0
December 2016	100	28	10	0	0	100	28	10	0	0
December 2017	100	23	7	0	0	100	23	7	0	0
December 2018	100	19	2	0	0	100	19	0	0	0
December 2019	100	15	0	0	0	100	15	0	0	0
December 2020	100	13	0	0	0	100	13	0	0	0
December 2021	100	10	0	0	0	100	10	0	0	0
December 2022	100	8	0	0	0	100	8	0	0	0
December 2023	100	7	0	0	0	100	3	0	0	0
December 2024	100	1	0	0	0	100	0	0	0	0
December 2025	100	0	0	0	0	100	0	0	0	0
December 2026	100	0	0	0	0	100	0	0	0	0
December 2027	100	0	0	0	0	100	0	0	0	0
December 2028	100	0	0	0	0	100	0	0	0	0
December 2029	96	0	0	0	0	96	0	0	0	0
December 2030	83	0	0	0	0	83	0	0	0	0
December 2031	69	0	0	0	0	69	0	0	0	0
December 2032	54	0	0	0	0	54	0	0	0	0
December 2033	37	0	0	0	0	37	0	0	0	0
December 2034	18	0	0	0	0	18	0	0	0	0
December 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	27.13	9.33	6.40	4.93	4.21	27.13	9.28	6.37	4.90	4.16
Weighted Average Life to Call (years)(2)(3)	27.05	8.65	5.94	4.58	3.95	27.05	8.65	5.94	4.58	3.92

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M9					Class B1
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
December 2006	100	100	100	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100	100	100	100
December 2008	100	100	100	100	100	100	100	100	100	100
December 2009	100	100	78	54	36	100	100	78	54	36
December 2010	100	90	58	36	21	100	90	58	36	21
December 2011	100	74	43	24	12	100	74	43	24	12
December 2012	100	61	32	16	*	100	61	32	16	0
December 2013	100	51	24	11	0	100	51	24	9	0
December 2014	100	42	18	0	0	100	42	18	0	0
December 2015	100	34	13	0	0	100	34	13	0	0
December 2016	100	28	10	0	0	100	28	6	0	0
December 2017	100	23	1	0	0	100	23	0	0	0
December 2018	100	19	0	0	0	100	19	0	0	0
December 2019	100	15	0	0	0	100	15	0	0	0
December 2020	100	13	0	0	0	100	13	0	0	0
December 2021	100	10	0	0	0	100	7	0	0	0
December 2022	100	6	0	0	0	100	0	0	0	0
December 2023	100	0	0	0	0	100	0	0	0	0
December 2024	100	0	0	0	0	100	0	0	0	0
December 2025	100	0	0	0	0	100	0	0	0	0
December 2026	100	0	0	0	0	100	0	0	0	0
December 2027	100	0	0	0	0	100	0	0	0	0
December 2028	100	0	0	0	0	100	0	0	0	0
December 2029	96	0	0	0	0	96	0	0	0	0
December 2030	83	0	0	0	0	83	0	0	0	0
December 2031	69	0	0	0	0	69	0	0	0	0
December 2032	54	0	0	0	0	54	0	0	0	0
December 2033	37	0	0	0	0	37	0	0	0	0
December 2034	18	0	0	0	0	18	0	0	0	0
December 2035	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	27.12	9.23	6.33	4.86	4.12	27.11	9.14	6.27	4.81	4.06
Weighted Average Life to Call (years)(2)(3)	27.05	8.65	5.94	4.57	3.91	27.05	8.65	5.94	4.56	3.88

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class B2-A, Class B2-B,
	Class B2-C & Class B2-D
	PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
December 2006	100	100	100	100	100
December 2007	100	100	100	100	100
December 2008	100	100	100	100	100
December 2009	100	100	78	54	36
December 2010	100	90	58	36	21
December 2011	100	74	43	24	6
December 2012	100	61	32	16	0
December 2013	100	51	24	0	0
December 2014	100	42	18	0	0
December 2015	100	34	11	0	0
December 2016	100	28	0	0	0
December 2017	100	23	0	0	0
December 2018	100	19	0	0	0
December 2019	100	15	0	0	0
December 2020	100	7	0	0	0
December 2021	100	0	0	0	0
December 2022	100	0	0	0	0
December 2023	100	0	0	0	0
December 2024	100	0	0	0	0
December 2025	100	0	0	0	0
December 2026	100	0	0	0	0
December 2027	100	0	0	0	0
December 2028	100	0	0	0	0
December 2029	96	0	0	0	0
December 2030	83	0	0	0	0
December 2031	69	0	0	0	0
December 2032	54	0	0	0	0
December 2033	37	0	0	0	0
December 2034	18	0	0	0	0
December 2035	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	27.10	9.01	6.18	4.74	4.01
Weighted Average Life to Call (years)(2)(3)	27.05	8.65	5.94	4.56	3.88

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Last Scheduled Distribution Date
     The last scheduled Distribution Date for each class of Offered Certificates is the Distribution Date in January 2036.
     The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Certificate Principal Balance set forth on the cover page of this free writing prospectus for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.
     Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Certificate Principal Balance of each class could be reduced to zero significantly earlier than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “—Prepayment Considerations and Risks” and “—Weighted Average Lives” above and “Yield Considerations” in the prospectus.
FEDERAL INCOME TAX CONSEQUENCES
     The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this free writing prospectus to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.
General
     The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the Net WAC Rate Carryover Reserve Account, the Yield Maintenance Agreements and certain other assets specified in the pooling and servicing agreement) will comprise multiple REMICs (each, a “Trust REMIC”) organized in a tiered REMIC structure. Elections will be made to treat each of the related Trust REMICs as a REMIC for federal income tax purposes. The Class R Certificates represent ownership of the sole class of residual interest in one or more of the Trust REMICs. The Class RX Certificates represent ownership of the sole class of residual interest in the remaining Trust REMICs. Upon the issuance of the Offered Certificates, Hunton & Williams LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.
Taxation of the Offered Certificates
     For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated as beneficially owning two assets: (i) a REMIC regular interest and (ii) the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount (the “Notional Principal Contract Arrangement”). None of the Net WAC Rate Carryover Reserve Account or the Yield Maintenance Agreements are assets of any Trust REMIC. The REMIC regular interest corresponding to an Offered Certificate (the “Regular Interest”) will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds. As a result of the foregoing, the amount of distributions on the Regular Interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered

Certificate. Any payment on an Offered Certificate from the Net WAC Rate Carryover Reserve Account will be deemed to have been paid pursuant to the Notional Principal Contract Arrangement. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Federal Income Tax Consequences—REMIC Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Notional Principal Contract Arrangement component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract Arrangement component, subject to the discussion under "—The Notional Principal Contract Arrangement Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.
     A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components — the Regular Interest component and the Notional Principal Contract Arrangement component. To the extent the Notional Principal Contract Arrangement component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus.
     Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. The amount of the sale price allocated to the right to receive payments under the Notional Principal Contract Arrangement would be considered a “termination payment” under the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”) allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) upon entering into or acquiring its interest in the right to receive payments under the Notional Principal Contract Arrangement. Gain or loss realized upon the termination of the right to receive payments from the Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract Arrangement component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition”.
     Interest on the Regular Interest component of an Offered Certificate must be included in income by the beneficial owner of the Offered Certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to the respective percentages of the related Prepayment Assumptions under Scenario III, as set forth under “Prepayment and Yield Considerations—Prepayment Scenarios” in this free writing prospectus. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.
Status of the Offered Certificates
     The Regular Interest components of the Offered Certificates (but not the Notional Principal Contract Arrangement Components) will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any Trust REMIC, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Notional Principal Contract Arrangement components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code.
The Notional Principal Contract Arrangement Component
     As indicated above, a portion of the purchase price paid by a beneficial owner of an Offered Certificate to acquire the certificate will be attributable to the Notional Principal Contract Arrangement component of such certificate. The Trust Administrator will, as required, treat payments made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The regulations governing OID provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. The Trust Administrator must separately treat the right to receive payments from the Net WAC Rate Carryover Account as a distinct property right and may assign that right more than a de minimis value. Upon request, the Trustee will make available information regarding such amounts and values as has been provided to it.
     The portion of the overall purchase price of an Offered Certificate attributable to the Notional Principal Contract Arrangement component must be amortized over the life of the Notional Principal Contract Arrangement, taking into account the declining balance of the related Regular Interest component. The Notional Principal Contracts Regulations provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield or constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations. Beneficial owners of Offered Certificates should consult their own tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Notional Principal Contract Arrangement component of an Offered Certificate.
     Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding Regular Interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

     A beneficial owner’s ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement component in computing the beneficial owner’s alternative minimum tax liability.
     It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.
Other Matters
     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” and “—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.
STATE AND LOCAL TAXES
     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding these tax consequences.
ERISA CONSIDERATIONS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such Plans.
     Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code (“Similar Law”). Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.
     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.
     The U.S. Department of Labor (“DOL”) has issued individual exemptions to various underwriters that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities if they are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions.
     The Offered Certificates are eligible for relief under an administrative exemption issued to Credit Suisse First Boston LLC (Prohibited Transaction Exemption (“PTE”) 90-59 as most recently amended and restated by PTE 2002-41 (the “Exemption”)), and may be purchased by Plans, or by a person acting for, on behalf of or with plan assets of, such Plan if certain conditions stated in the Exemption are met.
     For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in this free writing prospectus, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.
     The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this free writing prospectus to be eligible for exemptive relief:
•	The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•	The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•	The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.
     A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for such certificate.
     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.
     A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption have been met.
     The rating of an Offered Certificate may change. If a class of Offered Certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate rated below investment grade (“ERISA-Restricted Offered Certificate”) will not be registered by the trustee unless:
(a)	the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, from the transferee to the effect that the transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan;

(b)	the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTCE 95-60; or

(c)	the trustee and the trust administrator receive an opinion of counsel satisfactory to the trustee and the trust administrator that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting for, on behalf of or with the assets of, a Plan will not result in a non-exempt prohibited transaction under Title I of ERISA, Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee, the trust administrator, the master servicer or the servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the pooling and servicing agreement.
     If a class of Offered Certificates no longer has a rating of at least BBB-, each transferee of a book-entry certificate will be deemed to have made either the representation in clause (a) above or clause (b) above, as applicable.
     This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.
LEGAL INVESTMENT CONSIDERATIONS
     None of the Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), and, as a result, the appropriate characterization of these certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, is subject to significant interpretive uncertainties.
     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.
     Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.
     See “Legal Investment Considerations” in the prospectus.
LEGAL MATTERS
     Certain legal matters with respect to the Offered Certificates will be passed upon for the depositor by Hunton & Williams LLP and for the underwriters by Thacher Proffitt & Wood LLP.

RATINGS
     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by S&P, Moody’s and Fitch:

Class	S&P	Moody's	Fitch
1-A-1	AAA	Aaa	AAA
2-A-1	AAA	Aaa	AAA
2-A-2	AAA	Aaa	AAA
2-A-3	AAA	Aaa	AAA
2-A-4	AAA	Aaa	AAA
M1	AA+	Aa1	AA+
M2	AA	Aa2	AA
M3	AA	Aa3	AA-
M4	AA-	A1	A+
M5	A+	A2	A
M6	A+	A3	A-
M7	A	Baa1	BBB+
M8	A-	Baa2	BBB+
M9	BBB+	Baa3	BBB
B1	BBB	Ba1	BBB-
B2-A	BBB-	Ba2	BB+
B2-B	BBB-	Ba2	BB+
B2-C	BBB-	Ba2	BB+
B2-D	BBB-	Ba2	BB+
     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor’s, 55 Water Street, New York, New York 10041, Moody’s Investors Service, Inc., 90 Church Street, New York, New York 10007, and Fitch, Inc., One State Street Plaza, New York, New York 10004.
     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P, Moody’s or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such certificates.

GLOSSARY OF TERMS
     The following terms have the meanings given below when used in this free writing prospectus.
     “Adjusted Net Mortgage Rate” means for any mortgage loan a per annum rate equal to the mortgage rate for such mortgage loan as of the first day of the month preceding the month in which such Distribution Date occurs less the Expense Fee Rate.
     “Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus.
     “Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.
     “ARM” means an adjustable-rate mortgage loan.
     “Available Funds” means, with respect to any Distribution Date, an amount equal to the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable therefrom to the servicer, the master servicer, the trust administrator or the trustee: (i) the aggregate amount of monthly payments on the mortgage loans, after deduction of the Servicing Fee and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, net liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitution for such mortgage loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Advances for such Distribution Date and payments by the servicer and the master servicer in connection with Compensating Interest for such Distribution Date.
     “Base Rate” for each class of Offered Certificates is a per annum rate as follows: for the Class 1-A-1 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class 2-A-1 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class 2-A-2 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class 2-A-3 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class 2-A-4 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M1 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M2 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M3 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M4 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M5 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M6 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M7 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M8 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M9 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class B1 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); and for each of the Class B2 Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable).
     “Certificate Principal Balance” means, with respect to any class of certificates as of any Distribution Date, the initial Certificate Principal Balance of that class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of that class as payments of principal, and

•	in the case of any class of Subordinate Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates; provided, however, that the Certificate Principal Balances of the Subordinate Certificates then outstanding will be increased in direct order of seniority by the amount of any Subsequent Recoveries distributed to any class of certificates senior to such class.
     “Class B2 Certificates” means any or all of the Class B2-A, Class B2-B, Class B2-C and Class B2-D Certificates.
     “Code” has the meaning set forth in “Federal Income Tax Consequences” in this free writing prospectus.
     “Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus.
     “Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.
     “Credit Enhancement Percentage” means for any Distribution Date and a class of Subordinate Certificates, the percentage obtained by dividing (x) the sum of the aggregate Certificate Principal Balance of each class of certificates junior in priority to such class and the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the mortgage loans, calculated prior to taking into account distributions of principal on the mortgage loans and distribution of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date. The initial Credit Enhancement Percentage for each class of Subordinate Certificates approximately is as follows: Class M1 (20.85%); Class M2 (17.20%); Class M3 (14.75%); Class M4 (13.00%); Class M5 (11.25%); Class M6 (9.70%); Class M7 (8.15%); Class M8 (7.00%); Class M9 (5.75%); Class B1 (4.60%) and Class B2 (3.55%).
     “Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this free writing prospectus.
     “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the last day of the related Due Period by (y) the sum of the Stated Principal Balances of the mortgage loans as of the Cut-off Date.
     “Current Interest” means, for each class of Offered Certificates on any Distribution Date, the aggregate amount of interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to such Distribution Date at the related Pass-through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.
     “Cut-off Date” means December 1, 2005.
     “Delinquency Rate” means for any month the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans (including all foreclosures and REO Properties) as of the close of business on the last day of such month.

     “Determination Date” means, for each Distribution Date, the 18th of that month or, if that day is not a business day, the immediately preceding business day.
     “Distribution Date” means the 25th day of each month or, if that day is not a business day, the immediately succeeding business day. The first Distribution Date is in January 2006.
     “DOL” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.
     “Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.
     “ERISA” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.
     “Excess Cashflow” means, with respect to any Distribution Date, the sum of (1) the excess, if any, of (x) the interest collected on the mortgage loans by the servicer on or prior to the related Determination Date (exclusive of any Prepayment Interest Excess) or advanced by the servicer for the related Servicer Remittance Date, net of the Servicing Fee, the Master Servicing Fee and the Trust Administration Fee, over (y) the sum of the amounts paid to the classes of certificates pursuant to clauses (I), (II) and (III) under “Description of the Certificates—Distributions of Interest and Principal —Interest Distributions” in this free writing prospectus and (2) any Overcollateralization Release Amount for such Distribution Date.
     “Excess Overcollateralized Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.
     “Exemption” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.
     “Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the Master Servicing Fee Rate, the Trust Administration Fee Rate and the Servicing Fee Rate. The Expense Fee Rate is not expected to exceed 0.515%.
     “Extra Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.
     “Formula Rate” for each class of Offered Certificates means the related Base Rate for that class.
     “Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus.
     “Group 1 Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Principal Remittance Amount for the Group 1 Mortgage Loans for such Distribution Date, and the denominator of which is (ii) the sum of the Principal Remittance Amount for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans for such Distribution Date.
     “Group 1 Interest Remittance Amount” means, with respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans.
     “Group 1 Mortgage Loans” means the mortgage loans designated as “group 1 mortgage loans” under the pooling and servicing agreement.
     “Group 1 Net WAC Rate” for any Distribution Date means a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates then in effect at the beginning of the related Due Period on the Group 1 Mortgage Loans (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.
     “Group 1 Principal Distribution Amount” with respect to any Distribution Date is the sum of (i) the excess of (x) the Principal Remittance Amount for the Group 1 Mortgage Loans over (y) the Overcollateralization Release Amount multiplied by the Group 1 Allocation Percentage for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group 1 Allocation Percentage.
     “Group 1 Senior Certificates” means the Class 1-A-1 Certificates.
     “Group 2 Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Principal Remittance Amount for the Group 2 Mortgage Loans for such Distribution Date, and the denominator of which is (ii) the sum of the Principal Remittance Amount for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans for such Distribution Date.
     “Group 2 Interest Remittance Amount” means, with respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2 Mortgage Loans.
     “Group 2 Mortgage Loans” means the mortgage loans designated as “group 2 mortgage loans” under the pooling and servicing agreement.
     “Group 2 Net WAC Rate” for any Distribution Date means a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates then in effect at the beginning of the related Due Period on the Group 2 Mortgage Loans (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.
     “Group 2 Principal Distribution Amount” with respect to any Distribution Date is the sum of (i) the excess of (x) the Principal Remittance Amount for the Group 2 Mortgage Loans over (y) the Overcollateralization Release Amount multiplied by the Group 2 Allocation Percentage for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group 2 Allocation Percentage.
     “Group 2 Senior Certificates” means the Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates and Class 2-A-4 Certificates.
     “Index” shall mean the Six-Month LIBOR Index.
     “Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus.
     “Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.
     “Interest Accrual Period” for any Distribution Date means with respect to the Senior Certificates and the Subordinate Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.
     “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     “Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through the sale or assignment of such defaulted mortgage loan, a trustee’s sale, foreclosure sale or otherwise.
     “Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus.
     “MERS Designated Mortgage Loan” means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns, has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.
     “Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus.
     “Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.
     “Net WAC Rate” for any Distribution Date means the Group 1 Net WAC Rate, the Group 2 Net WAC Rate and the Subordinate Net WAC Rate, as applicable.
     “Net WAC Rate Carryover Amount” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this free writing prospectus.
     “Net WAC Rate Carryover Payment” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this free writing prospectus.
     “Net WAC Rate Carryover Reserve Account” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this free writing prospectus.
     “Notional Principal Contract Arrangement” has the meaning set forth in “Federal Income Tax Consequences—The Notional Principal Contract Arrangement Component” in this free writing prospectus.
     “Offered Certificates” means the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1, Class B2-A, Class B2-B, Class B2-C and Class B2-D Certificates being offered by this free writing prospectus.
     “One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trust administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trust administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.
     “Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

     “Overcollateralization Release Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.
     “Overcollateralization Target Amount” means with respect to any Distribution Date (i) prior to the Stepdown Date, 3.55% of the aggregate Stated Principal Balance of all of the mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (A) 7.10% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Rating Agencies may increase the foregoing percentages in connection with the closing, which revised percentages will be set forth in the Pooling and Servicing Agreement filed in connection therewith.
     “Overcollateralized Amount” means for any Distribution Date an amount equal to (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on the related Determination Date minus (ii) the sum of the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).
     “P&I Advances” means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.
     “Pass-through Rate” means for any Distribution Date for each class of Offered Certificates the lesser of (a) the related Formula Rate for that class and that Distribution Date and (b) the Net WAC Rate for that class for such Distribution Date. With respect to the Offered Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed (which, for the first Interest Accrual Period, shall be 36 days).
     “Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this free writing prospectus.
     “Plan” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.
     “Prepayment Assumption” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.
     “Prepayment Interest Excess” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus.
     “Prepayment Period” means, with respect to any Distribution Date, either (a) with respect to unscheduled receipt of principal (other than voluntary partial principal prepayment), the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the period beginning on the Cut-off Date) to and including the 15th day of the month in which that Distribution Date occurs, or (b) with respect to voluntary principal prepayments in part, the calendar month prior to the Distribution Date.
     “Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this free writing prospectus.
     “Principal Remittance Amount” means, with respect to any Distribution Date and any loan group, to the extent of funds available for distribution as described in this free writing prospectus, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period, (iii) the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date prior to the current Distribution Date, (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).
     “Realized Loss” means, if a mortgage loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such mortgage loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the mortgage loans will, in effect, be absorbed first, by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be allocated as Applied Realized Loss Amounts in reverse sequential order, first to the Class B2 Certificates, pro rata, based on outstanding Certificate Principal Balance of each such class of Class B2 Certificates, second to the Class B1 Certificates, third to the Class M9 Certificates, fourth to the Class M8 Certificates, fifth to the Class M7 Certificates, sixth to the Class M6 Certificates, seventh to the Class M5 Certificates, eighth to the Class M4 Certificates, ninth to the Class M3 Certificates, tenth to the Class M2 Certificates and eleventh to the Class M1 Certificates. No Realized Losses will be allocated as Applied Realized Loss Amounts to the Senior Certificates. The Realized Losses allocated as Applied Realized Loss Amounts to the class of Subordinate Certificates then outstanding with the highest distribution priority will be decreased by the amount of Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the realized loss amount allocated to the class with the highest next distribution priority) and the certificate principal balance of such class or classes of Subordinate Certificates will be increased by the same amount.
     “Record Date” means, with respect to the Offered Certificates, the business day immediately preceding the related Distribution Date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last day of the calendar month immediately preceding the related Distribution Date (or if such day is not a business day, on the immediately preceding business day).
     “Reference Banks” means leading banks selected by the trust administrator (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.
     “REIT” has the meaning set forth in “Federal Income Tax Consequences” in this free writing prospectus.
     “Rolling Three-Month Delinquency Rate” means with respect to any Distribution Date, the weighted average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.
     “Scored Program” has the meaning set forth in “The Originator and The Servicer—Underwriting Guidelines” in this free writing prospectus.
     “Senior Certificates” means the Class 1-A-1 Certificates, the Class 2-A-1 Certificates, the Class 2-A-2 Certificates, the Class 2-A-3 Certificates and the Class 2-A-4 Certificates.
     “Senior Enhancement Percentage” means for any Distribution Date the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralized Amount (which, for purposes of this definition, will not be less than zero), and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans, after giving effect to distributions on that Distribution Date. As of the closing date, the initial Senior Enhancement Percentage is equal to approximately 24.80%.
     “Servicer Remittance Date” means, with respect to any Distribution Date, the 24th day of the month in which such Distribution Date occurs if it is a business day or, if the 24th day of the month is not a business day, the business day preceding the 24th day of the month in which such Distribution Date occurs.
     “Servicing Fee Rate” means a per annum rate equal to 0.50%.
     “Six-Month LIBOR” has the meaning set forth in “The Mortgage Loan Pool—The Index” in this free writing prospectus.
     “Stated Principal Balance” means, as to any Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date, after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the servicer with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.
     “Stepdown Date” means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates will be reduced to zero, assuming 100% of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount is used to pay the related Senior Certificates, and (2) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (for this purpose only, before taking into account distributions to the certificates) meets or exceeds 49.60% and (ii) the 37th Distribution Date. Notwithstanding the foregoing, to the extent that the Stepdown Date is caused by clause (1) above, prior to giving effect to the changes in priorities caused by the Stepdown Date, the outstanding principal balance of the related Senior Certificates will be reduced to zero.
     “Structuring Assumptions” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.
     “Subordinate Certificates” means any of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates.
     “Subordinate Net WAC Rate” for any Distribution Date means a per annum rate equal to the weighted average of the Group 1 Net WAC Rate and the Group 2 Net WAC Rate, weighted based on (a) the excess of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans over (ii) the aggregate Certificate Principal Balance of the Group 1 Senior Certificates and (b) the excess of (i) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans over (ii) the aggregate Certificate Principal Balance of the Group 2 Senior Certificates.
     “Substitute Mortgage Loan” means a mortgage loan substituted by the originator for a mortgage loan that is in breach of the originator’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1.00% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the originator.

     “Substitution Adjustment Amount” has the meaning set forth in “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.
     “Target Senior Enhancement Percentage” means, with respect to the Group 1 Senior Certificates or the Group 2 Senior Certificates, as applicable, and for any Distribution Date, the greater of (i) 200% of the initial Senior Enhancement Percentage or (ii) the fraction, expressed as a percentage, the numerator of which is an amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period.
     “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).
     A “Trigger Event” is in effect on any Distribution Date (i) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 32.26% of the Senior Enhancement Percentage for that Distribution Date or (ii) if cumulative Realized Losses for the related Distribution Date as a percentage of the principal balance of the mortgage loans as of the Cut-off Date are greater than:

Distribution Date Occurring in	Loss percentage
January 2008 through December 2008	1.50% for the first month, plus an additional 1/12th of 1.85% for each month thereafter

January 2009 through December 2009	3.35% for the first month, plus an additional 1/12th of 1.90% for each month thereafter

January 2010 through December 2010	5.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter

January 2011 through December 2011	6.75% for the first month, plus an additional 1/12th of 0.80% for each month thereafter

January 2012 and thereafter	7.55%
     “Trust REMIC” has the meaning set forth in “Federal Income Tax Consequences—General” in this free writing prospectus.
     “Unpaid Interest Amounts” for any class of certificates and any Distribution Date will equal the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any Unpaid Interest Amount from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on the amount in clause (1) for the related Interest Accrual Period at the applicable Pass-through Rate (to the extent permitted by applicable law).
     “Yield Maintenance Agreement” has the meaning set forth in “Description of the Certificates—Yield Maintenance Agreements” in this free writing prospectus.
     “YMA Counterparty” has the meaning set forth in “Description of the Certificates—Yield Maintenance Agreements” in this free writing prospectus.

SCHEDULE A
MORTGAGE LOAN POOL STATISTICAL INFORMATION
[Begins on following page.]

Schedule A-1

Description of the Total Collateral
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	9,787

Aggregate Current Principal Balance	$2,195,993,895.87
Average Current Principal Balance	224,378.65		$4,935.76 to $1,000,000.00
Aggregate Original Principal Balance	$2,197,900,413.00
Average Original Principal Balance	$224,573.46		$5,000.00 to $1,000,000.00
Fully Amortizing Mortgage Loans	100.00%
1st Lien	95.88%
Weighted Avg. Gross Coupon	7.787%		5.150% to 13.750%
Weighted Avg. Original Term (months)	359		60 to 360
Weighted Avg. Remaining Term (months)	358		58 to 360
Weighted Avg. Margin(ARM Loans Only)	5.844%		3.000% to 6.990%
Weighted Avg. Maximum Rate (ARM Loans Only)	13.705%		11.150% to 19.000%
Weighted Avg. Minimum Rate (ARM Loans Only)	7.703%		5.150% to 13.000%
Weighted Avg. Combined Original LTV	87.95%		10.00% to 100.00%
Weighted Avg. Borrower FICO	621		500 to 816

Geographic Distribution (Top 5)	CA	26.72%
	NY	11.41%
	FL	10.65%
	MD	7.98%
	NJ	6.95%

Schedule A-2

Description of the Total Collateral
Collateral Type

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2 YR/6MO LIB	4,381	$995,124,407.09	45.32%	359	41.86	8.067%	604	78.70%
2 YR/6MO LIB- 40 Year Amortization	1,253	397,479,628.20	18.10	359	44.67	7.821	614	80.40
2 YR/6MO LIB- 5YR IO	1,751	516,242,882.11	23.51	359	42.64	6.929	647	81.65
3 YR/6MO LIB	86	19,648,158.05	0.89	359	40.54	8.051	607	78.45
3 YR/6MO LIB- 40 Year Amortization	21	6,288,507.24	0.29	360	45.44	7.522	630	79.14
3 YR/6MO LIB- 5YR IO	44	12,361,876.84	0.56	359	41.05	6.798	658	81.03
5 YR/6MO LIB	40	11,243,879.78	0.51	359	39.35	7.250	642	81.87
5 YR/6MO LIB- 40 Year Amortization	16	5,689,388.93	0.26	360	38.66	7.635	641	82.26
FIXED RATE	2,139	215,335,338.16	9.81	349	41.63	8.575	644	85.86
FIXED RATE- 40/30 Balloon	56	16,579,829.47	0.76	359	44.09	7.496	636	79.65

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Principal Balances at Origination

		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PRINCIPAL BALANCES	MORTGAGE	AS OF	AS OF	MATURITY	INCOME	COUPON		OLTV
AT ORIGINATION ($)	LOANS	ORIGINATION ($)	ORIGINATION	(months)*	(%)*	(%)*	FICO*	(%)

0.01 to 25,000.00	342	$4,247,596.91	0.19%	160	39.99	11.541%	622	96.39%
25,000.01 to 50,000.00	479	18,145,334.03	0.83	353	41.67	10.250	639	96.82
50,000.01 to 100,000.00	1,331	103,075,400.82	4.69	357	40.29	9.247	623	86.82
100,000.01 to 150,000.00	1,669	208,767,852.57	9.51	358	41.21	8.403	610	81.34
150,000.01 to 200,000.00	1,508	262,766,313.18	11.97	359	41.63	7.915	610	78.88
200,000.01 to 250,000.00	1,045	234,949,182.80	10.70	358	42.69	7.871	609	78.34
250,000.01 to 300,000.00	827	227,944,378.32	10.38	358	43.46	7.791	616	78.97
300,000.01 to 350,000.00	667	215,737,927.51	9.82	359	42.70	7.486	623	79.49
350,000.01 to 400,000.00	544	203,792,612.94	9.28	358	43.73	7.460	625	80.12
400,000.01 to 450,000.00	410	174,134,851.14	7.93	359	42.97	7.439	630	80.39
450,000.01 to 500,000.00	323	154,023,139.48	7.01	358	43.58	7.388	636	81.13
500,000.01 to 550,000.00	213	111,607,388.16	5.08	359	43.26	7.380	637	81.49
550,000.01 to 600,000.00	164	94,526,024.35	4.30	358	43.40	7.465	630	81.37
600,000.01 to 650,000.00	82	51,413,430.19	2.34	359	42.65	7.414	632	81.85
650,000.01 to 700,000.00	62	41,835,681.28	1.91	359	42.01	7.336	630	81.37
700,000.01 to 750,000.00	116	84,539,155.39	3.85	358	40.42	7.497	622	79.45
750,000.01 to 800,000.00	1	780,000.00	0.04	360	46.19	6.990	613	80.00
800,000.01 to 850,000.00	1	807,626.80	0.04	356	34.26	6.600	584	73.68
850,000.01 to 900,000.00	1	900,000.00	0.04	360	39.53	7.750	631	80.00
950,000.01 to 1,000,000.00	2	2,000,000.00	0.09	359	45.49	6.985	698	77.04

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

*Based on the original balances of the Mortgage Loans.

Schedule A-3

Description of the Total Collateral
Principal Balance as of the Cut-Off Date

		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
BALANCES AS OF THE	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25,000.00	343	$4,254,413.73	0.19%	160	40.00	11.534%	622	96.35%
25,000.01 to 50,000.00	479	18,145,334.03	0.83	353	41.67	10.250	639	96.82
50,000.01 to 100,000.00	1,331	103,075,400.82	4.69	357	40.29	9.247	623	86.82
100,000.01 to 150,000.00	1,672	209,217,738.75	9.53	358	41.22	8.402	610	81.36
150,000.01 to 200,000.00	1,505	262,316,427.00	11.95	359	41.62	7.915	610	78.86
200,000.01 to 250,000.00	1,046	235,199,060.18	10.71	358	42.68	7.870	609	78.32
250,000.01 to 300,000.00	828	228,294,360.99	10.40	358	43.48	7.791	616	79.00
300,000.01 to 350,000.00	666	215,487,746.11	9.81	359	42.67	7.489	623	79.49
350,000.01 to 400,000.00	544	203,842,774.50	9.28	358	43.75	7.457	625	80.13
400,000.01 to 450,000.00	409	173,735,010.93	7.91	359	42.97	7.440	630	80.37
450,000.01 to 500,000.00	323	154,023,139.48	7.01	358	43.58	7.388	636	81.13
500,000.01 to 550,000.00	213	111,607,388.16	5.08	359	43.26	7.380	637	81.49
550,000.01 to 600,000.00	164	94,526,024.35	4.30	358	43.40	7.465	630	81.37
600,000.01 to 650,000.00	82	51,413,430.19	2.34	359	42.65	7.414	632	81.85
650,000.01 to 700,000.00	63	42,534,252.72	1.94	359	41.95	7.333	630	81.35
700,000.01 to 750,000.00	114	83,833,767.13	3.82	358	40.44	7.499	622	79.44
750,000.01 to 800,000.00	1	780,000.00	0.04	360	46.19	6.990	613	80.00
800,000.01 to 850,000.00	1	807,626.80	0.04	356	34.26	6.600	584	73.68
850,000.01 to 900,000.00	1	900,000.00	0.04	360	39.53	7.750	631	80.00
950,000.01 to 1,000,000.00	2	2,000,000.00	0.09	359	45.49	6.985	698	77.04

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Remaining Term to Maturity

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MONTHS	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
REMAINING	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1 - 60	20	$175,999.80	0.01%	59	36.27	12.206%	610	93.58%
61 - 120	218	2,835,776.27	0.13	119	41.82	11.281	627	92.22
121 - 180	132	6,263,229.31	0.29	179	36.58	8.902	626	80.21
181 - 240	14	1,751,185.17	0.08	239	45.52	8.169	631	77.99
241 - 300	2	392,381.55	0.02	298	41.42	6.865	650	81.47
301 - 360	9,401	2,184,575,323.77	99.48	359	42.53	7.778	621	80.44

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Schedule A-4

Description of the Total Collateral
Mortgage Rates

		PRINCIPAL		REMAINING				WTD
RANGE OF CURRENT	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
MORTGAGE RATES	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001% to 5.500%	26	$9,236,092.52	0.42%	358	46.69	5.399%	685	80.32%
5.501% to 6.000%	222	79,299,007.93	3.61	358	42.31	5.898	677	78.10
6.001% to 6.500%	553	180,513,539.89	8.22	358	42.69	6.336	660	79.34
6.501% to 7.000%	1,156	356,443,059.48	16.23	358	42.18	6.821	641	80.01
7.001% to 7.500%	1,275	351,188,390.33	15.99	358	42.64	7.312	630	80.58
7.501% to 8.000%	1,818	471,027,156.29	21.45	359	42.88	7.800	617	81.12
8.001% to 8.500%	1,231	285,674,862.92	13.01	359	42.34	8.292	606	80.79
8.501% to 9.000%	1,074	206,581,900.93	9.41	358	42.18	8.771	588	80.31
9.001% to 9.500%	622	86,014,675.40	3.92	357	42.08	9.266	586	81.16
9.501% to 10.000%	476	61,314,289.21	2.79	358	41.95	9.823	582	80.42
10.001% to 10.500%	358	36,289,015.21	1.65	357	43.29	10.283	592	82.01
10.501% to 11.000%	336	33,424,064.96	1.52	354	42.01	10.797	579	79.49
11.001% to 11.500%	296	23,015,347.63	1.05	352	43.46	11.286	586	84.96
11.501% to 12.000%	138	10,786,736.90	0.49	346	43.31	11.775	559	72.75
12.001% to 12.500%	170	4,533,985.89	0.21	284	43.94	12.274	579	81.04
12.501% to 13.000%	24	501,479.92	0.02	254	39.10	12.813	574	81.76
13.001% to 13.500%	10	133,790.37	0.01	117	40.31	13.211	593	92.14
13.501% to 14.000%	2	16,500.09	0.00	119	44.33	13.750	559	83.24

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Original Loan-to-Value Ratios

		PRINCIPAL		REMAINING				WTD
RANGE OF ORIGINAL	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
LOAN-TO-VALUE	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01% to 25.00%	19	$2,308,099.02	0.11%	359	39.88	8.987%	571	19.23%
25.01% to 30.00%	27	3,424,332.20	0.16	354	35.40	7.942	596	28.37
30.01% to 35.00%	25	3,483,443.73	0.16	334	35.03	8.142	606	31.99
35.01% to 40.00%	43	7,094,341.12	0.32	359	39.78	7.814	602	37.88
40.01% to 45.00%	68	12,382,475.41	0.56	353	40.93	8.332	570	42.71
45.01% to 50.00%	90	17,028,902.27	0.78	355	42.06	8.482	577	48.10
50.01% to 55.00%	107	23,132,650.24	1.05	359	42.40	8.373	568	53.11
55.01% to 60.00%	179	43,303,133.41	1.97	358	43.15	8.218	580	58.12
60.01% to 65.00%	287	68,137,883.10	3.10	359	41.56	8.587	582	63.72
65.01% to 70.00%	410	98,769,672.65	4.50	358	42.60	8.598	570	69.02
70.01% to 75.00%	552	148,857,221.40	6.78	358	41.42	8.027	584	74.04
75.01% to 80.00%	3,859	1,051,954,216.19	47.90	359	43.03	7.401	636	79.84
80.01% to 85.00%	623	154,727,632.95	7.05	358	42.64	7.466	605	84.59
85.01% to 90.00%	1,657	398,815,024.75	18.16	358	41.91	7.736	621	89.76
90.01% to 95.00%	426	46,609,729.81	2.12	347	41.99	8.327	633	94.63
95.01% to 100.00%	1,415	115,965,137.62	5.28	355	42.58	9.722	658	99.93

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Schedule A-5

Description of the Total Collateral
FICO Score at Origination

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF FICO	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
SCORES	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

500 to 519	435	$98,086,654.52	4.47%	359	42.73	9.280%	510	70.05%
520 to 539	510	119,289,264.20	5.43	359	43.43	8.836	530	72.04
540 to 559	688	143,624,064.08	6.54	358	42.66	8.465	550	76.57
560 to 579	735	162,743,882.52	7.41	358	42.94	8.176	570	79.28
580 to 599	1,298	263,435,545.18	12.00	357	42.27	7.817	589	81.33
600 to 619	1,280	269,562,257.03	12.28	358	42.90	7.594	609	82.11
620 to 639	1,476	342,103,941.50	15.58	357	42.20	7.594	629	81.74
640 to 659	1,118	251,887,760.40	11.47	358	42.46	7.508	648	82.28
660 to 679	771	188,217,281.55	8.57	358	42.39	7.438	669	82.27
680 to 699	586	139,577,358.60	6.36	358	41.73	7.295	689	83.06
700 to 719	381	89,981,162.34	4.10	358	42.06	7.269	709	82.90
720 to 739	235	57,802,222.10	2.63	359	43.62	7.263	728	83.17
740 to 759	149	38,802,769.29	1.77	359	43.26	7.277	749	82.84
760 to 779	77	20,237,118.07	0.92	359	40.74	6.982	768	81.45
780 to 799	37	8,700,880.64	0.40	358	42.11	7.223	788	80.57
800 to 819	11	1,941,733.85	0.09	359	34.94	7.255	805	75.36

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Debt-to-Income Ratio

								WTD
		PRINCIPAL		REMAINING				AVERAGE
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		COMBINED
RANGE OF DEBT-TO-	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
INCOME RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00	267	$58,082,871.46	2.64%	358	14.08	7.692%	620	82.33%
20.01 - 25.00	266	48,376,297.34	2.20	356	22.69	7.958	615	78.13
25.01 - 30.00	479	91,907,354.20	4.19	357	27.65	7.894	616	79.72
30.01 - 35.00	841	166,351,735.04	7.58	356	32.69	7.872	617	79.38
35.01 - 40.00	1,338	291,287,421.36	13.26	358	37.79	7.788	622	79.36
40.01 - 45.00	2,092	475,933,059.14	21.67	358	42.62	7.778	626	80.59
45.01 - 50.00	3,545	813,732,605.09	37.06	358	47.87	7.664	630	81.90
50.01 - 55.00	948	247,801,779.23	11.28	358	52.80	8.085	589	77.66
55.01 >=	11	2,520,773.01	0.11	359	59.13	8.561	595	83.92

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Schedule A-6

Description of the Total Collateral
Geographic Distribution

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
STATE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Alaska	2	$369,752.64	0.02%	358	38.24	10.479%	538	65.41%
Arizona	202	39,707,887.11	1.81	358	42.89	7.919	610	81.16
Arkansas	12	1,137,756.44	0.05	357	37.09	8.796	627	91.92
California	1,827	586,677,517.96	26.72	358	43.27	7.447	632	80.01
Colorado	189	28,461,404.69	1.30	359	42.23	7.499	626	82.80
Connecticut	155	30,808,117.33	1.40	358	40.73	7.977	608	78.55
Delaware	24	3,759,810.56	0.17	357	45.79	8.205	597	83.89
Florida	1,282	233,895,906.53	10.65	358	41.43	8.022	614	80.65
Georgia	503	70,679,996.69	3.22	357	40.46	7.975	621	84.33
Hawaii	127	40,623,176.05	1.85	358	40.64	7.264	644	77.80
Idaho	39	5,341,472.19	0.24	357	35.12	7.726	616	81.75
Illinois	598	111,092,638.03	5.06	358	42.41	7.917	618	82.46
Indiana	49	5,595,712.60	0.25	357	42.40	8.269	615	84.81
Iowa	11	1,872,045.04	0.09	356	32.78	7.614	628	89.04
Kansas	14	1,903,872.10	0.09	357	42.01	8.095	610	86.15
Kentucky	17	2,056,913.28	0.09	358	43.10	7.878	614	86.45
Maine	20	2,815,644.86	0.13	356	35.69	7.855	624	82.54
Maryland	775	175,275,512.64	7.98	358	43.37	7.876	607	79.86
Massachusetts	322	85,525,031.68	3.89	358	43.36	7.976	615	78.11
Michigan	248	31,780,047.42	1.45	358	41.16	8.342	605	83.02
Minnesota	168	27,662,756.46	1.26	358	41.76	7.635	633	83.69
Missouri	67	8,152,761.64	0.37	355	40.05	8.557	604	84.20
Montana	2	220,000.00	0.01	312	48.83	7.091	705	84.00
Nebraska	6	490,932.56	0.02	351	35.78	8.448	607	86.39
Nevada	138	29,488,697.29	1.34	359	42.81	7.786	625	81.20
New Hampshire	29	5,586,890.12	0.25	357	45.38	8.274	585	79.57
New Jersey	600	152,691,299.37	6.95	358	42.73	8.051	611	78.88
New Mexico	34	6,610,839.38	0.30	358	34.97	7.446	635	82.69
New York	797	250,569,716.41	11.41	358	43.32	7.689	630	78.97
North Carolina	158	18,408,646.31	0.84	355	40.35	8.241	601	83.99
Ohio	136	14,305,697.95	0.65	356	42.90	8.189	601	86.53
Oklahoma	19	1,979,802.16	0.09	358	39.98	8.291	612	87.95
Oregon	55	8,888,546.24	0.40	358	39.65	7.744	631	83.87
Pennsylvania	154	20,184,122.73	0.92	358	40.02	8.392	603	83.47
Rhode Island	39	7,296,395.59	0.33	359	44.24	8.285	612	78.59
South Carolina	55	7,971,703.68	0.36	358	40.13	8.014	600	81.18
Tennessee	66	7,470,626.08	0.34	349	41.15	8.414	596	82.22
Texas	128	17,597,019.05	0.80	355	40.37	8.184	604	83.45
Utah	47	7,166,410.23	0.33	357	42.96	7.791	626	82.79
Vermont	10	1,306,159.77	0.06	344	36.16	8.021	613	76.87
Washington	124	24,384,995.81	1.11	358	41.30	7.724	616	82.91
Virginia	341	83,430,749.88	3.80	357	43.07	7.892	623	80.86
West Virginia	4	529,024.66	0.02	358	37.59	8.797	553	80.32
Wisconsin	106	13,757,751.72	0.63	357	43.33	8.283	607	80.73
Wyoming	6	522,679.91	0.02	350	42.29	8.343	581	85.37
Washington DC	82	19,939,455.03	0.91	356	41.16	7.812	616	77.10

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Schedule A-7

Description of the Total Collateral
Occupancy Status

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
OCCUPANCY	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
STATUS	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Owner Occupied	8,813	$2,033,089,307.94	92.58%	358	42.71	7.753%	620	80.32%
Non-Owner Occupied	889	141,485,499.10	6.44	356	39.93	8.270	638	82.63
2nd Home	85	21,419,088.83	0.98	358	41.55	7.746	614	78.65

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Documentation Type

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
DOCUMENTATION	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Full	5,884	$1,202,357,843.74	54.75%	357	42.12	7.506%	619	82.60%
Stated	3,792	962,252,940.10	43.82	359	43.12	8.133	624	77.61
Easy	111	31,383,112.03	1.43	358	39.19	7.916	599	85.10

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Loan Purpose

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
PURPOSE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Refinance — Cashout	4,589	$1,138,775,623.46	51.86%	358	42.46	7.854%	600	77.56%
Purchase	5,122	1,040,258,462.25	47.37	358	42.61	7.713	644	83.64
Refinance — Rate/Term	76	16,959,810.16	0.77	358	40.89	7.778	598	78.82

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Schedule A-8

Description of the Total Collateral
Property Type

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Single Family	8,143	$1,804,605,606.79	82.18%	358	42.48	7.790%	618	80.37%
Multi Family	950	256,789,429.51	11.69	358	43.11	7.750	634	80.48
Condo	694	134,598,859.57	6.13	358	41.96	7.808	636	81.40

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Prepayment Charge Term

		PRINCIPAL		REMAINING				WTD
PREPAYMENT CHARGE	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
TERM AT ORIGINATION	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(MONTHS)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty	4,151	$927,419,887.29	42.23%	358	42.85	7.968%	619	80.19%
12	456	135,801,017.39	6.18	358	41.92	7.888	630	80.81
24	4,305	941,713,289.54	42.88	358	42.39	7.690	620	80.84
30	2	403,146.00	0.02	360	46.46	7.910	622	85.99
36	873	190,656,555.65	8.68	356	41.94	7.306	630	79.51

Total:	9,787	$2,195,993,895.87	100.00%	358	42.52	7.787%	621	80.45%

Schedule A-9

Description of the Total Collateral
Maximum Mortgage Rates of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

11.001 to 11.500	26	$9,236,092.52	0.47%	358	46.69	5.399%	685	80.32%
11.501 to 12.000	182	66,724,980.17	3.40	359	42.47	5.882	677	79.76
12.001 to 12.500	491	160,778,814.01	8.19	359	43.12	6.340	660	80.06
12.501 to 13.000	1,044	322,972,809.48	16.44	359	42.40	6.822	640	80.43
13.001 to 13.500	1,188	331,580,938.07	16.88	359	42.69	7.309	630	80.71
13.501 to 14.000	1,688	441,840,334.62	22.50	359	42.85	7.799	617	81.26
14.001 to 14.500	1,155	274,889,791.39	14.00	359	42.39	8.288	606	80.85
14.501 to 15.000	900	189,071,997.92	9.63	359	42.27	8.755	584	79.61
15.001 to 15.500	376	68,878,841.48	3.51	359	42.11	9.249	564	77.54
15.501 to 16.000	233	41,432,120.89	2.11	359	41.06	9.777	541	72.17
16.001 to 16.500	104	18,059,313.28	0.92	359	43.08	10.294	539	66.50
16.501 to 17.000	95	18,886,925.01	0.96	359	42.26	10.787	546	64.47
17.001 to 17.500	57	9,440,606.86	0.48	359	43.08	11.257	552	63.89
17.501 to 18.000	40	7,814,686.54	0.40	359	44.03	11.751	535	62.34
18.001 to 18.500	11	2,244,691.36	0.11	359	47.68	12.283	540	66.06
18.501 to 19.000	2	225,784.64	0.01	359	38.53	12.858	519	65.00

Total:	7,592	$1,964,078,728.24	100.00%	359	42.60	7.703%	618	79.86%

Minimum Mortgage Rates of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MINIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500	26	$9,236,092.52	0.47%	358	46.69	5.399%	685	80.32%
5.501 to 6.000	182	66,464,980.17	3.38	359	42.62	5.880	678	79.76
6.001 to 6.500	492	161,350,814.01	8.22	359	43.07	6.339	660	80.06
6.501 to 7.000	1,045	323,195,147.62	16.46	359	42.40	6.823	640	80.41
7.001 to 7.500	1,187	331,440,799.94	16.88	359	42.69	7.309	630	80.74
7.501 to 8.000	1,693	443,231,146.22	22.57	359	42.85	7.799	617	81.27
8.001 to 8.500	1,161	276,062,760.11	14.06	359	42.38	8.289	606	80.81
8.501 to 9.000	895	187,542,510.55	9.55	359	42.26	8.764	584	79.54
9.001 to 9.500	371	67,757,305.32	3.45	359	42.14	9.262	564	77.59
9.501 to 10.000	232	41,226,839.53	2.10	359	41.12	9.785	541	72.19
10.001 to 10.500	106	18,450,249.79	0.94	359	43.17	10.293	540	66.40
10.501 to 11.000	94	18,886,724.32	0.96	359	42.13	10.798	544	64.45
11.001 to 11.500	56	9,219,700.53	0.47	359	43.15	11.282	550	64.09
11.501 to 12.000	39	7,543,181.61	0.38	359	44.10	11.779	535	62.24
12.001 to 12.500	11	2,244,691.36	0.11	359	47.68	12.283	540	66.06
12.501 to 13.000	2	225,784.64	0.01	359	38.53	12.858	519	65.00

Total:	7,592	$1,964,078,728.24	100.00%	359	42.60	7.703%	618	79.86%

Schedule A-10

Description of the Total Collateral
Gross Margins of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF GROSS	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MARGINS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2.751% to 3.000%	1	$131,939.71	0.01%	359	54.98	9.850%	550	55.00%
3.251% to 3.500%	3	1,090,000.00	0.06	359	46.36	5.412	651	77.64
3.501% to 3.750%	23	8,005,010.53	0.41	359	45.08	5.549	690	80.85
3.751% to 4.000%	42	14,185,965.02	0.72	359	43.05	5.728	685	78.94
4.001% to 4.250%	129	46,503,491.89	2.37	359	42.13	5.977	683	79.64
4.251% to 4.500%	186	60,917,008.55	3.10	359	43.29	6.239	663	79.82
4.501% to 4.750%	320	101,361,446.70	5.16	359	43.54	6.472	657	79.78
4.751% to 5.000%	437	136,448,655.59	6.95	359	42.27	6.731	646	80.43
5.001% to 5.250%	560	170,919,761.94	8.70	359	42.22	6.907	638	80.82
5.251% to 5.500%	527	151,487,590.06	7.71	359	43.47	7.199	634	80.89
5.501% to 5.750%	669	184,778,464.80	9.41	359	42.64	7.413	626	80.79
5.751% to 6.000%	780	211,261,555.00	10.76	359	43.03	7.653	623	81.13
6.001% to 6.250%	840	217,664,259.35	11.08	359	42.51	7.891	614	80.74
6.251% to 6.500%	624	150,235,718.20	7.65	359	42.20	8.151	609	81.69
6.501% to 6.750%	599	141,534,146.74	7.21	359	42.27	8.336	599	80.30
6.751% to 7.000%	1,852	367,553,714.16	18.71	359	42.23	9.205	569	76.24

Total:	7,592	$1,964,078,728.24	100.00%	359	42.60	7.703%	618	79.86%

Schedule A-11

Description of the Total Collateral
Next Rate Adjustment Date of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING				WTD
NEXT RATE	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS		AVERAGE
ADJUSTMENT	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV
DATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

May 2007	5	$1,314,086.92	0.07%	353	47.81	8.240%	551	72.84%
June 2007	4	903,171.60	0.05	354	49.76	8.121	699	93.30
July 2007	29	9,559,757.60	0.49	355	43.13	7.344	586	77.52
August 2007	101	28,408,550.50	1.45	356	42.51	7.373	604	81.82
September 2007	161	40,505,619.16	2.06	357	42.68	7.610	605	81.29
October 2007	2,484	628,094,284.83	31.98	358	41.93	7.611	612	80.04
November 2007	2,232	605,190,964.22	30.81	359	43.26	7.731	621	79.39
December 2007	2,364	593,412,200.20	30.21	360	42.77	7.817	623	79.99
March 2008	2	635,932.63	0.03	358	42.84	6.079	706	71.20
April 2008	1	95,400.01	0.00	358	48.63	7.850	592	90.00
May 2008	4	1,133,401.61	0.06	357	43.31	7.239	606	76.04
July 2008	1	94,272.25	0.00	355	34.21	9.700	526	75.00
August 2008	2	989,016.32	0.05	356	31.22	7.481	578	75.55
September 2008	6	815,898.99	0.04	357	35.52	8.430	619	84.40
October 2008	42	10,914,145.72	0.56	358	41.82	7.737	630	82.15
November 2008	43	12,858,743.97	0.65	359	41.67	7.288	639	77.23
December 2008	55	12,220,013.00	0.62	360	42.60	7.611	620	78.94
September 2010	2	404,945.94	0.02	357	48.51	7.168	620	76.67
October 2010	18	5,609,116.15	0.29	358	39.21	7.127	633	83.17
November 2010	16	4,060,712.62	0.21	359	41.95	7.462	649	78.21
December 2010	20	6,858,494.00	0.35	360	36.81	7.549	646	83.61

Total:	7,592	$1,964,078,728.24	100.00%	359	42.60	7.703%	618	79.86%

Initial Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
INITIAL PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

1.751% to 2.000%	7,575	$1,959,917,032.61	99.79%	359	42.60	7.701%	619	79.87%
2.751% to 3.000%	17	4,161,695.63	0.21	356	41.46	8.245	572	76.43

Total:	7,592	$1,964,078,728.24	100.00%	359	42.60	7.703%	618	79.86%

Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

1.251% to 1.500%	7,592	$1,964,078,728.24	100.00%	359	42.60	7.703%	618	79.86%

Total:	7,592	$1,964,078,728.24	100.00%	359	42.60	7.703%	618	79.86%

Schedule A-12

Description of the Group 1 Collateral

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans	5,723

Aggregate Current Principal Balance	$968,752,452.57

Average Current Principal Balance	$169,273.54	$4,935.76 to $624,672.57
Aggregate Original Principal Balance	$969,360,318.00

Average Original Principal Balance	$169,379.75	$5,000.00 to $625,000.00
Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.14%

Weighted Avg. Gross Coupon	7.999%	5.250% to 13.750%

Weighted Avg. Original Term (months)	359	60 to 360
Weighted Avg. Remaining Term (months)	358	58 to 360

Weighted Avg. Margin(ARM Loans Only)	6.054%	3.000% to 6.990%

Weighted Avg. Maximum Rate (ARM Loans Only)	13.995%	11.250% to 19.000%

Weighted Avg. Minimum Rate (ARM Loans Only)	7.991%	5.250% to 13.000%

Weighted Avg. Combined Original LTV	82.82%	14.29% to 100.00%

Weighted Avg. Borrower FICO	603	500 to 806

Geographic Distribution (Top 5)	CA 12.84%
	FL 12.34%
	MD 10.98%
	NY 8.21%
	NJ 7.57%
Schedule A-13

Description of the Group 1 Collateral

Collateral Type
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2 YR/6MO LIB	3,130	$558,637,265.23	57.67%	359	41.58	8.265%	592	76.89%
2 YR/6MO LIB- 40 Year
Amortization	635	138,818,666.13	14.33	359	44.25	7.977	597	78.73
2 YR/6MO LIB- 5YR IO	746	147,830,620.95	15.26	359	43.99	7.013	632	82.30
3 YR/6MO LIB	58	9,135,156.58	0.94	359	41.65	8.233	598	77.43
3 YR/6MO LIB- 40 Year
Amortization	12	2,515,938.93	0.26	359	40.27	7.232	605	72.79
3 YR/6MO LIB- 5YR IO	21	4,248,163.85	0.44	359	43.38	6.821	651	82.01
5 YR/6MO LIB	24	4,713,735.43	0.49	359	39.19	7.564	637	78.20
5 YR/6MO LIB- 40 Year
Amortization	9	2,242,384.69	0.23	359	43.09	7.770	620	80.42
FIXED RATE	1,054	92,971,580.68	9.60	346	41.96	8.109	629	78.91
FIXED RATE- 40/30
Balloon	34	7,638,940.10	0.79	359	46.60	7.634	628	79.57

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Principal Balances at Origination
		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PRINCIPAL BALANCES	MORTGAGE	AS OF	AS OF	MATURITY	INCOME	COUPON		OLTV
AT ORIGINATION ($)	LOANS	ORIGINATION ($)	ORIGINATION	(months)*	(%)*	(%)*	FICO*	(%)

0.01 to 25,000.00	280	$3,254,610.24	0.34%	159	40.70	11.529%	624	96.44%
25,000.01 to 50,000.00	275	10,257,238.34	1.06	354	42.88	10.116	634	94.91
50,000.01 to 100,000.00	820	64,226,839.42	6.63	356	39.35	8.827	604	80.22
100,000.01 to 150,000.00	1,264	159,052,713.62	16.42	358	41.33	8.175	601	78.44
150,000.01 to 200,000.00	1,172	203,676,249.98	21.02	358	42.24	7.903	603	77.53
200,000.01 to 250,000.00	784	176,024,044.79	18.17	359	43.07	7.958	600	77.18
250,000.01 to 300,000.00	553	152,077,095.30	15.70	358	43.79	7.937	599	77.73
300,000.01 to 350,000.00	389	125,986,138.52	13.00	359	42.98	7.686	603	78.02
350,000.01 to 400,000.00	114	41,643,429.90	4.30	359	42.79	7.552	607	79.64
400,000.01 to 450,000.00	45	19,036,997.58	1.97	359	42.33	7.341	622	77.28
450,000.01 to 500,000.00	15	7,115,619.44	0.73	358	42.36	7.197	641	76.50
500,000.01 to 550,000.00	10	5,195,919.75	0.54	359	40.82	7.485	623	82.04
550,000.01 to 600,000.00	1	580,883.12	0.06	359	47.32	8.300	649	75.00
600,000.01 to 650,000.00	1	624,672.57	0.06	359	31.05	9.200	504	54.35

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

* Based on the original balances of the Mortgage Loans.

Schedule A-14

Description of the Group 1 Collateral

Principal Balance as of the Cut-Off Date
		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
BALANCES AS OF THE	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25,000.00	280	$3,254,610.24	0.34%	159	40.70	11.529%	624	96.44%
25,000.01 to 50,000.00	275	10,257,238.34	1.06	354	42.88	10.116	634	94.91
50,000.01 to 100,000.00	820	64,226,839.42	6.63	356	39.35	8.827	604	80.22
100,000.01 to 150,000.00	1,267	159,502,599.80	16.46	358	41.34	8.174	601	78.47
150,000.01 to 200,000.00	1,169	203,226,363.80	20.98	358	42.23	7.902	603	77.50
200,000.01 to 250,000.00	785	176,273,922.17	18.20	359	43.06	7.958	600	77.16
250,000.01 to 300,000.00	553	152,127,177.30	15.70	358	43.82	7.937	599	77.78
300,000.01 to 350,000.00	389	126,035,857.79	13.01	359	42.94	7.688	604	78.02
350,000.01 to 400,000.00	113	41,293,751.25	4.26	359	42.88	7.544	607	79.55
400,000.01 to 450,000.00	45	19,036,997.58	1.97	359	42.33	7.341	622	77.28
450,000.01 to 500,000.00	15	7,115,619.44	0.73	358	42.36	7.197	641	76.50
500,000.01 to 550,000.00	10	5,195,919.75	0.54	359	40.82	7.485	623	82.04
550,000.01 to 600,000.00	1	580,883.12	0.06	359	47.32	8.300	649	75.00
600,000.01 to 650,000.00	1	624,672.57	0.06	359	31.05	9.200	504	54.35

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Remaining Term to Maturity
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MONTHS	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
REMAINING	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1 - 60	16	$129,887.37	0.01%	59	37.30	12.107%	617	93.32%
61 - 120	187	2,034,100.23	0.21	119	42.14	11.253	627	90.01
121 - 180	86	3,071,252.08	0.32	179	37.27	9.151	606	85.07
181 - 240	11	895,247.96	0.09	239	37.73	8.454	622	73.30
241 - 300	2	392,381.55	0.04	298	41.42	6.865	650	81.47
301 - 360	5,421	962,229,583.38	99.33	359	42.43	7.988	603	78.18

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Schedule A-15

Description of the Group 1 Collateral

Mortgage Rates
		PRINCIPAL		REMAINING
RANGE OF CURRENT	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
MORTGAGE RATES	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001% to 5.500%	8	$2,186,359.99	0.23%	358	46.21	5.392%	655	78.83%
5.501% to 6.000%	95	24,503,912.11	2.53	357	41.91	5.904	668	74.39
6.001% to 6.500%	249	56,616,075.47	5.84	357	43.47	6.342	653	77.47
6.501% to 7.000%	588	129,357,116.04	13.35	358	42.46	6.817	636	78.42
7.001% to 7.500%	704	138,471,156.63	14.29	359	42.42	7.323	618	78.78
7.501% to 8.000%	1,104	209,123,856.82	21.59	359	43.06	7.812	605	80.62
8.001% to 8.500%	815	144,146,194.52	14.88	358	41.80	8.302	592	79.19
8.501% to 9.000%	742	119,136,363.96	12.30	358	41.70	8.775	575	78.41
9.001% to 9.500%	405	51,656,608.85	5.33	358	42.44	9.267	568	77.43
9.501% to 10.000%	252	33,390,121.73	3.45	358	41.28	9.797	550	72.58
10.001% to 10.500%	174	19,129,577.04	1.97	358	42.62	10.278	555	72.88
10.501% to 11.000%	187	19,281,928.25	1.99	354	42.13	10.782	559	70.88
11.001% to 11.500%	153	12,073,281.45	1.25	350	42.98	11.266	563	72.59
11.501% to 12.000%	95	7,251,308.75	0.75	345	42.79	11.783	545	65.17
12.001% to 12.500%	127	2,100,412.91	0.22	240	41.76	12.322	586	80.68
12.501% to 13.000%	17	247,672.89	0.03	214	35.36	12.889	576	82.72
13.001% to 13.500%	6	64,005.07	0.01	105	41.40	13.250	596	92.25
13.501% to 14.000%	2	16,500.09	0.00	119	44.33	13.750	559	83.24

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Original Loan-to-Value Ratios
		PRINCIPAL		REMAINING
RANGE OF ORIGINAL	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
LOAN-TO-VALUE	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01% to 25.00%	18	$1,808,498.16	0.19%	359	37.94	8.569%	584	21.78%
25.01% to 30.00%	26	3,032,332.20	0.31	353	33.66	7.936	598	28.24
30.01% to 35.00%	24	3,084,722.26	0.32	355	34.94	8.309	593	32.15
35.01% to 40.00%	41	5,995,379.59	0.62	359	40.34	7.762	608	37.72
40.01% to 45.00%	63	10,741,435.84	1.11	359	40.44	8.368	570	42.58
45.01% to 50.00%	82	13,934,473.57	1.44	355	42.08	8.489	576	48.12
50.01% to 55.00%	94	17,855,079.30	1.84	358	42.56	8.463	568	53.06
55.01% to 60.00%	154	30,080,489.72	3.11	358	41.64	8.412	570	57.95
60.01% to 65.00%	247	50,017,434.04	5.16	359	42.01	8.778	576	63.75
65.01% to 70.00%	351	71,584,039.87	7.39	358	42.23	8.677	568	69.00
70.01% to 75.00%	427	90,270,418.90	9.32	358	41.77	8.206	574	74.05
75.01% to 80.00%	1,849	346,251,351.51	35.74	358	42.96	7.608	615	79.73
80.01% to 85.00%	435	78,888,414.57	8.14	358	42.47	7.655	600	84.64
85.01% to 90.00%	1,127	195,831,378.17	20.21	358	42.37	7.866	619	89.80
90.01% to 95.00%	281	19,379,995.35	2.00	338	42.56	8.365	620	94.70
95.01% to 100.00%	504	29,997,009.52	3.10	350	42.75	9.441	650	99.85

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Schedule A-16

Description of the Group 1 Collateral

FICO Score at Origination
		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF FICO	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
SCORES	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

500 to 519	371	$69,483,544.98	7.17%	359	42.29	9.339%	510	68.50%
520 to 539	423	83,259,887.72	8.59	359	43.00	8.929	530	70.86
540 to 559	551	93,919,909.92	9.69	358	42.63	8.580	550	75.08
560 to 579	539	93,566,277.27	9.66	357	42.52	8.271	570	78.49
580 to 599	819	130,962,164.76	13.52	357	42.48	7.926	589	79.43
600 to 619	821	132,819,212.95	13.71	358	42.72	7.680	609	80.84
620 to 639	716	117,317,179.59	12.11	357	42.01	7.604	629	80.01
640 to 659	553	90,318,332.73	9.32	357	41.89	7.477	649	81.24
660 to 679	347	59,450,035.53	6.14	358	42.65	7.435	669	81.75
680 to 699	256	43,576,011.75	4.50	358	41.97	7.267	689	82.26
700 to 719	145	23,272,208.85	2.40	358	42.16	7.245	709	82.99
720 to 739	79	13,961,227.34	1.44	358	41.53	7.191	728	80.96
740 to 759	50	7,843,820.36	0.81	358	43.15	7.445	748	82.41
760 to 779	27	4,930,956.16	0.51	359	39.08	7.027	769	80.47
780 to 799	22	3,523,682.66	0.36	356	42.81	7.685	787	79.52
800 to 819	4	548,000.00	0.06	360	42.97	6.849	804	55.89

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Debt-to-Income Ratio
		PRINCIPAL		REMAINING
RANGE OF	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
DEBT-TO-INCOME	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00	151	$22,519,530.98	2.32%	358	13.79	8.063%	613	78.99%
20.01 - 25.00	174	23,604,695.19	2.44	354	22.77	8.259	598	73.20
25.01 - 30.00	303	47,777,583.18	4.93	356	27.68	8.037	604	76.72
30.01 - 35.00	537	87,340,525.16	9.02	357	32.67	8.116	594	77.40
35.01 - 40.00	775	128,247,467.38	13.24	358	37.77	8.011	601	76.77
40.01 - 45.00	1,168	198,307,208.82	20.47	358	42.62	8.006	608	78.21
45.01 - 50.00	1,905	319,404,680.31	32.97	358	47.83	7.828	611	80.56
50.01 - 55.00	703	140,390,413.30	14.49	358	52.83	8.221	584	75.99
55.01 >=	7	1,160,348.25	0.12	358	59.04	8.885	567	79.26

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Schedule A-17

Description of The Group 1 Collateral
Geographic Distribution

		PRINCIPAL		REMAINING
		BALANCE	% OF PRINCIPAL	TERM TO				WTD AVERAGE
	NUMBER OF	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-INCOME	GROSS COUPON		OLTV
STATE	MORTGAGE LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Alaska	2	$369,752.64	0.04%	358	38.24	10.479%	538	65.41%
Arizona	138	22,380,425.87	2.31	357	42.99	7.951	600	79.84
Arkansas	7	763,587.32	0.08	359	36.84	8.771	628	95.83
California	535	124,363,366.80	12.84	358	42.87	7.583	605	73.34
Colorado	144	18,525,042.88	1.91	358	43.17	7.531	621	82.79
Connecticut	116	19,295,975.31	1.99	358	41.93	8.178	601	77.77
Delaware	22	3,457,810.56	0.36	357	45.94	8.142	588	83.88
Florida	779	119,522,014.26	12.34	357	41.83	8.140	601	78.69
Georgia	345	42,161,568.20	4.35	357	41.38	8.086	614	84.88
Hawaii	77	21,578,953.25	2.23	359	41.83	7.224	636	75.34
Idaho	23	2,586,434.01	0.27	357	35.88	8.086	597	83.45
Illinois	438	68,798,452.14	7.10	357	42.76	7.970	609	82.12
Indiana	42	4,194,599.98	0.43	357	41.99	8.339	611	85.08
Iowa	9	845,195.04	0.09	354	37.80	8.308	581	84.63
Kansas	12	1,316,444.26	0.14	356	38.18	8.066	607	84.04
Kentucky	16	1,886,333.28	0.19	358	43.46	7.975	614	87.03
Maine	17	1,738,552.07	0.18	355	36.86	8.359	618	80.09
Maryland	558	106,349,486.61	10.98	359	43.09	8.027	594	77.91
Massachusetts	187	43,520,532.22	4.49	358	44.61	8.140	604	75.27
Michigan	200	21,224,017.88	2.19	358	41.10	8.478	601	83.42
Minnesota	130	19,339,439.32	2.00	358	42.26	7.570	623	83.63
Missouri	56	5,438,497.13	0.56	358	39.54	8.764	594	84.98
Montana	2	220,000.00	0.02	312	48.83	7.091	705	84.00
Nebraska	6	490,932.56	0.05	351	35.78	8.448	607	86.39
Nevada	66	12,594,841.70	1.30	359	40.91	7.971	604	79.12
New Hampshire	27	4,446,183.30	0.46	357	44.51	8.273	592	79.59
New Jersey	350	73,350,856.17	7.57	358	43.10	8.224	594	75.38
New Mexico	24	3,216,055.22	0.33	357	37.56	7.784	627	82.41
New York	313	79,508,302.34	8.21	359	42.89	7.975	597	71.72
North Carolina	112	11,571,079.72	1.19	353	40.03	8.382	600	85.62
Ohio	123	12,904,327.19	1.33	357	43.22	8.175	599	86.60
Oklahoma	18	1,915,872.49	0.20	358	39.77	8.268	611	88.22
Oregon	36	4,893,356.82	0.51	358	38.81	7.770	626	85.44
Pennsylvania	119	13,999,736.47	1.45	357	40.58	8.561	599	82.78
Rhode Island	25	4,821,952.08	0.50	359	45.88	8.134	593	78.43
South Carolina	38	5,307,559.15	0.55	359	40.77	8.184	590	80.21
Tennessee	46	4,979,093.89	0.51	344	40.47	8.396	588	80.79
Texas	68	7,493,972.34	0.77	352	41.74	8.369	594	84.46
Utah	36	3,963,427.36	0.41	355	40.91	7.833	617	80.94
Vermont	10	1,306,159.77	0.13	344	36.16	8.021	613	76.87
Washington	97	16,130,222.46	1.67	358	41.81	7.871	608	82.81
Virginia	194	32,349,797.73	3.34	358	42.15	8.001	607	78.52
West Virginia	1	85,310.16	0.01	358	42.12	9.200	559	76.58
Wisconsin	96	11,238,172.43	1.16	356	43.25	8.333	596	81.97
Wyoming	3	270,870.02	0.03	350	45.19	9.225	546	83.35
Washington DC	60	12,037,890.17	1.24	357	39.12	7.971	602	72.45

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Schedule A-18

Description of the Group 1 Collateral
Occupancy Status

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
OCCUPANCY	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
STATUS	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Owner Occupied	4,834	$843,968,542.59	87.12%	358	42.77	7.952%	598	77.73%
Non-Owner Occupied	828	115,504,275.12	11.92	356	39.86	8.339	638	82.06
2nd Home	61	9,279,634.86	0.96	357	40.81	7.997	616	75.69

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Documentation Type

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
DOCUMENTATION	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Full	3,722	$578,016,030.87	59.67%	357	42.77	7.771%	608	81.37%
Stated	1,939	378,934,422.22	39.12	358	41.91	8.346	596	73.28
Easy	62	11,801,999.48	1.22	358	40.26	8.028	596	82.70

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Loan Purpose

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
PURPOSE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Refinance — Cashout	3,637	$703,749,444.62	72.64%	358	42.18	8.014%	594	76.00%
Purchase	2,021	253,002,998.30	26.12	357	43.09	7.959	629	84.37
Refinance — Rate/Term	65	12,000,009.65	1.24	359	41.13	7.963	595	79.19

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Schedule A-19

Description of the Group 1 Collateral
Property Type

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Single Family	4,778	$787,040,684.75	81.24%	358	42.37	8.009%	600	78.34%
Multi Family	537	118,084,030.33	12.19	358	42.67	7.941	610	76.47
Condo	408	63,627,737.49	6.57	358	42.39	7.983	624	80.01

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Prepayment Charge Term

		PRINCIPAL		REMAINING				WTD
PREPAYMENT CHARGE	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
TERM AT ORIGINATION	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(MONTHS)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty	2,514	$444,167,456.37	45.85%	358	42.75	8.130%	600	77.81%
12	193	40,548,132.81	4.19	358	41.57	8.015	612	76.31
24	2,424	384,601,125.24	39.70	358	42.20	7.987	602	79.13
36	592	99,435,738.15	10.26	356	41.97	7.451	619	77.34

Total:	5,723	$968,752,452.57	100.00%	358	42.41	7.999%	603	78.22%

Schedule A-20

Description of the Group 1 Collateral
Maximum Mortgage Rates of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

11.001 to 11.500	8	$2,186,359.99	0.25%	358	46.21	5.392%	655	78.83%
11.501 to 12.000	69	18,369,313.86	2.12	359	42.34	5.875	665	78.32
12.001 to 12.500	212	48,518,642.06	5.59	359	43.27	6.340	653	78.81
12.501 to 13.000	516	112,903,504.08	13.01	359	42.70	6.818	633	79.35
13.001 to 13.500	634	125,603,816.19	14.47	359	42.43	7.320	617	78.95
13.501 to 14.000	1,002	189,888,731.34	21.87	359	42.96	7.811	605	80.85
14.001 to 14.500	757	136,589,423.12	15.73	359	41.81	8.298	591	79.36
14.501 to 15.000	652	110,311,232.60	12.71	359	41.93	8.757	572	78.11
15.001 to 15.500	299	45,966,272.74	5.29	359	42.21	9.243	558	75.59
15.501 to 16.000	202	30,808,508.26	3.55	359	41.10	9.780	542	71.10
16.001 to 16.500	96	14,921,355.57	1.72	359	42.35	10.281	539	68.18
16.501 to 17.000	86	15,431,220.50	1.78	359	42.34	10.765	547	64.26
17.001 to 17.500	56	8,971,905.36	1.03	359	42.46	11.251	551	63.30
17.501 to 18.000	37	6,572,258.40	0.76	359	42.79	11.749	536	61.18
18.001 to 18.500	8	1,001,910.02	0.12	359	43.56	12.360	544	65.59
18.501 to 19.000	1	97,477.70	0.01	359	29.43	13.000	503	65.00

Total:	4,635	$868,141,931.79	100.00%	359	42.42	7.990%	600	78.14%

Minimum Mortgage Rates of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MINIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500	8	$2,186,359.99	0.25%	358	46.21	5.392%	655	78.83%
5.501 to 6.000	69	18,369,313.86	2.12	359	42.34	5.875	665	78.32
6.001 to 6.500	212	48,518,642.06	5.59	359	43.27	6.340	653	78.81
6.501 to 7.000	517	113,153,092.22	13.03	359	42.72	6.818	633	79.29
7.001 to 7.500	633	125,354,228.05	14.44	359	42.42	7.321	618	79.01
7.501 to 8.000	1,007	191,279,542.94	22.03	359	42.96	7.812	604	80.87
8.001 to 8.500	764	138,156,591.85	15.91	359	41.80	8.298	591	79.32
8.501 to 9.000	647	108,781,745.23	12.53	359	41.90	8.772	572	77.98
9.001 to 9.500	294	44,844,736.58	5.17	359	42.27	9.264	559	75.63
9.501 to 10.000	201	30,603,226.90	3.53	359	41.18	9.791	543	71.11
10.001 to 10.500	98	15,312,292.08	1.76	359	42.47	10.280	541	68.02
10.501 to 11.000	85	15,431,019.81	1.78	359	42.18	10.778	546	64.24
11.001 to 11.500	55	8,750,999.03	1.01	359	42.52	11.277	549	63.51
11.501 to 12.000	36	6,300,753.47	0.73	359	42.82	11.782	537	61.02
12.001 to 12.500	8	1,001,910.02	0.12	359	43.56	12.360	544	65.59
12.501 to 13.000	1	97,477.70	0.01	359	29.43	13.000	503	65.00

Total:	4,635	$868,141,931.79	100.00%	359	42.42	7.990%	600	78.14%

Schedule A-21

Description of the Group 1 Collateral
Gross Margins of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF GROSS	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MARGINS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2.751% to 3.000%	1	$131,939.71	0.02%	359	54.98	9.850%	550	55.00%
3.251% to 3.500%	2	586,000.00	0.07	358	43.26	5.250	622	75.62
3.501% to 3.750%	7	1,944,760.00	0.22	360	42.32	5.691	670	79.60
3.751% to 4.000%	15	3,661,776.90	0.42	359	42.67	5.746	673	74.60
4.001% to 4.250%	51	12,992,359.18	1.50	359	41.56	6.004	670	78.64
4.251% to 4.500%	77	18,591,374.25	2.14	359	43.65	6.252	651	78.34
4.501% to 4.750%	144	32,010,906.68	3.69	359	43.48	6.437	650	79.01
4.751% to 5.000%	219	48,347,062.72	5.57	359	42.84	6.740	643	78.95
5.001% to 5.250%	270	56,960,931.16	6.56	359	43.09	6.938	628	79.65
5.251% to 5.500%	256	50,506,628.08	5.82	359	43.46	7.219	621	78.54
5.501% to 5.750%	358	71,174,975.80	8.20	359	41.92	7.425	613	78.93
5.751% to 6.000%	450	85,308,303.93	9.83	359	43.01	7.676	607	81.40
6.001% to 6.250%	524	101,617,901.87	11.71	359	42.81	7.887	601	80.03
6.251% to 6.500%	399	73,194,546.77	8.43	359	41.49	8.184	594	79.75
6.501% to 6.750%	389	69,904,442.42	8.05	359	42.02	8.336	591	79.57
6.751% to 7.000%	1,473	241,208,022.32	27.78	359	41.92	9.319	562	74.35

Total:	4,635	$868,141,931.79	100.00%	359	42.42	7.990%	600	78.14%

Schedule A-22

Description of the Group 1 Collateral
Next Rate Adjustment Date of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING
NEXT RATE	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
ADJUSTMENT	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
DATE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

May 2007	5	$1,314,086.92	0.15%	353	47.81	8.240%	551	72.84%
June 2007	3	365,481.38	0.04	354	50.90	7.343	611	83.45
July 2007	19	3,321,777.51	0.38	355	40.87	8.046	588	74.21
August 2007	71	14,975,584.87	1.73	356	42.92	7.573	595	80.86
September 2007	105	18,993,681.46	2.19	357	42.08	8.068	584	79.90
October 2007	1,549	285,893,088.19	32.93	358	41.58	7.916	600	78.96
November 2007	1,350	262,091,613.74	30.19	359	42.92	8.051	599	76.87
December 2007	1,407	258,060,888.50	29.73	360	42.87	8.056	602	78.32
April 2008	1	95,400.01	0.01	358	48.63	7.850	592	90.00
May 2008	3	581,401.61	0.07	355	39.51	7.845	577	72.29
July 2008	1	94,272.25	0.01	355	34.21	9.700	526	75.00
September 2008	4	487,177.14	0.06	357	37.31	8.237	584	83.22
October 2008	26	4,447,651.24	0.51	358	43.87	7.615	621	81.36
November 2008	26	5,092,221.85	0.59	359	42.85	7.658	620	74.79
December 2008	32	5,371,485.00	0.62	360	40.52	7.712	608	76.85
September 2010	2	404,945.94	0.05	357	48.51	7.168	620	76.67
October 2010	10	2,256,653.03	0.26	358	40.23	7.589	624	81.06
November 2010	12	2,104,061.15	0.24	359	41.98	7.312	642	73.77
December 2010	9	2,190,460.00	0.25	360	37.72	8.065	630	82.05

Total:	4,635	$868,141,931.79	100.00%	359	42.42	7.990%	600	78.14%

Initial Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
INITIAL PERIODIC	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1.751% to 2.000%	4,620	$864,686,436.17	99.60%	359	42.42	7.988%	600	78.15%
2.751% to 3.000%	15	3,455,495.62	0.40	356	41.03	8.566	551	74.56

Total:	4,635	$868,141,931.79	100.00%	359	42.42	7.990%	600	78.14%

Periodic Rate Cap of the Adjustable-Rate Loans

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PERIODIC	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1.251% to 1.500%	4,635	$868,141,931.79	100.00%	359	42.42	7.990%	600	78.14%

Total:	4,635	$868,141,931.79	100.00%	359	42.42	7.990%	600	78.14%

Schedule A-23

Description of the Group 2 Collateral
Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans	4,064

Aggregate Current Principal Balance	$1,227,241,443.30

Average Current Principal Balance	$301,978.70		$6,340.35 to $1,000,000.00
Aggregate Original Principal Balance	$1,228,540,095.00

Average Original Principal Balance	$302,298.25		$6,373.00 to $1,000,000.00
Fully Amortizing Mortgage Loans	100.00%
	$301,978.70
1st Lien	94.10%

Weighted Avg. Gross Coupon	7.619%		5.150% to 13.250%

Weighted Avg. Original Term (months)	359		60 to 360
Weighted Avg. Remaining Term (months)	358		58 to 360

Weighted Avg. Margin (ARM Loans Only)	5.678%		3.500% to 6.990

Weighted Avg. Maximum Rate (ARM Loans Only)	13.475%		11.150% to 18.750%

Weighted Avg. Minimum Rate (ARM Loans Only)	7.474%		5.150% to 12.750%

Weighted Avg. Combined Original LTV	92.00%		10.00% to 100.00%

Weighted Avg. Borrower FICO	635		500 to 816

Geographic Distribution (Top 5)	CA	39.67%
	NY	13.94%
	FL	9.32%
	NJ	6.46%
	MD	5.62%

Schedule A-24

Description of the Group 2 Collateral

Collateral Type
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
COLLATERAL TYPE	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2 YR/6MO LIB	1,251	$436,487,141.86	35.57%	359	42.21	7.814%	621	81.03%
2 YR/6MO LIB- 40 Year Amortization	618	258,660,962.07	21.08	359	44.89	7.737	624	81.29
2 YR/6MO LIB- 5YR IO	1,005	368,412,261.16	30.02	359	42.10	6.896	653	81.40
3 YR/6MO LIB	28	10,513,001.47	0.86	358	39.58	7.892	615	79.33
3 YR/6MO LIB- 40 Year Amortization	9	3,772,568.31	0.31	360	48.88	7.715	646	83.38
3 YR/6MO LIB- 5YR IO	23	8,113,712.99	0.66	359	39.82	6.786	661	80.52
5 YR/6MO LIB	16	6,530,144.35	0.53	359	39.46	7.023	646	84.53
5 YR/6MO LIB- 40 Year Amortization	7	3,447,004.24	0.28	360	35.78	7.547	655	83.45
FIXED RATE	1,085	122,363,757.48	9.97	352	41.38	8.929	655	91.14
FIXED RATE- 40/30 Balloon	22	8,940,889.37	0.73	359	41.96	7.379	643	79.71

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Principal Balances at Origination
		PRINCIPAL	% OF PRINCIPAL	REMAINING				WTD
RANGE OF	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
PRINCIPAL BALANCES	MORTGAGE	AS OF	AS OF	MATURITY	INCOME	COUPON		OLTV
AT ORIGINATION ($)	LOANS	ORIGINATION ($)	ORIGINATION	(months)*	(%)*	(%)*	FICO*	(%)

0.01 to 25,000.00	62	$992,986.67	0.08%	162	37.65	11.583%	618	96.21%
25,000.01 to 50,000.00	204	7,888,095.69	0.64	352	40.10	10.423	645	99.31
50,000.01 to 100,000.00	511	38,848,561.40	3.17	357	41.85	9.942	654	97.74
100,000.01 to 150,000.00	405	49,715,138.95	4.05	357	40.82	9.132	639	90.63
150,000.01 to 200,000.00	336	59,090,063.20	4.81	359	39.53	7.960	631	83.55
200,000.01 to 250,000.00	261	58,925,138.01	4.80	358	41.57	7.609	636	81.79
250,000.01 to 300,000.00	274	75,867,283.02	6.18	359	42.80	7.500	648	81.43
300,000.01 to 350,000.00	278	89,751,788.99	7.31	359	42.31	7.206	650	81.55
350,000.01 to 400,000.00	430	162,149,183.04	13.21	358	43.98	7.436	629	80.25
400,000.01 to 450,000.00	365	155,097,853.56	12.64	359	43.05	7.451	631	80.77
450,000.01 to 500,000.00	308	146,907,520.04	11.97	358	43.64	7.398	636	81.36
500,000.01 to 550,000.00	203	106,411,468.41	8.67	359	43.38	7.375	638	81.46
550,000.01 to 600,000.00	163	93,945,141.23	7.65	358	43.38	7.460	629	81.41
600,000.01 to 650,000.00	81	50,788,757.62	4.14	359	42.80	7.392	633	82.19
650,000.01 to 700,000.00	62	41,835,681.28	3.41	359	42.01	7.336	630	81.37
700,000.01 to 750,000.00	116	84,539,155.39	6.89	358	40.42	7.497	622	79.45
750,000.01 to 800,000.00	1	780,000.00	0.06	360	46.19	6.990	613	80.00
800,000.01 to 850,000.00	1	807,626.80	0.07	356	34.26	6.600	584	73.68
850,000.01 to 900,000.00	1	900,000.00	0.07	360	39.53	7.750	631	80.00
950,000.01 to 1,000,000.00	2	2,000,000.00	0.16	359	45.49	6.985	698	77.04

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

*Based on the original balances of the Mortgage Loans.

Schedule A-25

Description of the Group 2 Collateral

Principal Balance as of the Cut-Off Date
		PRINCIPAL	% OF PRINCIPAL	REMAINING				WTD
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
BALANCE AS OF THE	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25,000.00	63	$999,803.49	0.08%	164	37.72	11.549%	618	96.06%
25,000.01 to 50,000.00	204	7,888,095.69	0.64	352	40.10	10.423	645	99.31
50,000.01 to 100,000.00	511	38,848,561.40	3.17	357	41.85	9.942	654	97.74
100,000.01 to 150,000.00	405	49,715,138.95	4.05	357	40.82	9.132	639	90.63
150,000.01 to 200,000.00	336	59,090,063.20	4.81	359	39.53	7.960	631	83.55
200,000.01 to 250,000.00	261	58,925,138.01	4.80	358	41.57	7.609	636	81.79
250,000.01 to 300,000.00	275	76,167,183.69	6.21	359	42.81	7.498	648	81.43
300,000.01 to 350,000.00	277	89,451,888.32	7.29	359	42.30	7.207	650	81.55
350,000.01 to 400,000.00	431	162,549,023.25	13.25	358	43.97	7.435	629	80.27
400,000.01 to 450,000.00	364	154,698,013.35	12.61	359	43.05	7.452	631	80.75
450,000.01 to 500,000.00	308	146,907,520.04	11.97	358	43.64	7.398	636	81.36
500,000.01 to 550,000.00	203	106,411,468.41	8.67	359	43.38	7.375	638	81.46
550,000.01 to 600,000.00	163	93,945,141.23	7.65	358	43.38	7.460	629	81.41
600,000.01 to 650,000.00	81	50,788,757.62	4.14	359	42.80	7.392	633	82.19
650,000.01 to 700,000.00	63	42,534,252.72	3.47	359	41.95	7.333	630	81.35
700,000.01 to 750,000.00	114	83,833,767.13	6.83	358	40.44	7.499	622	79.44
750,000.01 to 800,000.00	1	780,000.00	0.06	360	46.19	6.990	613	80.00
800,000.01 to 850,000.00	1	807,626.80	0.07	356	34.26	6.600	584	73.68
850,000.01 to 900,000.00	1	900,000.00	0.07	360	39.53	7.750	631	80.00
950,000.01 to 1,000,000.00	2	2,000,000.00	0.16	359	45.49	6.985	698	77.04

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Remaining Term to Maturity

		PRINCIPAL	% OF PRINCIPAL	REMAINING				WTD
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MONTHS	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
REMAINING	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1 - 60	4	$46,112.43	0.00%	59	33.36	12.486%	592	94.31%
61 - 120	31	801,676.04	0.07	120	41.02	11.350	627	97.81
121 - 180	46	3,191,977.23	0.26	179	35.93	8.662	645	75.54
181 - 240	3	855,937.21	0.07	240	53.67	7.870	641	82.90
301 - 360	3,980	1,222,345,740.39	99.60	359	42.62	7.613	635	82.21

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Schedule A-26

Description of the Group 2 Collateral

Mortgages Rates
		PRINCIPAL		REMAINING
RANGE OF CURRENT	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
MORTGAGE RATES	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001% to 5.500%	18	$7,049,732.53	0.57%	358	46.84	5.402%	694	80.78%
5.501% to 6.000%	127	54,795,095.82	4.46	359	42.50	5.895	681	79.75
6.001% to 6.500%	304	123,897,464.42	10.10	359	42.34	6.334	664	80.20
6.501% to 7.000%	568	227,085,943.44	18.50	358	42.03	6.823	644	80.91
7.001% to 7.500%	571	212,717,233.70	17.33	358	42.78	7.304	637	81.76
7.501% to 8.000%	714	261,903,299.47	21.34	359	42.74	7.789	626	81.53
8.001% to 8.500%	416	141,528,668.40	11.53	359	42.89	8.282	621	82.43
8.501% to 9.000%	332	87,445,536.97	7.13	359	42.82	8.767	607	82.91
9.001% to 9.500%	217	34,358,066.55	2.80	357	41.52	9.266	612	86.78
9.501% to 10.000%	224	27,924,167.48	2.28	358	42.74	9.855	621	89.78
10.001% to 10.500%	184	17,159,438.17	1.40	357	44.03	10.288	632	92.20
10.501% to 11.000%	149	14,142,136.71	1.15	354	41.84	10.817	605	91.24
11.001% to 11.500%	143	10,942,066.18	0.89	354	43.99	11.308	613	98.61
11.501% to 12.000%	43	3,535,428.15	0.29	348	44.37	11.759	586	88.29
12.001% to 12.500%	43	2,433,572.98	0.20	322	45.82	12.232	573	81.35
12.501% to 13.000%	7	253,807.03	0.02	293	42.76	12.740	572	80.82
13.001% to 13.500%	4	69,785.30	0.01	128	39.31	13.175	590	92.04

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Original Loan-to-Value Ratios

		PRINCIPAL		REMAINING
RANGE OF ORIGINAL	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
LOAN-TO-VALUE	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01% to 25.00%	1	$499,600.86	0.04%	358	46.93	10.500%	520	10.00%
25.01% to 30.00%	1	392,000.00	0.03	360	48.85	7.990	578	29.36
30.01% to 35.00%	1	398,721.47	0.03	179	35.73	6.850	704	30.77
35.01% to 40.00%	2	1,098,961.53	0.09	359	36.73	8.100	569	38.77
40.01% to 45.00%	5	1,641,039.57	0.13	317	44.15	8.096	569	43.55
45.01% to 50.00%	8	3,094,428.70	0.25	359	41.98	8.453	581	48.01
50.01% to 55.00%	13	5,277,570.94	0.43	359	41.86	8.069	570	53.28
55.01% to 60.00%	25	13,222,643.69	1.08	358	46.58	7.775	603	58.49
60.01% to 65.00%	40	18,120,449.06	1.48	359	40.32	8.061	599	63.67
65.01% to 70.00%	59	27,185,632.78	2.22	359	43.56	8.388	577	69.07
70.01% to 75.00%	125	58,586,802.50	4.77	357	40.89	7.750	598	74.02
75.01% to 80.00%	2,010	705,702,864.68	57.50	359	43.06	7.299	646	79.89
80.01% to 85.00%	188	75,839,218.38	6.18	357	42.83	7.269	611	84.55
85.01% to 90.00%	530	202,983,646.58	16.54	359	41.46	7.609	622	89.72
90.01% to 95.00%	145	27,229,734.46	2.22	353	41.58	8.299	643	94.57
95.01% to 100.00%	911	85,968,128.10	7.00	356	42.52	9.820	661	99.95

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Schedule A-27

Description of the Group 2 Collateral
FICO Score at Origination

		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF FICO	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
SCORES	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

500 to 519	64	$28,603,109.54	2.33%	359	43.79	9.139%	510	73.83%
520 to 539	87	36,029,376.48	2.94	359	44.42	8.620	530	74.76
540 to 559	137	49,704,154.16	4.05	358	42.72	8.249	550	79.37
560 to 579	196	69,177,605.25	5.64	358	43.51	8.048	570	80.34
580 to 599	479	132,473,380.42	10.79	358	42.08	7.710	589	83.21
600 to 619	459	136,743,044.08	11.14	359	43.08	7.511	609	83.34
620 to 639	760	224,786,761.91	18.32	358	42.30	7.589	629	82.64
640 to 659	565	161,569,427.67	13.17	359	42.78	7.525	648	82.86
660 to 679	424	128,767,246.02	10.49	358	42.28	7.440	669	82.51
680 to 699	330	96,001,346.85	7.82	358	41.62	7.308	688	83.42
700 to 719	236	66,708,953.49	5.44	357	42.03	7.277	709	82.87
720 to 739	156	43,840,994.76	3.57	359	44.29	7.286	728	83.87
740 to 759	99	30,958,948.93	2.52	359	43.29	7.234	749	82.95
760 to 779	50	15,306,161.91	1.25	359	41.27	6.968	768	81.77
780 to 799	15	5,177,197.98	0.42	359	41.64	6.908	789	81.28
800 to 819	7	1,393,733.85	0.11	359	31.78	7.414	806	83.01

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Debt-to-Income Ratio
		PRINCIPAL		REMAINING
RANGE OF	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
DEBT-TO-INCOME	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00	116	$35,563,340.48	2.90%	359	14.27	7.457%	625	84.44%
20.01 - 25.00	92	24,771,602.15	2.02	358	22.62	7.671	632	82.82
25.01 - 30.00	176	44,129,771.02	3.60	358	27.61	7.738	630	82.96
30.01 - 35.00	304	79,011,209.88	6.44	355	32.70	7.603	641	81.57
35.01 - 40.00	563	163,039,953.98	13.29	358	37.80	7.612	638	81.40
40.01 - 45.00	924	277,625,850.32	22.62	359	42.62	7.616	639	82.29
45.01 - 50.00	1,640	494,327,924.78	40.28	359	47.90	7.559	641	82.76
50.01 - 55.00	245	107,411,365.93	8.75	358	52.75	7.908	595	79.85
55.01 >=	4	1,360,424.76	0.11	359	59.21	8.284	618	87.89

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Schedule A-28

Description of the Group 2 Collateral

Geographic Distribution
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
STATE	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Arizona	64	$17,327,461.24	1.41%	358	42.77	7.877%	623	82.88%
Arkansas	5	374,169.12	0.03	352	37.59	8.846	624	83.95
California	1,292	462,314,151.16	37.67	359	43.38	7.410	639	81.81
Colorado	45	9,936,361.81	0.81	359	40.48	7.438	634	82.81
Connecticut	39	11,512,142.02	0.94	359	38.73	7.640	620	79.86
Delaware	2	302,000.00	0.02	360	44.08	8.925	701	84.00
Florida	503	114,373,892.27	9.32	359	41.01	7.899	627	82.69
Georgia	158	28,518,428.49	2.32	358	39.10	7.810	631	83.51
Hawaii	50	19,044,222.80	1.55	357	39.29	7.309	653	80.58
Idaho	16	2,755,038.18	0.22	358	34.41	7.389	634	80.15
Illinois	160	42,294,185.89	3.45	359	41.84	7.830	634	83.01
Indiana	7	1,401,112.62	0.11	359	43.66	8.062	627	84.02
Iowa	2	1,026,850.00	0.08	357	28.65	7.043	667	92.66
Kansas	2	587,427.84	0.05	359	50.57	8.162	617	90.87
Kentucky	1	170,580.00	0.01	360	39.19	6.800	611	80.00
Maine	3	1,077,092.79	0.09	358	33.80	7.042	634	86.48
Maryland	217	68,926,026.03	5.62	356	43.80	7.643	627	82.87
Massachusetts	135	42,004,499.46	3.42	357	42.06	7.806	626	81.05
Michigan	48	10,556,029.54	0.86	358	41.28	8.068	613	82.21
Minnesota	38	8,323,317.14	0.68	359	40.59	7.785	658	83.82
Missouri	11	2,714,264.51	0.22	350	41.09	8.144	624	82.65
Nevada	72	16,893,855.59	1.38	359	44.23	7.649	640	82.75
New Hampshire	2	1,140,706.82	0.09	359	48.79	8.275	560	79.51
New Jersey	250	79,340,443.20	6.46	359	42.38	7.890	627	82.11
New Mexico	10	3,394,784.16	0.28	359	32.52	7.126	643	82.96
New York	484	171,061,414.07	13.94	358	43.51	7.556	646	82.34
North Carolina	46	6,837,566.59	0.56	358	40.89	8.004	604	81.24
Ohio	13	1,401,370.76	0.11	356	39.93	8.323	622	85.96
Oklahoma	1	63,929.67	0.01	358	46.36	8.990	629	80.00
Oregon	19	3,995,189.42	0.33	359	40.68	7.713	637	81.94
Pennsylvania	35	6,184,386.26	0.50	358	38.76	8.008	611	85.04
Rhode Island	14	2,474,443.51	0.20	359	41.05	8.580	648	78.90
South Carolina	17	2,664,144.53	0.22	358	38.84	7.674	621	83.11
Tennessee	20	2,491,532.19	0.20	359	42.50	8.450	612	85.06
Texas	60	10,103,046.71	0.82	358	39.35	8.046	612	82.71
Utah	11	3,202,982.87	0.26	359	45.50	7.739	637	85.08
Washington	27	8,254,773.35	0.67	358	40.31	7.436	633	83.11
Virginia	147	51,080,952.15	4.16	357	43.66	7.823	633	82.34
West Virginia	3	443,714.50	0.04	358	36.72	8.720	552	81.03
Wisconsin	10	2,519,579.29	0.21	359	43.71	8.059	656	75.20
Wyoming	3	251,809.89	0.02	350	39.16	7.395	618	87.54
Washington DC	22	7,901,564.86	0.64	356	44.26	7.569	637	84.18

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Schedule A-29

Description of the Group 2 Collateral

Occupancy Status
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
OCCUPANCY	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
STATUS	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Owner Occupied	3,979	$1,189,120,765.35	96.89%	358	42.66	7.612%	635	82.15%
Non-Owner Occupied	61	25,981,223.98	2.12	358	40.26	7.961	637	85.15
2nd Home	24	12,139,453.97	0.99	359	42.11	7.555	613	80.90

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Documentation Type
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
DOCUMENTATION	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
TYPE	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Full	2,162	$624,341,812.87	50.87%	358	41.52	7.261%	630	83.73%
Stated	1,853	583,318,517.88	47.53	359	43.90	7.994	642	80.42
Easy	49	19,581,112.55	1.60	358	38.55	7.849	600	86.54

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Loan Purpose
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
PURPOSE	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Purchase	3,101	$787,255,463.95	64.15%	358	42.46	7.634%	649	83.41%
Refinance — Cashout	952	435,026,178.84	35.45	358	42.90	7.594	611	80.08
Refinance — Rate/Term	11	4,959,800.51	0.40	358	40.31	7.330	608	77.94

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Schedule A-30

Description of the Group 2 Collateral

Property Type
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
PROPERTY TYPE	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Single Family	3,365	$1,017,564,922.04	82.91%	358	42.56	7.621%	632	81.95%
Multi Family	413	138,705,399.18	11.30	359	43.47	7.587	654	83.89
Condo	286	70,971,122.08	5.78	358	41.57	7.652	647	82.64

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Prepayment Charge Term
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
PREPAYMENT CHARGE	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
TERM AT ORIGINATION	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
(MONTHS)	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty	1,637	$483,252,430.92	39.38%	358	42.94	7.819%	637	82.38%
12	263	95,252,884.58	7.76	357	42.06	7.834	637	82.72
24	1,881	557,112,164.30	45.40	359	42.52	7.485	632	82.02
30	2	403,146.00	0.03	360	46.46	7.910	622	85.99
36	281	91,220,817.50	7.43	357	41.91	7.147	643	81.86

Total:	4,064	$1,227,241,443.30	100.00%	358	42.61	7.619%	635	82.21%

Schedule A-31

Description of the Group 2 Collateral

Maximum Mortgage Rates of the Adjustable-Rate Loans
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MAXIMUM	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

11.001 to 11.500	18	$7,049,732.53	0.64%	358	46.84	5.402%	694	80.78%
11.501 to 12.000	113	48,355,666.31	4.41	359	42.52	5.885	682	80.31
12.001 to 12.500	279	112,260,171.95	10.24	359	43.06	6.340	663	80.61
12.501 to 13.000	528	210,069,305.40	19.17	359	42.24	6.825	644	81.00
13.001 to 13.500	554	205,977,121.88	18.79	359	42.85	7.301	637	81.79
13.501 to 14.000	686	251,951,603.28	22.99	359	42.77	7.790	626	81.57
14.001 to 14.500	398	138,300,368.27	12.62	359	42.96	8.277	620	82.33
14.501 to 15.000	248	78,760,765.32	7.19	359	42.75	8.753	601	81.70
15.001 to 15.500	77	22,912,568.74	2.09	359	41.90	9.259	576	81.43
15.501 to 16.000	31	10,623,612.63	0.97	359	40.96	9.766	536	75.30
16.001 to 16.500	8	3,137,957.71	0.29	359	46.57	10.356	537	58.50
16.501 to 17.000	9	3,455,704.51	0.32	359	41.90	10.888	537	65.39
17.001 to 17.500	1	468,701.50	0.04	359	54.87	11.375	562	75.00
17.501 to 18.000	3	1,242,428.14	0.11	359	50.58	11.764	528	68.44
18.001 to 18.500	3	1,242,781.34	0.11	359	51.00	12.221	536	66.43
18.501 to 19.000	1	128,306.94	0.01	359	45.45	12.750	531	65.00

Total:	2,957	$1,095,936,796.45	100.00%	359	42.75	7.474%	633	81.23%

Minimum Mortgage Rates of the Adjustable-Rate Loans
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MAXIMUM	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500	18	$7,049,732.53	0.64%	358	46.84	5.402%	694	80.78%
5.501 to 6.000	113	48,095,666.31	4.39	359	42.72	5.882	682	80.31
6.001 to 6.500	280	112,832,171.95	10.30	359	42.98	6.339	663	80.60
6.501 to 7.000	528	210,042,055.40	19.17	359	42.23	6.826	644	81.01
7.001 to 7.500	554	206,086,571.89	18.80	359	42.86	7.302	637	81.80
7.501 to 8.000	686	251,951,603.28	22.99	359	42.77	7.790	626	81.57
8.001 to 8.500	397	137,906,168.26	12.58	359	42.96	8.280	620	82.30
8.501 to 9.000	248	78,760,765.32	7.19	359	42.75	8.753	601	81.70
9.001 to 9.500	77	22,912,568.74	2.09	359	41.90	9.259	576	81.43
9.501 to 10.000	31	10,623,612.63	0.97	359	40.96	9.766	536	75.30
10.001 to 10.500	8	3,137,957.71	0.29	359	46.57	10.356	537	58.50
10.501 to 11.000	9	3,455,704.51	0.32	359	41.90	10.888	537	65.39
11.001 to 11.500	1	468,701.50	0.04	359	54.87	11.375	562	75.00
11.501 to 12.000	3	1,242,428.14	0.11	359	50.58	11.764	528	68.44
12.001 to 12.500	3	1,242,781.34	0.11	359	51.00	12.221	536	66.43
12.501 to 13.000	1	128,306.94	0.01	359	45.45	12.750	531	65.00

Total:	2,957	$1,095,936,796.45	100.00%	359	42.75	7.474%	633	81.23%

Schedule A-32

Description of the Group 2 Collateral

Gross Margins of the Adjustable-Rate Loans
		PRINCIPAL	% OF
		BALANCE	PRINCIPAL	REMAINING				WTD
	NUMBER OF	AS OF THE	BALANCE	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF GROSS	MORTGAGE	CUT-OFF	AS OF THE	MATURITY	INCOME	COUPON		OLTV
MARGINS (%)	LOANS	DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

3.251% to 3.500%	1	$504,000.00	0.05%	360	49.97	5.600%	686	80.00%
3.501% to 3.750%	16	6,060,250.53	0.55	359	45.97	5.504	696	81.25
3.751% to 4.000%	27	10,524,188.12	0.96	359	43.18	5.722	689	80.44
4.001% to 4.250%	78	33,511,132.71	3.06	359	42.36	5.966	688	80.03
4.251% to 4.500%	109	42,325,634.30	3.86	359	43.14	6.234	668	80.46
4.501% to 4.750%	176	69,350,540.02	6.33	359	43.56	6.488	660	80.14
4.751% to 5.000%	218	88,101,592.87	8.04	359	41.95	6.727	647	81.24
5.001% to 5.250%	290	113,958,830.78	10.40	359	41.78	6.892	643	81.40
5.251% to 5.500%	271	100,980,961.98	9.21	359	43.47	7.189	641	82.07
5.501% to 5.750%	311	113,603,489.00	10.37	359	43.08	7.406	634	81.96
5.751% to 6.000%	330	125,953,251.07	11.49	359	43.05	7.637	634	80.96
6.001% to 6.250%	316	116,046,357.48	10.59	359	42.25	7.893	626	81.37
6.251% to 6.500%	225	77,041,171.43	7.03	359	42.88	8.121	624	83.53
6.501% to 6.750%	210	71,629,704.32	6.54	359	42.51	8.336	606	81.02
6.751% to 7.000%	379	126,345,691.84	11.53	359	42.82	8.987	584	79.84

Total:	2,957	$1,095,936,796.45	100.00%	359	42.75	7.474%	633	81.23%

Schedule A-33

Description of the Group 2 Collateral

Next Rate Adjustment Date of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING				WTD
NEXT RATE	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
ADJUSTMENT	MORTGAGE	AS OF THE	BALANCE AS OF THE	MATURITY	INCOME	COUPON		OLTV
DATE	LOANS	CUT-OFF DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

June 2007	1	$537,690.22	0.05%	354	48.98	8.650%	759	100.00%
July 2007	10	6,237,980.09	0.57	355	44.33	6.970	584	79.28
August 2007	30	13,432,965.63	1.23	356	42.06	7.149	615	82.90
September 2007	56	21,511,937.70	1.96	357	43.21	7.205	624	82.52
October 2007	935	342,201,196.64	31.22	358	42.23	7.356	623	80.94
November 2007	882	343,099,350.48	31.31	359	43.51	7.487	638	81.33
December 2007	957	335,351,311.70	30.60	360	42.69	7.633	639	81.27
March 2008	2	635,932.63	0.06	358	42.84	6.079	706	71.20
May 2008	1	552,000.00	0.05	359	47.30	6.600	637	80.00
August 2008	2	989,016.32	0.09	356	31.22	7.481	578	75.55
September 2008	2	328,721.85	0.03	357	32.88	8.715	670	86.15
October 2008	16	6,466,494.48	0.59	358	40.40	7.821	637	82.70
November 2008	17	7,766,522.12	0.71	359	40.90	7.045	651	78.83
December 2008	23	6,848,528.00	0.62	360	44.24	7.532	629	80.57
October 2010	8	3,352,463.12	0.31	358	38.53	6.816	639	84.59
November 2010	4	1,956,651.47	0.18	359	41.93	7.623	656	82.99
December 2010	11	4,668,034.00	0.43	360	36.38	7.306	653	84.33

Total:	2,957	$1,095,936,796.45	100.00%	359	42.75	7.474%	633	81.23%

Initial Periodic Rate Cap of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
INITIAL PERIODIC	MORTGAGE	AS OF THE	BALANCE AS OF THE	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1.751% to 2.000%	2,955	$1,095,230,596.44	99.94%	359	42.75	7.475%	633	81.23%
2.751% to 3.000%	2	706,200.01	0.06	359	43.52	6.676	675	85.58

Total:	2,957	$1,095,936,796.45	100.00%	359	42.75	7.474%	633	81.23%

Periodic Rate Cap of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
PERIODIC	MORTGAGE	AS OF THE	BALANCE AS OF THE	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1.251% to 1.500%	2,957	$1,095,936,796.45	100.00%	359	42.75	7.474%	633	81.23%

Total:	2,957	$1,095,936,796.45	100.00%	359	42.75	7.474%	633	81.23%

Schedule A-34

ANNEX I
YIELD MAINTENANCE AGREEMENT SCHEDULES
Group 1 Senior Yield Maintenance Agreement Schedule

Period	Notional Balance ($)	Strike Rate (%)	Ceiling Rate (%)
1	728,502,000	N/A	N/A
2	723,466,908	6.99	10.25
3	717,278,878	7.77	10.25
4	709,942,634	6.99	10.25
5	701,467,416	7.23	10.25
6	691,866,625	6.99	10.25
7	681,157,844	7.23	10.25
8	669,362,842	6.99	10.25
9	656,507,540	6.99	10.25
10	642,621,967	7.23	10.25
11	627,740,177	6.99	10.25
12	611,900,149	7.23	10.25
13	595,296,770	6.99	10.25
14	577,968,680	6.99	10.25
15	559,956,499	7.77	10.25
16	541,303,642	6.99	10.25
17	522,056,135	7.23	10.25
18	502,262,409	6.99	10.25
19	481,973,071	7.23	10.25
20	461,240,669	6.99	10.25
21	440,119,435	6.99	10.25
22	418,665,015	7.23	10.25
23	396,934,189	7.07	10.25
24	375,032,814	8.97	10.25
25	353,983,786	8.67	10.25
26	333,663,071	8.67	10.25
27	314,045,271	9.29	10.25
28	295,105,882	8.67	10.25
29	276,821,256	9.02	10.25
30	259,169,225	9.91	10.25
31	242,146,554	10.25	10.25
32	225,711,233	9.90	10.25
33	209,842,824	9.90	10.25
34	194,521,603	10.23	10.25
35	179,728,537	9.95	10.25

Annex I-1

Group 2 Senior Yield Maintenance Agreement Schedule

Period	Notional Balance ($)	Strike Rate (%)	Ceiling Rate (%)
1	922,885,000	N/A	N/A
2	916,649,381	6.64	9.77
3	908,951,620	7.38	9.77
4	899,797,185	6.64	9.77
5	889,197,254	6.87	9.77
6	877,168,285	6.64	9.77
7	863,732,046	6.87	9.77
8	848,915,618	6.64	9.77
9	832,751,365	6.64	9.77
10	815,276,868	6.87	9.77
11	796,534,836	6.64	9.77
12	776,572,975	6.87	9.77
13	755,645,153	6.64	9.77
14	733,798,480	6.64	9.77
15	711,083,831	7.37	9.77
16	687,555,641	6.64	9.77
17	663,271,671	6.87	9.77
18	638,292,746	6.64	9.77
19	612,682,479	6.87	9.77
20	586,506,965	6.64	9.77
21	559,834,463	6.64	9.77
22	532,735,792	6.87	9.77
23	505,282,439	6.69	9.77
24	477,593,191	8.60	9.77
25	450,945,449	8.32	9.77
26	425,217,331	8.32	9.77
27	400,376,829	8.91	9.77
28	376,393,051	8.32	9.77
29	353,236,191	8.63	9.77
30	330,878,996	9.56	9.77
31	0	9.77	9.77
32	288,493,185	9.55	9.77
33	268,387,488	9.55	9.77
34	0	9.77	9.77
35	230,226,278	9.59	9.77

Annex I-2

Subordinate Yield Maintenance Agreement Schedule

Period	Notional Balance ($)	Strike Rate (%)	Ceiling Rate (%)
1	466,650,000	N/A	N/A
2	466,650,000	6.04	8.50
3	466,650,000	6.79	8.50
4	466,650,000	6.04	8.50
5	466,650,000	6.27	8.50
6	466,650,000	6.04	8.50
7	466,650,000	6.27	8.50
8	466,650,000	6.04	8.50
9	466,650,000	6.04	8.50
10	466,650,000	6.27	8.50
11	466,650,000	6.03	8.50
12	466,650,000	6.27	8.50
13	466,650,000	6.03	8.50
14	466,650,000	6.03	8.50
15	466,650,000	6.79	8.50
16	466,650,000	6.03	8.50
17	466,650,000	6.27	8.50
18	466,650,000	6.03	8.50
19	466,650,000	6.27	8.50
20	466,650,000	6.03	8.50
21	466,650,000	6.03	8.50
22	466,650,000	6.27	8.50
23	466,650,000	6.10	8.50
24	466,650,000	8.01	8.50
25	466,650,000	7.71	8.50
26	466,650,000	7.71	8.50
27	466,650,000	8.31	8.50
28	466,650,000	7.71	8.50
29	466,650,000	8.04	8.50

Annex I-3

ANNEX II
CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS
     A beneficial owner of book-entry certificates holding securities through Clearstream Banking, société anonyme or Euroclear Bank, société anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.
     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.
     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year following the date the form is signed.
     The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or “original issue discount” paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

Annex II-1

$2,118,037,000
(Approximate)
Fremont Home Loan Trust 2005-E
Mortgage-Backed Certificates, Series 2005-E
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Originator and Servicer
______________
FREE WRITING PROSPECTUS
______________
Credit Suisse First Boston

Barclays Capital Inc.	Deutsche Bank Securities, Inc.	RBS Greenwich Capital	UBS Investment Bank
You should rely only on the information contained in or incorporated by reference into this free writing prospectus or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this free writing prospectus or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.
For the 90 days following the date of this free writing prospectus, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.